As filed with the Securities and Exchange Commission on October 22, 2008

                                                    REGISTRATION NO. 333-151584


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO.1
                                       to
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           GLOBAL RESOURCE CORPORATION
               (Exact name of registrant as specified in charter)

            NEVADA                          3559                   84-1565820
(State or other jurisdiction of (Primary Standard Industrial    (I.R.S. Employer
 incorporation or organization)  Classification Code Number)  Identification Number)

                          408 BLOOMFIELD DRIVE-UNIT # 1
                              WEST BERLIN, NJ 08091
                                 (856) 767-5661
     (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                          408 BLOOMFIELD DRIVE-UNIT # 1
                              WEST BERLIN, NJ 08091
(Address of principal place of business or intended principal place of business)


                                   ERIC SWAIN
                             Chief Executive Officer
                          408 BLOOMFIELD DRIVE-UNIT #1
                              WEST BERLIN, NJ 08091
                                 (480) 219-5005
    (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   COPIES TO:

                              SOL V. SLOTNIK, P.C.
                         11 EAST 44TH STREET-19TH FLOOR
                            NEW YORK, NEW YORK 10017
                                 (212) 687-1222


      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

      If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF            AMOUNT TO     PROPOSED MAXIMUM       PROPOSED MAXIMUM       REGISTRATION FEE
  SECURITIES TO BE                REGISTERED    OFFERING PRICE PER     AGGREGATE OFFERING
     REGISTERED                    (2) (3)          SHARE (1)               PRICE


Common Stock Par value $.001       1,900,000          $2.10              $3,990,000                $157.20


Common Stock Par value, $.001        625,000(4)       $2.10(4)           $1,312,500                $52.50

      (1) The price is estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and represents the average of the bid and asked prices of the Common Stock on June 4, 2008 as reported on the Pink Sheets.


      (2) Initially 2,525,000 shares were being registered, of which 1,900,000 were issued and outstanding and 625,000 were issuable upon conversion of certain warrants to purchase shares of our common stock held by the selling security holder. On July 3, 2008 the selling security holder exercised its right to convert the warrants into 325,957 shares of our common stock using a cashless conversion formula permitted under the warrants. Accordingly, pursuant to Rule 416 the total number of shares covered by this registration statement has been reduced to 2,225,957 shares of our common stock, all of which are issued and outstanding.


      (3) In the event of a stock split, stock dividend or similar transaction involving our shares of common stock, the number of shares and warrants registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

      (4) Pursuant to Rule 457(c) calculated based on the offering price of common stock included in this offering. The number of shares issuable upon conversion of 625,000 of our warrants has been reduced from 625,000 to 391,730 shares of our common stock as a result of the conversion by the selling security holder of the warrants into 325,957 shares of our common stock using a cashless conversion formula permitted under the warrants.

      The registrant herby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                    SUBJECT TO COMPLETION DATED October --, 2008


The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                           GLOBAL RESOURCE CORPORATION


                        2,225,957 shares of common stock


      This prospectus relates to the periodic offers and sales by the selling security holder listed on page 43, or its transferees, of up to 2,225,957 shares of our common stock already issued and outstanding, all of which are held by Professional Offshore Opportunity Fund, Ltd. ("POOF"), the selling security holder, of which 325,957 are shares we issued upon the exercise of 625,000 warrants held by POOF. We will receive no proceeds from the disposition of the outstanding shares of our common stock held by POOF. We did not receive any proceeds in connection with the exercise of the warrants held by POOF because it used a cashless form of conversion.

      For a description of the plan of distribution of the shares owned by POOF, please see page 44 of this prospectus

      Our common stock is quoted on the Pink Sheets under the symbol "GBRC.PK". On October 10, 2008, the closing price of our common stock on the Pink Sheets was $1.10 per share.

      You should rely only on the information contained in this prospectus. We have not, and POOF has not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and POOF is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.


OUR BUSINESS AND AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. PLEASE READ THE "RISK FACTORS" SECTION OF THIS PROSPECTUS WHICH BEGINS ON PAGE 8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                  The date of this prospectus is October __, 2008.

                                TABLE OF CONTENTS

Special Note Regarding Forward Looking Statements...........................   4

Prospectus Summary..........................................................   4

Risk Factors................................................................   8

Use of Proceeds.............................................................  18

Market Price of Common Stock and Other Stockholder Matters..................  18

Management's Discussion and Analysis and Plan of Operation..................  19

Business....................................................................  24

Directors, Executive Officers, Promoters and Control Persons................  29

Executive Compensation......................................................  32

Security Ownership of Certain Beneficial Owners and Management .............  39

Certain Relationships and Related Transactions..............................  41

Selling Security Holder.....................................................  43

Plan of Distribution........................................................  44

Legal Proceedings ..........................................................  47

Description of Securities...................................................  47

Experts.....................................................................  53

Disclosure of Commission Position on Indemnification for Securities Act
  Liabilities...............................................................  53

Where You Can Find More Information.........................................  54

Index to Financial Statements............................................... F-1

      You should rely only on the information contained in this prospectus. We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, our company, or the shares offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it. Throughout this prospectus, the terms "we" "us" our" and "our company", the "Company", refer only to Global Resource Corporation, a Nevada corporation, unless the context otherwise requires.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

      This prospectus contains forward-looking statements, which reflect the views of our management with respect to future events and financial performance. These forward-looking statements are subject to a number of uncertainties and other factors that could cause actual results to differ materially from such statements. Forward-looking statements are identified by words such as "anticipates," "believes," "estimates," "expects," "plans," "projects," "targets" and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on the information available to management at this time and which speak only as of this date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of some of the factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under "Risk Factors" beginning on page 8.

      The identification in this document of factors that may affect future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You may rely only on the information contained in this prospectus.

                               PROSPECTUS SUMMARY

      THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS; BUT IT DOES NOT CONTAIN ALL INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS INCLUDING THE NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS. READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION.

Company Summary:


      We are a development stage company with three utility patent applications pending in the United States Patent and Trademark Office ("PTO"), and approximately ten corresponding utility patent applications pending in commercially relevant countries. Our patent applications cover our proprietary microwave technology for recovering hydrocarbons and fossil fuels from sources including shale deposits, tar sands, capped oil wells, waste oil streams and tires. The process uses specific frequencies of microwave radiation to extract oils and alternative petroleum products from secondary raw materials, and is expected to reduce the cost for oil and gas recovery from a variety of these unconventional hydrocarbon sources. Our patent applications also cover certain medical applications.


      With the acquisitions of (i) the assets and (ii) the development stage business of Carbon Recovery Corporation ("Carbon Recovery" or "CRC"), and Mobilestream Oil, Inc. ("Mobilestream") in September 2006 and December 2006, respectively, described below, our business became and continues to be: (i) the design, manufacture and sale of machinery and equipment units, embodying the technology and focused on specific applications; (ii) the licensing of our technology to third parties to exploit that technology; and (iii) the construction of plants to exploit certain technology for decomposing petroleum-based materials by subjecting them to variable frequency microwave radiation at specifically selected frequencies for a time sufficient to at least partially decompose the materials.

      For 9 months prior to the Carbon Recovery and Mobilestream asset acquisitions, we were a shell corporation, and prior thereto we were engaged in various businesses. For a description of our prior business history see:
"Business-History of the Company."

      Our purchase of the assets of Carbon Recovery Corporation:

      On or about July 26, 2006, we entered into a plan and agreement of reorganization (the "CRC Acquisition Agreement") with Carbon Recovery Corporation pursuant to which we agreed to purchase substantially all of the assets of, and assume certain specified liabilities of, Carbon Recovery, in exchange for the consideration described below. At the time of the acquisition, Carbon Recovery was controlled by Mobilestream Oil, Inc. ("Mobilestream") which in turn was controlled by Frank G. Pringle, currently our Chairman and formerly our President and CEO. We issued to Carbon Recovery 48,688,996 shares of our common stock, and we also assumed a convertible debenture and accrued interest in the amount of $120,682. Subsequently, we eliminated the convertible debenture by issuing 2,681,837 of our common stock to the debenture holder. We also issued to Carbon Recovery 3,908,340 Class B warrants, 1,397,600 Class D warrants and 1,397,600 Class E warrants (together the "Carbon Recovery Warrants") to purchase shares of our common stock and to replace the identical number of outstanding warrant classes of Carbon Recovery. The Class B and Class D warrants have an exercise price of $2.75 and the Class E warrants have an exercise price of $4.00. All of the warrants were originally scheduled to expire at different times in 2007 and 2008, but our Board has extended the expiration date for all of the Carbon Recovery Warrants to December 31, 2008. See "Description of Securities-Warrants."


      The parties intended that the acquisition of Carbon Recovery in the CRC Acquisition Agreement be treated as a "C" reorganization under the Internal Revenue Code of 1986 as amended (the "IRC"). No Carbon Recovery stockholder was a party to the CRC Acquisition Agreement. In the CRC Acquisition Agreement, Carbon Recovery agreed that it would liquidate, and would distribute the shares and warrants received as consideration for the sale of the assets to its shareholders. We covenanted that we would file a registration statement for the shares of our common stock and warrants (and shares of our common stock issuable upon conversion of the warrants) issued to Carbon Recovery in order to permit the distribution. Carbon Recovery agreed to deposit our common stock and the three classes of our Carbon Recovery Warrants in a liquidating trust.


      Following the closing of the Carbon Recovery acquisition on or about September 22, 2006, Carbon Recovery and Olde Monmouth Stock Transfer Co.,Inc., our transfer agent, entered into a liquidating trust agreement (the "CRC Liquidating Trust Agreement") in which Olde Monmouth agreed to act as the Liquidating Trustee under the Carbon Recovery Liquidating Trust Agreement for the shares of our common stock and our Carbon Recovery Warrants. The beneficiaries of the Carbon Recovery Liquidating Trust are the stockholders of Carbon Recovery. We have filed a registration statement on Form S-1 for the shares of our common stock, the Carbon Recovery Warrants and the shares of our common stock underlying the Carbon Recovery Warrants with the Securities and Exchange Commission ("SEC"). The ability of the Trustee to distribute the shares of the Company's common stock and the Carbon Recovery Warrants for the Carbon Recovery acquisition depends upon the effectiveness of that registration statement.

      Our purchase of the assets of Mobilestream Oil, Inc.:


      On December 31, 2006, we acquired the assets of Mobilestream Oil, Inc. ("Mobilestream")pursuant to a plan and agreement of reorganization dated November 28, 2006 (the "Mobilestream Acquisition Agreement") between the Company and Mobilestream. At the time of the Mobilestream acquisition, Mobilestream was controlled by Frank G. Pringle, our Chairman, and at the time of the acquisition, our President and CEO. No Mobilestream stockholder was a party to the Mobilestream Acquisition Agreement. We issued to Mobilestream 11,145,225 shares of our Common Stock. We also issued 35,236,188 shares of our 2006 Series of Convertible Preferred Stock to Mr. Pringle. Lastly, we issued to Mobilestream common stock purchase warrants (the "Mobilestream Warrants") to purchase shares of our common stock on the basis of 1 Mobilestream Warrant for each 3 shares of either Mobilestream common stock or preferred stock exercisable at $4.75 per share for a period ending on December 31, 2007. Subsequently, our Board of Directors extended the exercise date of the Mobilestream Warrants to December 31, 2008. We also assumed Mobilestream's liabilities which were minimal.

      Pursuant to the terms of the Mobilestream Acquisition Agreement, we were to have issued 70,472,376 shares of our 2006 Series of Convertible Preferred Stock to Mobilestream for distribution to the holder of Mobilestream's 2006 Series of Convertible Preferred Stock. The sole holder of Mobilestream's 2006 Series of Convertible Preferred Stock was Frank G. Pringle, our Chairman. However, at the time of the Mobilestream acquisition closing we were only authorized to issue 50,000,000 shares of Preferred Stock. Accordingly, at the closing the terms were amended to provide for the issuance of 35,236,188 shares of our 2006 Series of Convertible Preferred Stock, each having 2 votes per share (instead of 1) and each convertible into 2 shares of our common stock (instead of 1). As noted, these shares were issued directly to Mr. Pringle. In October 2007 the terms of conversion of our 2006 Series of Convertible Preferred Stock were changed from 2 shares of common for each share of preferred to 1/2 of 1 share of our common stock for each share of our 2006 Series of Convertible Preferred Stock.

      Until August 13, 2008 our Chairman, Frank G. Pringle, was the holder of all but 5,000 of our 2006 Series of Convertible Preferred Stock. In June 2008 and on August 13, 2008 Mr. Pringle converted all of his 2006 Series of Convertible Preferred Stock into shares of our common stock and sold 6,600,000 of his shares to the Company for $1,250,000. See "Security Ownership of Certain Beneficial Owners and Management" and "Description of Securities."

      The Mobilestream assets we acquired consisted, essentially, of only (1) the 4 patents pending for the technology together with the Combined Technology License and (2) 37,500,000 shares of our own common stock, which were issued to Mobilestream, as a stockholder of Carbon Recovery, at the time of the closing of the Carbon Recovery acquisition in September 2007. These 37,500,000 shares were cancelled as part of the Mobilestream acquisition. The Combined Technology License, which was entered into in September 2006, represented a license from Mobilestream to the Company under which Mobilestream licensed all of the technology it owned to the Company in return for a set of royalty payments that varied with the use made of the technology, the revenues received by the Company and the passage of time. The Company's royalty obligations under the Combined Technology License ended when the Company acquired substantially all of the assets of Mobilestream.

      Mobilestream was a development stage company which developed certain proprietary technology and related custom software for the use of microwaves to break down petroleum-based products, such as used tires, into their component parts, and capture those components in usable form for resale. Mobilestream licensed this technology to Carbon Recovery Corporation, whose assets we previously acquired in September 2006. The Mobilestream acquisition by the Company re-united the rights to the technology in one entity, the Company.

      The parties intended that the acquisition of Mobilestream would qualify as a "D" Reorganization under Section 368(a)(1)(D) of the Internal Revenue Code. In the Mobilestream Acquisition Agreement, Mobilestream agreed that it would liquidate, and would distribute the shares and Mobilestream Warrants received as consideration for the sale of its assets to its shareholders. We covenanted that we would file a registration statement for the shares of our common stock and the Mobilestream Warrants (and shares of our common stock issuable upon conversion of the Mobielstream Warrants) issued to Mobilestream in order to permit the distribution. Mobilestream agreed to deposit our common stock and the Mobilestream Warrants in a liquidating trust.

      Following the closing of the Mobilestream acquisition, on or about December 29, 2006, Mobilestream and Olde Monmouth Stock Transfer Co., Inc., our transfer agent, entered into a liquidating trust agreement (the "Mobilestream Liquidating Trust Agreement") in which Olde Monmouth agreed to act as the Liquidating Trustee under the Mobilestream Liquidating Trust Agreement for the shares of our common stock and the Mobilestream Warrants. The beneficiaries of the Mobilestream Liquidating Trust are the stockholders of Mobilestream. We have filed a registration statement on Form S-1 for the shares of our common stock, the Mobilestream Warrants and the shares of our common stock underlying the Mobilestream Warrants with the SEC. The ability of the Trustee to distribute the shares of the Company's common stock and the Mobilestream Warrants for the Mobilestream acquisition depends upon the effectiveness of that registration statement.


The Offering:

Key Facts of the Offering:


Shares of common stock being registered
(including 325,957 shares issued upon
the cashless exercise of 625,00 warrants)    2,225,957 shares of common stock

Total shares of common stock outstanding
as of October 3, 2008                        60,920,689

Total proceeds raised by us from the         We will not receive any proceeds
disposition of the common stock by the       from the disposition of
selling security holder                      the shares of our common
                                             stock by POOF or its transferees.



      Our offices are currently located at 408 Bloomfield Drive, Unit #1, West Berlin, New Jersey 08091, and our telephone number is (856) 767-5661. We have a website at www.globalresourcecorp.com but the contents of the website and all hyperlinks therefrom are expressly excluded from this prospectus.

                                  RISK FACTORS

      An investment in our common stock involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained in this prospectus before buying shares of our common stock. Our business, prospects, financial condition, and results of operations may be materially and adversely affected as a result of any of the following risks. The trading and price per share of our common stock could decline as a result of any of these risks. You could lose all or part of your investment in our common stock. Some of the statements in "risk factors" are forward looking statements. See "Special Note Regarding Forward Looking Statements."

RISKS RELATED TO OUR BUSINESS OPERATIONS

      WE HAVE A LIMITED OPERATING HISTORY, AND INVESTORS MAY NOT HAVE A SUFFICIENT HISTORY ON WHICH TO BASE AN INVESTMENT DECISION.

      Although we were incorporated in 2000, we acquired our operating assets for our current business only in September and December 2006 and are a development stage company. Accordingly, we have a limited operating history upon which investors may evaluate our prospects for success. Investors must consider the risks and difficulties frequently encountered by early stage companies. Such risks include, without limitation, the following:

      o amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure;
      o time line to develop, test, manufacture, market and sell our products;
      o     our inability to successfully research, develop, commercialize or
      o     exploit one or more potential applications of our technology;
      o challenges to the legal protection afforded our technology through our patent application or other successful assertions of adverse intellectual property claims;
      o negotiation and implementation of strategic alliances or similar arrangements with companies with sufficient resources to support our research and manufacturing efforts;
      o     need for acceptance of products;
      o ability to anticipate and adapt to a competitive market and rapid technological developments;
      o     dependence upon key personnel.

      We cannot be certain our strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

      WE ARE A DEVELOPMENT STAGE COMPANY WITH A HISTORY OF LOSSES AND CAN PROVIDE NO ASSURANCE OF OUR FUTURE OPERATING RESULTS.


      We are a development stage company with no revenues from our contemplated principal business activity. We have incurred net losses and negative cash flows since inception and expect such losses and negative cash flows to continue in the foreseeable future. We currently have no product revenues, and may not succeed in developing or commercializing any products which will generate product or licensing revenues. We do not know when we will have any products on the market, and each such product will be manufactured only upon receipt of an order. In addition, the sale completion for each of our machines requires a process of testing, during which our products could fail. We may not be able to enter into agreements with more than one company experienced in the manufacturing and marketing of complex equipment machines and, to the extent that we are unable to do so, we will not be able to market our products. Eventual profitability will depend on our success in developing, manufacturing, and marketing our products. We may never achieve profitability.


      THE DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN HAS BEEN ALLEVIATED.


      Our financial statements were prepared on the assumption that we will continue as a going concern. At December 31, 2007, we reported that we had incurred substantial net losses for the years ended December 31, 2007 and 2006 and that we had not commenced operations to have a revenue stream. These factors raised substantial doubt about our ability to continue as a going concern at that time. However, during the eight months ended August 31, 2008, we raised over $10.4 million in cash with approximately $10.2 million or almost 99% raised through a private placement of units consisting of common stock and warrants with one group of investors. With this additional capital and projected operating expenses, inventory purchases and capital expenditures over the next 12 months, our management considers the facts and circumstances which raised substantial doubt about our ability to continue as going concern to be alleviated. We estimate that our current cash reserves will be sufficient to permit us to continue our current level of operations for the next 24 months using June 30, 2008 as the start date. However, we plan to increase sales and marketing efforts, research and development, and administrative expenses relating to our business in 2008 and 2009. We intend to use these reserves, as well as other funding resources, in the event they shall be available on commercially reasonable terms, to fund these activities and other activities described herein, although we can provide no assurance that these additional funds will be available in the amounts or at the times we may require. Furthermore, our ability to develop other applications of our technology will require the infusion of even larger amounts of capital than we currently possess. If we use some of our current funds for new research applications, then our estimate of 24 months will be reduced. See "Risk Factors-We will need additional capital in order to satisfy our business objectives."

      WE WILL NEED ADDITIONAL CAPITAL IN ORDER TO SATISFY OUR BUSINESS
      OBJECTIVES.


      To date, we have financed our operations principally through offerings of securities exempt from the registration requirements of the Securities Act. We believe that our available resources will be sufficient to meet our anticipated working capital needs for the next 24 months from June 30, 2008, assuming no change in our monthly operating expenses, capital expenditures and inventory purchases. Notwithstanding the foregoing, we estimate that we will require substantial additional financing at various intervals in order to continue our research and development programs, including significant requirements for operating expenses including intellectual property protection, and for commercialization of our products. We can provide no assurance that additional funding will be available on a timely basis, on terms acceptable to us, or at all. Furthermore, recent and still unfolding events in the credit, securities and banking markets may also contribute to difficulty in our capital raising ability. In the event that we are unable to obtain such financing, we will not be able to fully develop and commercialize our technology.


      Our future capital requirements will depend upon many factors, including:

      o effects of commercialization activities and facility expansions if and as required;
      o     our ability to establish collaborative relationships;
      o increases in our management, research, sales and marketing personnel;
      o     competing technological and market developments;
      o     continued progress in our research and development programs; and
      o     patent prosecutions.

      If we cannot secure adequate financing when needed, we may be required to delay, scale back or eliminate one or more of our research and development programs or to enter into license or other arrangements with third parties to commercialize products or technologies that we would otherwise seek to develop and commercialize ourselves. In such event, our business, prospects, financial condition, and results of operations may be adversely affected as we may be required to scale-back, eliminate, or delay development efforts or product introductions or enter into royalty, sales or other agreements with third parties in order to commercialize our products.


WE MAY LOSE OUR INTELLECTUAL PROPERTY IF WE DEFAULT UNDER OUR CONSULTING AGREEMENT WITH OUR CHAIRMAN

      We have entered into a consulting agreement ("Consulting Agreement") with a corporation controlled by our Chairman pursuant to which we have agreed to pay him a consulting fee for the life of the pending patents, estimated to be 12 years. The fee increases from $378,000 in 2008 to a maximum of $668,000 beginning in 2014 and beyond and is payable in equal monthly installments during the term of the Consulting Agreement. If the Consulting Agreement terminates, then we are obligated to pay the Chairman a royalty in the same amounts for the same time periods payable in the same manner. See "MANAGEMENT-Executive Compensation." Under the Consulting Agreement, we pledged our pending patents as collateral security for the payments to the Chairman. We also executed a conditional assignment of the pending patents to the corporation he controls, such that the Chairman can file the assignment with the U.S. Patent and Trademark Office ("PTO") if we default under the Consulting Agreement and the default is not cured. In order to make the filing with the PTO, the Chairman must obtain a certification of our Chief Executive Officer or Chief Financial Officer that a default has occurred and has not been cured. Defaults under the Consulting Agreement are defined as our missing two consecutive payments or our failing to make three payments in any one calendar year. We currently have sufficient funds to assure our ability to make these payments for the next two years from June 30, 2008; however, if we do not begin to receive revenues from the sale of our products or raise additional capital, then we may default under the Consulting Agreement, and ownership of our pending patents may revert to the Chairman. In such event, we would be unable to continue our business without entering into a license agreement or similar agreement with the Chairman. We cannot predict whether such an agreement could be completed, or what the terms and conditions of such an agreement might be, but in either case there would likely be a material adverse effect on the business of the Company.



      WE CAN PROVIDE NO ASSURANCE OF THE SUCCESSFUL AND TIMELY DEVELOPMENT OF OUR PRODUCTS.

      Our products are at various stages of research and development. Further development and extensive testing will be required to determine their technical feasibility and commercial viability. Our success will depend on our ability to achieve scientific and technological advances and to translate such advances into reliable, commercially competitive products on a timely basis. Products that we have developed and may in the future develop are not likely to be commercially available for some time because of the time and expense in building an individual machine. The proposed development schedules for our products may be affected by a variety of factors, including technological difficulties, proprietary technology of others, and changes in governmental regulation, many of which will not be within our control. Any delay in the development, introduction, or marketing of our products could result either in such products being marketed at a time when their cost and performance characteristics would not be competitive in the marketplace or in the shortening of their commercial lives. In light of the long-term nature of our projects, the technology involved, and the other factors described elsewhere in "Risk Factors", there can be no assurance that we will be able to complete successfully the development or marketing of any new products.

      WE LACK THE RESOURCES AND EXPERIENCE NEEDED TO MANUFACTURE OUR PRODUCTS.

      We currently lack the resources and experience needed to manufacture any of our products. Our ability to conduct trials and commercialize our products will depend, in part, on our ability to manufacture our products, either directly or, as currently intended, through contract manufacturers, at a competitive cost and in accordance with current good manufacturing practices and safety, environmental, health and other regulatory requirements. We anticipate that we will be required to depend on contract manufacturers or collaborative partners for the manufacturing of our products during the testing phases and intend to use contract manufacturers to produce any products we may eventually commercialize. We have identified and entered into an arrangement with one such manufacturer thus far. If we are not able to obtain or maintain contract manufacturing on commercially reasonable terms, we may not be able to conduct or complete trials of our machines or commercialize our products. We have identified multiple suppliers for most if not all of the components of our machines, although we can provide no assurance that these components will be available when needed on commercially reasonable terms.

      In order to succeed, we ultimately will be required to either develop such manufacturing capabilities or to outsource manufacturing on a long-term basis to third parties. We can provide no assurance that third parties will be interested in manufacturing our products on a timely basis, on commercially reasonable terms, or at all. If we are unable to establish manufacturing capabilities either by developing our own organization or by entering into agreements with others, we may be unable to commercialize our products, which would have a material adverse effect upon our business, prospects, financial condition, and results of operations. Further, in the event that we are required to outsource these functions on disadvantageous terms, we may be required to pay a relatively large portion or our net revenue to these organizations, which would have a material adverse effect upon our business, prospects, financial condition, and results of operations.

      IN THE FUTURE, WE MAY RELY UPON COLLABORATIVE AGREEMENTS WITH LARGE INDUSTRIAL AND MANUFACTURING COMPANIES.

      In the future, we may rely heavily on collaborative agreements with large industrial and manufacturing companies, governments, or other parties for our revenues. Our inability to obtain any one or more of these agreements, on commercially reasonable terms, or at all, or to circumvent the need for any such agreement, could cause significant delays and cost increases and materially affect our ability to develop and commercialize our products.

      WE HAVE LIMITED SALES, MARKETING, AND DISTRIBUTION CAPABILITIES. WE WILL BE REQUIRED TO EITHER DEVELOP SUCH CAPABILITIES OR TO OUTSOURCE THESE ACTIVITIES TO THIRD PARTIES.

      We currently have limited sales, marketing and distribution capabilities. In order to succeed, we ultimately will be required to either develop such capabilities or to outsource these activities to third parties. We can provide no assurance that third parties will be interested in acting as our outsourced sales, marketing, and distribution arms on a timely basis, on commercially reasonable terms, or at all. If we are unable to establish sales, marketing, or distribution capabilities either by developing our own organization or by entering into agreements with others, we may be unable to successfully sell any products that we are able to begin to commercialize, which would have a material adverse effect upon our business, prospects, financial condition, and results of operations. Further, in the event that we are required to outsource these functions on disadvantageous terms, we may be required to pay a relatively large portion of our net revenue to these organizations, which would have a material adverse effect upon our business, prospects, financial condition, and results of operations.

      WE RELY UPON OUR PATENT APPLICATIONS TO PROTECT OUR TECHNOLOGY. WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, AND WE MAY BE LIABLE FOR INFRINGING THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

      Our ability to compete effectively will depend on our ability to maintain the proprietary nature of our technologies. We currently hold several pending patent applications in the United States and corresponding patent applications filed in certain other countries covering the proposed use of microwaves for the recovery of hydrocarbons and fossil fuels. Further, we intend to rely on a combination of trade secrets and non-disclosure, and other contractual agreements and technical measures to protect our rights in our technology. We intend to depend upon confidentiality agreements with our officers, directors, employees, consultants, and subcontractors, as well as collaborative partners, to maintain the proprietary nature of our technology. These measures may not afford us sufficient or complete protection, and others may independently develop technology similar to ours, otherwise avoid our confidentiality agreements, or produce patents that would materially and adversely affect our business, prospects, financial condition, and results of operations. We believe that our technology is not subject to any infringement actions based upon the patents of any third parties; however, our technology may in the future be found to infringe upon the rights of others. Others may assert infringement claims against us, and if we should be found to infringe upon their patents, or otherwise impermissibly utilize their intellectual property, our ability to continue to use our technology or the licensed technology could be materially restricted or prohibited. If this event occurs, we may be required to obtain licenses from the holders of this intellectual property, enter into royalty agreements, or redesign our products so as not to utilize this intellectual property, each of which may prove to be uneconomical or otherwise impossible. Licenses or royalty agreements required in order for us to use this technology may not be available on terms acceptable to us, or at all. These claims could result in litigation, which could materially adversely affect our business, prospects, financial condition, and results of operations.

      The patent position of petroleum extraction and decomposition technology firms is generally uncertain and involves complex legal and factual questions. We do not know whether any of our current or future patent applications will result in the issuance of any patents. Even issued patents may be challenged, invalidated or circumvented. Patents may not provide a competitive advantage or afford protection against competitors with similar technology. Competitors or potential competitors may have filed applications for, or may have received patents and may obtain additional and proprietary rights to processes competitive with ours. In addition, laws of certain foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States or Canada.

      Patent litigation may occur in our industry and we cannot predict how this will affect our efforts to form strategic alliances, conduct testing or manufacture and market any products under development. If challenged, our pending patents may not be held valid. We could also become involved in interference proceedings in connection with one or more of our patent applications to determine priority of invention. If we become involved in any litigation, interference or other administrative proceedings, we will likely incur substantial expenses and the efforts of our technical and management personnel will be significantly diverted. In addition, an adverse determination could subject us to significant liabilities or require us to seek licenses that may not be available on favorable terms, if at all. We may be restricted or prevented from manufacturing and selling our products in the event of an adverse determination in a judicial or administrative proceeding or if we fail to obtain necessary licenses.

      Our commercial success will also depend significantly on our ability to operate without infringing the patents and other proprietary rights of third parties. Patent applications are, in many cases, maintained in secrecy until patents are issued. The publication of discoveries in the scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made and patent applications are filed. In the event of infringement or violation of another party's patent, we may be prevented from pursuing product development or commercialization. See "Business--Patents and Licenses."

      WE CAN PROVIDE NO ASSURANCE THAT OUR PRODUCTS WILL OBTAIN REGULATORY APPROVALS AT OR PRIOR TO THE TIME OF INSTALLATION.

      The installation of any of our products at a customer site may require the prior approval of various federal and state regulatory authorities governing such areas as the environment, hazardous waste, health and worker safety. We cannot predict with any certainty the amount of time necessary to obtain such approvals and whether any such approvals will ultimately be granted. Operational trials of our built to scale machines as opposed to laboratory scale models may reveal that one or more of our products are ineffective or unsafe, in which event further development of such products could be seriously delayed or terminated. Delays in obtaining any necessary regulatory approvals of any proposed product and failure to receive such approvals would have an adverse effect on the product's potential commercial success and on our business, prospects, financial condition, and results of operations. In addition, it is possible that a product may be found to be ineffective or unsafe due to conditions or facts which arise after development has been completed and regulatory approvals have been obtained. In this event we may be required to withdraw such product from the market. See "Business - Governmental Regulation."

      WE DEPEND UPON OUR SENIOR MANAGEMENT AND SKILLED PERSONNEL AND THEIR LOSS OR UNAVAILABILITY COULD PUT US AT A COMPETITIVE DISADVANTAGE.


      We currently depend upon the efforts and abilities of our senior executives, as well as the services of other key personnel. The loss or unavailability of the services of any of these individuals for any significant period of time could have a material adverse effect on our business, prospects, financial condition, and results of operations. We have terminated the "Key Man" insurance policy for Frank G. Pringle, our Chairman, and former President and CEO, in connection with his becoming a consultant to the Company. Moreover, we do have such insurance for only one other executive. In addition, recruiting and retaining qualified engineering and scientific personnel to perform future research and development work will be critical to our success. There is currently a shortage of employees with expertise in our areas of research, and this shortage is likely to continue. Competition for skilled personnel is intense and turnover rates are high. Our ability to attract and retain qualified personnel may be limited. Our inability to attract and retain qualified skilled personnel would have a material adverse effect on our business, prospects, financial condition, and results of operations.

RISKS RELATED TO OUR SHARES

      IN RECENT YEARS, THE STOCK MARKET IN GENERAL HAS EXPERIENCED PERIODIC PRICE AND VOLUME FLUCTUATIONS. THIS VOLATILITY HAS HAD A SIGNIFICANT EFFECT ON THE MARKET PRICE OF SECURITIES ISSUED BY MANY COMPANIES FOR REASONS OFTEN UNRELATED TO THEIR OPERATING PERFORMANCE. THESE BROAD MARKET FLUCTUATIONS MAY ADVERSELY AFFECT OUR STOCK PRICE, REGARDLESS OF OUR OPERATING RESULTS. THE MARKET PRICE OF OUR COMMON STOCK MAY FLUCTUATE SIGNIFICANTLY, AND IT MAY BE DIFFICULT TO SELL OUR SHARES OF COMMON STOCK WHEN YOU WANT OR AT PRICES YOU FIND ATTRACTIVE.

      The price of our common stock is quoted on the Pink Sheets and constantly changes. We expect that the market price of the common stock will continue to fluctuate. These fluctuations may result from a variety of factors, many of which are beyond our control. These factors include:

      o     quarterly variations in our financial results;

      o operating results that vary from the expectations of management, securities analysts and investors;

      o changes in expectations as to our business, prospects, financial condition, and results of operations;

      o     announcements by us or our competitors of material developments;

      o the operating and securities price performance of other companies that investors believe are comparable to us;

      o     future sales of our equity or equity-related securities;

      o changes in general conditions in our industry and in the economy and the financial markets including developing regulatory and other changes brought about by the recent implosions and business failures and "rescues" in the investment banking and commercial banking industries;

      o changes in the domestic or international political situation including the upcoming Presidential election;

      o     departures of key personnel; and

      o     regulatory and intellectual property considerations.

As a result of these fluctuations, you may experience difficulty selling shares of our common stock when desired or at acceptable prices.

      FUTURE SALES OF COMMON STOCK OR THE ISSUANCE OF SECURITIES SENIOR TO OUR COMMON STOCK OR CONVERTIBLE INTO, OR EXCHANGEABLE OR EXERCISABLE FOR, OUR COMMON STOCK COULD MATERIALLY ADVERSELY AFFECT THE TRADING PRICE OF THE COMMON STOCK, AND OUR ABILITY TO RAISE FUNDS IN NEW EQUITY OFFERINGS.


      Future sales of substantial amounts of our common stock or other equity-related securities in the public market or privately, or the perception that such sales could occur, could adversely affect prevailing trading prices of our common stock and could impair our ability to raise capital through future offerings of equity or other equity-related securities. We can make no prediction as to the effect, if any, that future sales of shares of common stock or equity-related securities, or the availability of shares of common stock for future sale, will have on the trading price of our common stock. However, it should be noted that upon the effectiveness of this registration statement, there will immediately be up to an additional 2,291,730 free-trading shares of our common stock issued and outstanding. Furthermore, we have already filed a registration statement on Form S-1 (No. 333-149199)for 22,334,221 shares of our common stock and warrants to purchase another 10,409,407 shares of our common stock as a result of registration covenants in the Carbon Recovery and Mobilestream acquisition transactions, and separately filed a registration statement on Form S-1 (No. 333-152188)for 1,905,040 shares of our common stock that could be issued upon exercise of various classes of warrants we have issued.


      OUR COMMON STOCK IS SUBJECT TO THE PENNY STOCK REGULATIONS THAT IMPOSE RESTRICTIONS ON THE MARKETABILITY OF OUR COMMON STOCK. AS A CONSEQUENCE, THE ABILITY OF OUR STOCKHOLDERS TO SELL SHARES OF OUR COMMON STOCK COULD BE IMPAIRED.

      The Securities and Exchange Commission (the "Commission") has adopted regulations that generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share subject to certain exceptions that are not applicable to our company at present. Our common stock is subject to the penny stock rules that impose additional sales practice requirements on broker-dealers who sell these securities to persons other than established customers and accredited investors. The regulations require that prior to any transaction involving a penny stock, a risk disclosure schedule must be delivered to the buyer explaining the penny stock market and its risks. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase, and must have received the purchaser's written consent to the transaction prior to sale. As such the market liquidity for the common stock will be limited to the ability of broker-dealers to sell it in compliance with the above-mentioned disclosure requirements.

      You should be aware that, according to the Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

      o control of the market for the security by one or a few broker-dealers;

      o     "boiler room" practices involving high-pressure sales tactics;

      o manipulation of prices through prearranged matching of purchases and sales;

      o     the release of misleading information;

      o excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

      o dumping of securities by broker-dealers after prices have been manipulated to a desired level, which hurts the price of the stock and causes investors to suffer loss.

      We are aware of the abuses that have occurred in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, we will strive within the confines of practical limitations to prevent such abuses with respect to our common stock.

      WE HAVE NEVER PAID ANY CASH DIVIDENDS BECAUSE WE HAVE NEVER HAD ANY EARNINGS, AND WE WILL NOT PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

      We have never paid any cash dividends on our common stock since we began our microwave technology related business operations because we have never had earnings from which any such dividends could be declared. Assuming we attain earnings in the future, we do not intend to pay cash dividends. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Any credit agreements which we may enter into with institutional lenders or otherwise may restrict our ability to pay dividends. Whether we pay cash dividends in the future will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements, and any other factors that the board of directors decides is relevant. See "Dividend Policy" and "Description of Securities - Common Stock."

                                 USE OF PROCEEDS


         We will not receive any proceeds from the disposition of 2,225,957 shares of our common stock by POOF, the selling security holder, or its transferees. See "Selling Security Holder." We did not receive any proceeds from the exercise of 625,000 warrants held by POOF because POOF paid the purchase price in the form of a cashless exercise of the warrants.


           MARKET PRICE OF COMMON STOCK AND OTHER STOCKHOLDER MATTERS

Market information

      Our common stock has been traded over the counter in the Pink Sheets since April 2007. The trading symbol for our common stock is "GBRC.PK." From September 2004 to April 2007 our common stock traded on the OTCBB. In April 2007 our common stock was delisted from the OTCBB for failure to satisfy applicable maintenance criteria. The following table sets forth quarterly high and low bid prices for the Common Stock for the periods presented, as reported by the OTCBB and, since April 2007, the Pink Sheets. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. We consider our stock to be "thinly-traded" and any reported sales prices may not be a true market based valuation of the stock.

Fiscal Year Ended December 31, 2005
                                                HIGH BID       LOW BID
First Quarter*                                   $.047          $.006
Second Quarter*                                   .074           .011
Third Quarter*                                    .034           .013
Fourth Quarter*                                   .0265          .012

Fiscal Year Ended December 31, 2006
First Quarter*                                    .035           .013
Second Quarter*                                   .032           .015
Third Quarter                                     3.00           1.75
Fourth Quarter                                    4.60           1.10

Fiscal Year Ended December 31, 2007
First Quarter
Second Quarter                                    2.43           0.70
Third Quarter                                     5.13           1.55
Fourth Quarter                                    3.59           1.73


Fiscal Year Ending December 31, 2008
First Quarter                                     3.50           1.56
Second Quarter                                    3.88           1.82
Third Quarter                                     2.37           0.73

*This period was prior to the 1 for 100 reverse stock split of our common stock which became effective on August 14, 2006, following which there were only 72,150 shares of our common stock issued and outstanding. On September 22, 2006 the Company acquired the assets of Carbon Recovery Corporation by the issuance of 48,188,996 shares of its common stock. On December 31, 2006 the Company acquired the assets of Mobilestream Oil, Inc. by the issuance of 11,145,225 shares of its common stock; however, the Mobilestream acquired assets included 37,500,000 shares of our own common stock, all of which have been cancelled. As of October 3, 2008 our issued and outstanding shares of common stock total 60,920,689 shares.

      Shares eligible for future sale could depress the price of our common stock, thus lowering the value of a buyer's investment. Sales of substantial amounts of our common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for shares of our common stock.


      On October 10, 2008 the prices of our common stock were $1.14 high, $1.03 low and $1.10 close as quoted on the Pink Sheets.


Holders


      As of October 10, 2008 there were approximately 312 record holders of our common stock.


Dividends

      We have never paid a cash dividend on our common stock because we have never had earnings from our current microwave technology based business from which any dividend could be paid. Assuming we have earnings in the future, we anticipate that any such earnings will be retained for use in our business. Accordingly, we do not anticipate the payment of any cash dividends in the foreseeable future.

           MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

      The following discussion of our financial condition and results of operations should be read in conjunction with our Financial Statements and Notes and the other financial information included elsewhere in this prospectus.

Overview


      Since the acquisitions of the assets of Carbon Recovery and Mobilestream in 2006, our business became, and continues to be: (i) the design, manufacture and sale of machinery and equipment units, embodying the technology for decomposing petroleum-based materials by subjecting them to variable frequency microwave radiation at specifically selected frequencies for a time sufficient to at least partially decompose the materials and focused on specific applications; (ii) the licensing of third parties to exploit that technology; and (iii) the construction of plants to exploit that technology. Currently, our efforts are directed principally to the design, manufacture and sale of machinery and equipment.

      We recently completed the first one ton prototype that uses our technology for decomposing tires, and it is now undergoing testing and refinement at the manufacturing facility in Rockford, Illinois. We are conducting negotiations with prospective purchasers of machines, but do not have any committed orders for our equipment. We are also in negotiations with at least one distributor for an exclusive license for our technology covering a designated geographic area, but the terms and conditions are in flux. In almost all cases a final purchase order agreement or a license agreement is unlikely to be consummated until we can demonstrate that the prototype is capable of processing large amounts of material in an efficient and timely manner. We are not presently devoting any time or funds to the construction of plants to exploit our technology. Any such effort will require capital in excess of funds available to us, and will require us to "partner" with a company with much larger resources.


Plan of operation


      We have not had any revenues from operations since the closing of the asset acquisitions of Carbon Recovery Corporation in September 2006 and Mobilestream Oil, Inc. in December 2006. Our immediate predecessors in interest never received any revenues from their respective businesses before we acquired their assets. Prior to September 2006, all revenues we received from operations were derived from lines of business unrelated to our current activities, and in which we no longer have any ownership interest or other participation. See "Business-History of the Company." We have financed our operations principally through private sales of equity securities, and convertible notes and debentures. In 2007 we raised net proceeds of $1,168,461 through the sale of 1,519,564 shares of our common stock. In the eight months ended August 31, 2008 we raised $10,413,411 through the sale of shares of our common stock and warrants to purchase such shares, of which $10,287,321, or almost 99%, was through a private placement with one group of investors.

      As of June 30, 2008, our total current assets were $5,195,622, of which cash and cash equivalents were $4,613,193. As of June 30, 2008, our total current liabilities were $634,032 and our total liabilities were $684,310.

      We have no manufacturing capability of our own. Accordingly, we have entered into an agreement with a manufacturing facility in the Midwest for the manufacture of our machines. Shortly before September 30, 2008 we completed our first working prototype GRFR model 1 ton microwave reactor automotive shredded residual (ASR) processing machine. This machine, which is currently undergoing testing, is designed to apply our microwave technology to the decomposition of tires as waste and to retrieve usable and saleable components therefrom in the form of carbon, liquid hydrocarbons which can be converted to electricity, and gas.

      We have begun our marketing efforts in various industry sectors. We have hired dedicated sales and marketing personnel. We have submitted several proposals to build one or more forms of microwave reactor ASR processing machines with varying processing speeds.

      We have entered into an exclusive distributorship and sales representative agreement with one company for a defined geographic area overseas which is currently being renegotiated. We intend to actively seek other distribution agreements with partners who have demonstrable economic and marketing contact resources. Each agreement will be limited in the type of equipment and process that is the subject of the exclusive arrangement, geographical area, duration and commissions or other payment terms for sourcing potential customers for our equipment. Under each agreement, a distributor or other representative is paid only from the proceeds we receive from an actual sale or lease transaction.


      We also intend to consider the development of additional machines and equipment using our core technology in areas outside of the tire recycling industry, but, as discussed in the section on our business, we will require the assistance of outside capital equity investments on a large scale, or we will need to align ourselves with joint venture or strategic alliance partners in order to have the funds available to exploit these other potential applications.


      We plan to continue to finance our operations with the sale of additional common stock or sale of convertible debt or equity securities. We also have alternative plans which include, among others, reducing our expenses to the required level based on our financial situation. Although we raised $10,413,411 during the first eight months of 2008 from the private placement of our common stock and, in some cases warrants, there are no assurances that we will be successful in obtaining an adequate level of financing needed for the long term research, development and commercialization of our planned products.

      We estimate that we can satisfy our current operational cash requirements and will not have to raise additional funds during the next 24 months from June 30, 2008. Our assessment of our cash needs, however, is based on certain assumptions including that our quarterly operating expenses will remain at $1,000,000 per quarter, and our annual inventory purchases and capital expenditures will remain at approximately $1,000,000. However, our actual operating expenses will likely increase during this same two year period as a result of the technological and engineering challenges in the development of our products, the projected development times, the equipment construction and testing trials required along with their projected timetable, the demand for our product and the costs of product sales, and the receipt of orders for our products. Our actual operations also may be affected by increases in our operating expenses, increases in our payroll and staff related matters, technological or engineering difficulties, deviation from the timetables for experimentation and testing trials, unexpected regulatory problems, delays in receipt and acceptance of orders for our machines, low demand for our products or the effects of competition.

      Through August 31, 2008, we raised $10,413,411 from the sale of our common stock and warrants to purchase shares of our common stock in private placements, of which we received almost 99% or $10,287,326 from one group of investors. We raised $1,000,000 from a private placement of our common stock and warrants in December 2007, and an additional $250,000 from the same investor in July 2008 as part of the same private placement. We expect to continue to raise funds through the private sale of common stock, or convertible debt or equity in our Company during the remainder of 2008, but as yet no terms have been established for the sale of such debt and equity and there can be no assurance we will be successful in raising required capital.

      As an additional, but not complete, alternative we may enter into strategic alliances joint ventures and similar arrangements for the development, testing, construction, marketing and sale of our machines. In each such arrangement we will be required to share our revenues from sale of our products with the other party to the arrangement. The methods, terms and amounts of these arrangements may vary greatly for each such transaction.


      We also estimate an increase in the number of our employees in the next twelve months. The increase in number of employees is expected mostly in marketing and sales and operations as we start to market our machines for a variety of purposes. The expected increase in the number of employees in the next twelve months is between 3-5 employees.

Critical Accounting Policies

      The discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

      Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Cash and Cash Equivalents


      The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents. At June 30, 2008, the Company maintained cash and cash equivalent balances at four financial institution that are insured by the Federal Deposit Insurance Corporation up to $100,000. At June 30, 2008 the Company's uninsured cash balances total $4,280,400.


      Start-up Costs

      In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, "REPORTING ON THE COSTS OF START-UP ACTIVITIES", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

      Income Taxes

      Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

      Effective December 31, 2006 the Company acquired substantially all of the assets of Mobilestream Oil, Inc. and due to the transfer of assets between entities under common control, the total cost of the acquisition of Mobilestream has been allocated to the assets acquired and the liabilities assumed based on their fair market values in accordance with SFAS 141, BUSINESS COMBINATIONS. All account amounts and share amounts have been updated and presented to reflect the change.

      Earnings (loss) per Share of Common Stock

      Historical net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive.

Recent Accounting Pronouncements

      In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140." SFAS No. 156 requires an entity to recognize a servicing asset or liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract under a transfer of the servicer's financial assets that meets the requirements for sale accounting, a transfer of the servicer's financial assets to a qualified special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale or trading securities in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" and an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates.

      Additionally, SFAS No. 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, permits an entity to choose either the use of an amortization or fair value method for subsequent measurements, permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights and requires separate presentation of servicing assets and liabilities subsequently measured at fair value and additional disclosures for all separately recognized servicing assets and liabilities. SFAS No. 156 is effective for transactions entered into after the beginning of the first fiscal year that begins after September 15, 2006. The Company is currently evaluating the effect the adoption of SFAS No. 156 will have on its financial position or results of operations.

Off-Balance Sheet Arrangements

      We do not have any off-balance sheet arrangements.

                                    BUSINESS

Introduction


      Prior to our acquisition of the assets and development stage business of Carbon Recovery Corporation on September 22, 2006, and the subsequent acquisition of the assets of Mobilestream Oil, Inc. on December 31, 2006 we had been a shell corporation since approximately December 15, 2005. Our business history prior to September 22, 2006 may be found below at "Business-History of the Company."

      We are a development stage company with three utility patent applications pending in the United States Patent and Trademark Office ("PTO"), and approximately ten corresponding utility patent applications pending in commercially relevant countries. Our patent applications cover our proprietary microwave technology for recovering hydrocarbons and fossil fuels from sources including shale deposits, tar sands, capped oil wells, waste oil streams and tires. The process uses specific frequencies of microwave radiation to extract oils and alternative petroleum products from secondary raw materials, and is expected to reduce the cost for oil and gas recovery from a variety of these unconventional hydrocarbon sources. Our patent applications also cover certain medical applications.

      With the acquisition of (i) the assets and (ii) the development stage business from Carbon Recovery, our business became that of Carbon Recovery. That business was, and continues to be: (i) the design, manufacture and sale of machinery and equipment units, to exploit certain technology for decomposing petroleum-based materials by subjecting them to variable frequency microwave radiation at specifically selected frequencies for a time sufficient to at least partially decompose the materials; (ii) the licensing of third parties to exploit that technology; and (iii) the construction of plants embodying the technology and focused on specific applications.

      One application of the process utilizes the technology to decompose waste tires into their components of carbon black, scrap steel, and hydrocarbon liquid and gas. Since the tires are manufactured with a combination of different grades of carbon black, the collected carbon black product is a composite of 4 to 6 different grades. The hydrocarbon liquid is not truly "oil". A tire is manufactured from hydrocarbons (60%), and rubber and steel (40% together). The hydrocarbons used to make a tire are "process oil". This "process oil" is a refined product, but with our technology it is broken into a gas which is then partially liquefied. The precise composition of the resulting condensed liquid is not known but it has been tested and has a BTU content comparable to diesel fuel so we believe that it can be sold for fuel, though it may potentially require additional refining.

      The tire decomposition process involves a series of steps including repeated break down of the materials into smaller components to fit the machine size, repeated washings and dryings, and repeated exposure of the materials to the microwave process at temperatures and for time periods applicable to this kind of material.

      At the present time, the process operates successfully in laboratory mode. There will have to be a transition from the "one batch at a time" operation, used in the laboratory to a "continuous feed" line in order to commercialize our process for application to tires in a large scale manner. We have begun to demonstrate the ability to repeat these results at the macro level using small batches of tires for short periods of time in the prototype 1-ton GRFR ASR microwave reactor system we have built together with Ingersoll Production Systems. The system is currently undergoing testing and refinement.


      There are other potential applications for our microwave technology covered by the pending patents. These include:

      1. Stimulation of production of mature oil and gas wells ("stripper" wells);
      2. Reduction of hydrocarbons in drilling cuttings to permit on-site disposal;
      3.    Volatilization of heavy or slurry oil;
      4.    Recovery of oil from oil shale and oil sands; and
      5.    Medical applications.

      Each potential application will require additional testing and refinement in the laboratory, creation and design of equipment that will use the technology to recover hydrocarbons from these alternate sources, the construction of test units in situ that are sufficiently large to determine whether the application works on a large scale and has commercial value, securing orders for the manufacture of machines designed to implement the process, and the manufacture, sale and distribution of such equipment. Currently, we do not have adequate funds available to take these steps for any of these alternate applications. Therefore, our ability to expand our business in any such direction will depend upon our success in finding joint venture or strategic alliance partners to underwrite these activities, or licensees with the resources to develop these applications while paying us royalties and similar fees. There can be no assurance that we will succeed.

Manufacturing Outsourcing


      We do not have our own factory site nor the equipment, personnel and funds required to manufacture the machines designed to implement applications of our pending patents technology. Accordingly, our strategy will be to enter into manufacturing agreements with companies that have the physical sites, manpower and financial strength to manufacture our equipment to our specifications. We have entered into one five year joint cooperation agreement with Ingersoll Production Systems in Rockford, Illinois. The first GRFR 1 ton ASR prototype reactor system has been completed, subject to further testing. Under our agreement, Ingersoll will build a piece of equipment against payment in stages which will be linked to the payments we receive from a customer under a purchase agreement. The agreement also grants us discounts based on larger units orders. Under the agreement, Ingersoll will also increase its staff and dedicate certain facilities to the production of our equipment once the backlog value of orders reaches $20,000,000. Subject to our obligations under the cooperation agreement, we will seek to develop similar arrangements with other manufacturers.


Joint Ventures or Strategic Alliances


      We currently have limited funds available to pursue research and development of our technology in other potential areas of application. These additional applications require the investment of large amounts of capital over extended time periods to investigate, refine and eventually develop the correct techniques for the use of microwave technology for the relevant application, build test units to evaluate the viability of the techniques on a large scale, determine the commercial usefulness of the application, and develop a sales and marketing force with expertise in the intended area of use. Accordingly, our strategy will be to negotiate collaborative agreements with large industrial and manufacturing companies, governments, or other parties to pursue opportunities in these areas of application.


      Marketing and Distribution Arrangements


      We currently have 1 full time sales person and several part time consultants for the sale, marketing and distribution of our products. We intend to increase our sales force during the next twelve months by hiring at least 3-5 sales persons. If we cannot expand our own sales and marketing personnel, then we will be required to partly outsource these activities to third parties. Currently, we do not have any discussions or plans underway to do so, and we do not know what terms and conditions may be required to obtain this assistance from third party sales organizations.

      Intellectual Property


      We currently have three utility patent applications penduing in the United States Patent and Trademark Office ("PTO") and approximately ten corresponding utility patent applications pending in international patent offices in commercially relevanyt countries. Additional provisional patent applications have been filed and/or are currently being prepared for filing in the PTO. Our patent applications cover our proprietary microwave technology for recovering hydrocarbons and fossil fuels from sources such as tires, oil shale, capped wells, shale deposits, and waste oil streams. Our patent applications also cover certain medical applications of our technology. We rely on a combination of trade secrets and non-disclosure, and other contractual agreements and technical measures to protect our rights in our technology. We maintain confidentiality agreements with our officers, directors, employees, consultants, and subcontractors, as well as collaborative partners, to maintain the proprietary nature of our technology. We believe that our technology is not subject to any infringement actions based upon the patents of any third parties.


      We do not currently have any trademark or service mark protection other than that available at common-law, if any. We intend to file appropriate applications for protection upon receipt of funds allocated to that purpose.

      Regulatory Issues

      At this time, there are no direct federal or state certification or regulatory requirements for our products, except for the requirement that all our equipment conform to regulations for microwave devices. We are not aware of any pending federal or state legislation which would introduce regulatory requirements that would negatively impact or impede the manufacture, sale and distribution of our equipment in the United States or elsewhere.

      There will be federal, state and local environmental, health and hazardous substance regulations that will apply at each location at which one of our machines is installed. It is not possible to discuss the variety of these regulations in detail; however, we believe that the design of our equipment for the decomposition of hydrocarbons for the applications in which they are currently being marketed--namely waste tires--will protect the environment from any harmful releases or waste products.

      Wholly apart from any regulatory requirements, we will maintain product liability insurance for our products as a condition of our ability to market them. Our purchase agreements will require our customers to maintain adequate amounts of product liability insurance naming us as an additional insured.

      History of the Company

      The Company was organized as a Colorado corporation on March 28, 2000 under the name "Email Mortgage Com, Incorporated ("Email Mortgage Com"). Its business focus was the marketing of first and second mortgages, principally through its website. The Company was not successful with that business and in

2002 it discontinued those operations, liquidated its loan inventory, and paid off its then existing liabilities. Also in 2002, Email Mortgage Com changed its state of domicile from Colorado to Nevada and changed its name to "Advanced Healthcare Technologies, Inc." ("Advanced Healthcare"). Under such name, the Company first owned and operated a subsidiary named "Advanced Hyperbaric Industries, Inc." ("Advanced Hyperbaric") which engaged in the manufacture and marketing of rigid extremity hyperbaric chambers and a sacral patch device, both of which utilized oxygen therapy for the treatment of open sores and wounds, including bedsores. On December 4, 2003, the Company acquired a 100% interest in "Nutratek LLC" ("Nutratek") which was engaged in the research and development of nutritional dietary supplements, functional food products and natural sweeteners, which products were manufactured by non-related third parties. On March 31, 2004, as a consequence of the Nutratek acquisition, the Company spun off and sold the intellectual properties and oxygen therapy products and business of Advanced Hyperbaric in exchange for the assumption of Advanced Hyperbaric's liabilities. On June 30, 2004 the former President, Chief Executive Officer, Director and majority stockholder sold his interest in the Company to an unrelated third party. In connection with that sale and change in control, the Company's operating subsidiary, Nutratek was spun off to the selling majority stockholder and the purchaser determined to change the business of the Company to that of a business development company. On September 17, 2004 the Company filed a notice with the Securities and Exchange Commission ("SEC") electing to be regulated as a business development company ("BDC") under the Investment Company Act of 1940, as amended. The intent was to focus on acquiring interests in portfolio companies doing business in the energy sector.

      While operating as a BDC, and seeking energy-related portfolio companies, on January 11, 2005 the Company acquired a 50% interest in Well Renewal, LLC ("Well Renewal"), an entity which managed and operated approximately 30 oil wells in Oklahoma by utilizing a nitrogen and carbon dioxide gas injection unit to "pump up" and re-pressurize the wells to increase oil output. In December 2005 we assigned our Well Renewal ownership interest to Transnix Global Corporation in settlement of sums past due under a $137,900 8% debenture we issued to Transnix. We filed a notice withdrawing our BDC election on December 17, 2005, and the Company became a "development stage company" and a shell corporation from that date until the Carbon Recovery acquisition in September 2006.

      On June 7, 2006, an unrelated third party acquired the Restated and Amended Debenture owned by Transnix Global Corporation, which represented the balance of the indebtedness by the Company to Transnix in the principal amount of $102,345 and accrued interest of $16,274. In conjunction with the assignment of the Debenture, all of the Company's then directors (Messrs. Caldwell, Ferandell, Jordan, Mangiarelli and van Adelsberg) and the Company's sole officer, Richard Mangiarelli, resigned. Contemporaneously, Mary K. Radomsky was elected as a director and as the sole officer of the Company. Mrs. Radomsky began negotiations for the acquisition of Carbon Recovery Corporation ("Carbon Recovery" or "CRC"). On September 22, 2006, we acquired the assets and development stage business of CRC. The technology owned by CRC was licensed to it by Mobilestream Oil, Inc. ("Mobilestream"). On December 31, 2006 we acquired the assets of Mobilestream, thus bringing all of the variable microwave frequency technology under our umbrella.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS


      Effective August 13, 2008 we increased our Board of Directors from 5 to 7 members and appointed Mr. Paul J. Sweeney and Mr. Peter A. Worthington to fill the vacancies created by the increased size. There were also changes to our officers as follows: our Chairman, Frank G. Pringle, resigned as President effective as of January 1, 2008 and as Chief Executive Officer effective August 13, 2008, and the Board appointed Mr. Jeffrey T. Kimberly, formerly our Chief Operating Officer, as our new President. Mr. Wayne J. Koehl was promoted from Executive Vice President to Chief Operating Officer to fill the vacancy created by Mr. Kimberly's promotion. On September 24, 2008 the Board of Directors appointed Mr. Eric Swain as our new Chief Executive Officer. Mr. Swain also will become a director as soon as the size of our Board is increased from seven to eight directors.


      The following table sets forth the name, age and position held by each of our directors and executive officers. Directors are elected at each annual meeting and thereafter serve until the next annual meeting at which their successors are duly elected by the stockholders. Effective January 1, 2008, our directors are compensated for their services by awarding them 3,000 warrants to purchase shares of our common stock for each meeting attended which, effective with the September 23, 2008 Board meeting was increased to 5,000 warrants for each meeting attended. The directors also receive $200 per meeting and reimbursement for travel expenses.


       Name                  Age                       Position
       -----                 ---                       --------


Frank G. Pringle             65        Chairman of the Board of Directors

Eric Swain                   49        Chief Executive Officer


Jeffrey J. Andrews           56        Chief Financial Officer,
                                       Secretary and Treasurer


Jeffrey T. Kimberly          46        President

Wayne J. Koehl               56        Chief Operating Officer


Frederick A. Clark           44        Director

Lincoln Jones III
Major General, USA (Ret.)    75        Director

Kim Thorne O'Brien           49        Director

Jonathan L. Simon            56        Director


Paul J. Sweeney              40        Director

Peter A. Worthington         56        Director

Business Experience

      The following describes the business backgrounds of our executive officers and directors.


      Frank G. Pringle, who has served as our Chairman of the Board, President and Chief Executive Officer since September 22, 2006, resigned his positions as President and Chief Executive Officer on August 13, 2008 with his resignation as President effective as of January 1, 2008. For the four years prior thereto Mr. Pringle was the Chairman and President/CEO of our predecessor corporations, Carbon Recovery Corporation and Mobilestream Oil, Inc., both of which were engaged in the same business as the Company. Mr. Pringle is the inventor of the process and related apparatus covered by the patent pending covering portions of the described technology. Mr. Pringle attended Kent State from 1962 to 1963, Hiram College from 1963 to 1964, Lake Erie College from 1963 to 1964 and Towson State College from 1965 to 1966, majoring in Chemistry and Mathematics. Since 1964: he has (i) designed and installed "turn key" engineering operations for food, soft drink, brewery, glass and plastic manufacturing plants, (ii) been a consultant to clients for previously designed and installed manufacturing plants, (iii) designed, built and managed the operations of a plant for recycling glass, and (iv) since approximately 1999, worked on the development of the technology.

      Eric Swain has served as our Chief Executive Officer since September 24, 2008. Mr. Swain has worked on Wall Street since 1982 and has extensive experience in capital raising, business planning and development, capital raising, marketing and promotional campaigns, long-term financial planning and compensation planning. From May 2006 to October 2008 Mr. Swain was a Senior Vice President at Morgan Stanley managing assets of institutional, corporate and hign net worth individuals. From September 2000 to May 2006 Mr. Swain was a Senior Vice President at Smith Barney/Citigroup Capital Markets performing similar services. Mr. Swain graduated Syracuse University in 1981 with a B.A in Psychology.


      Jeffrey J. Andrews has served as our Chief Financial Officer, Treasurer and Secretary since September 22, 2006, and as a director from that date until his resignation on May 21, 2008. Mr. Andrews graduated from Villanova University in May, 1974 with a B.S. in Accounting. He has been a C.P.A. in Pennsylvania since 1978. He commenced his accounting career as an Audit Manager for a regional firm, and over his career has served as the Controller, Treasurer and/or CFO of various companies, and has had experience in corporate restructurings and reorganizations as well as IPO's and SEC periodic reporting. From April, 1999 to June, 2002 Mr. Andrews served as CFO of Collectible Concepts Group, Inc., a public company. From June 2002 to October 2004 Mr. Andrews was the Controller of Encapsulation Systems Inc. He joined the Company upon the acquisition of Carbon Recovery Corporation on September 22, 2006, but he had been employed by Carbon Recovery Corporation since November 1, 2004.


      Jeffrey T. Kimberly, who was appointed our Chief Operating Officer effective February 7, 2008, became our President on August 13, 2008. Mr. Kimberly has over 27 years experience in the machine tool industry. From September 2006 to January 2008, Mr. Kimberly served as President of Ingersoll Productions Systems, a custom engineer and manufacturer of high quality production machinery and a subsidiary of the Dalian Tool Machine Group Co., Ltd. Previously at Ingersoll Production Systems, Mr. Kimberly served as the Director of Planning and Process Control (January 2006 to September 2006) and as the Director of Projects and Materials (2002 to July 2005). From July 2005 to January 2006, Mr. Kimberly served as the Senior Project Manager and Master Scheduler at ITT Pure-Flo MPC, a manufacturer of process systems (single-purpose systems - containing pumps, valves, pressure vessels and instrumentation) primarily for biopharmaceutical and pharmaceutical companies. From 1981 to 2002, Mr. Kimberly served in various capacities at Ingersoll Milling Machine Co., including Process Control Manager (1999 - 2002), Project Manager (1997 - 1999) and Sales & Simultaneous Engineering Project Manager (1990 - 1997). Mr. Kimberly's educational background includes training in mechanical design and machine shop and assembly floor manufacturing.

      Wayne J. Koehl, who was appointed our Executive Vice Pesident effective May 15, 2008, became our Chief Operating Officer on August 13, 2008. Mr. Koehl is a licensed title agent in eight states and a member of the Mortgage Bankers Association. From 2006 until he joined the Company, Mr. Koehl was the General Manager of the National Division of Surety Lender Services, a division of Surety Title Corp. From 2003 to 2006 Mr. Koehl was self-employed and provided lending and real estate options to builders and developers. From 1992 to 2003 Mr. Koehl was a Senior Vice President of Tri-Star Financial Services, Inc. Mr. Koehl served as Chairman of the Planning and Zoning Board of the Borough of Mount Ephraim, New Jersey from 2004 to 2007, and on the Advisory Committee of the New Jersey Department of Transportation from 2004 to 2008. Mr. Koehl graduated from William Penn College in 1973.


      Frederick A. Clark has served as a director of the Company since December 14, 2006. Mr. Clark is President/CEO of Clark Resources, Inc., a governmental relations consulting firm located in Harrisburg, Pennsylvania. Mr. Clark graduated from Pennsylvania State University with a B.A. in Elementary Education in 1985. Mr. Clark has served as a member of the Board of Education of the Harrisburg School District, has served as the President of the African American Chamber of Commerce, is the former CEO of the Urban League of Metropolitan Harrisburg, and is currently Chairman of the National African American Cultural Center. For the past several years, Mr. Clark has been a part-time lecturer at the Pennsylvania Governor's School on Business and Industry and has been appointed by the past three Pennsylvania governors to serve on boards and commissions. Clark Resources, Inc. is representing the Company in Pennsylvania for matters with respect to the proposed tire disposal facility.

      Lincoln Jones III has served as a director of the Company since May 21, 2008. General Jones served in the United States Army from 1958 to 1990 from which he retired with the rank of Major General. From 2004 to the present General Jones has been Chairman of the Board of International Spectrum and Development Corporation, a company engaged in operating family entertainment centers. From 1998 to the present General Jones has also been President of Lincoln Associates, Inc., a company that provides assistance and consulting services for political-military subjects and energy related projects in the United States and overseas. From 1996-1998 General Jones served as Vice Chairman of Enron Europe, and from 1990 to 1998 he held positions as President of various subsidiaries or affiliates of Enron Corp. General Jones graduated from the United States Military Academy, West Point with a B.S. in Engineering and received a M.S in International Relations and Political Science from Auburn University. General Jones is also a graduate of the United States Air Force Command and Staff College and the National War College, National Defense University in Washington, D.C. General Jones has received numerous awards and decorations including the Distinguished Service Medal with oak leaf cluster and the Department of the Army Outstanding Civilian Service Medal in 2002. General Jones is a member of the board of directors of several associations including St. Thomas University (College of International Studies) and National Defense University Foundation.

      Ms. Kim Thorne O'Brien has served as a director of the Company since September 20, 2007. Since May, 2004 Ms. O'Brien has been President of Independence, Inc., a firm engaged in providing consulting services to start-up biotechnology companies. From December, 2001 to May, 2004 Kim was Vice President, Business Development & Marketing, of Advanced Traces, Inc. a company engaged in the development of supersensitive detectors of biowarfare agents. Prior to that, Ms. O'Brien was Regional Business Director, Northeast Region, of MedImmune, Inc. from October 1995 to October 2001. Ms. O'Brien graduated from Ursinius College in 1980 with a B.S. in Health & Physical Education, graduated from Temple University with an M.S.Ed in Exercise Physiology in 1981 and completed all work except for the dissertation for a Ph.D. in Cardiovascular Physiology from Temple University. Thereafter, and until October 1995, Ms. O'Brein held various jobs in the health industry.

      Jonathan L. Simon has been a director of the Company since September 20, 2007. Mr. Simon has been engaged in the recycling industry since approximately the mid-1970's. From 1990 to March, 2006 he was President of Royal Green Corp., a company engaged primarily in recycling ferrous metals. From April, 2006 to the present, Mr. Simon has been President of Royal Green LLC, a successor company to the corporation, still engaged in recycling ferrous metals. In addition, since May, 2006 Mr. Simon has been a director of Green Energy Technologies. Mr. Simon graduated from the University of Pittsburgh in 1973 with a B.S. in Biology (with honors).


      Paul J. Sweeney has been a director of the Company since August 13, 2008. Mr. Sweeney From February 2007 to the present Mr. Sweeney has been a financial advisor acting as a principal in Paul Sweeney Financial Services. From 2002 until February 2007 Mr. Sweeney was an Investment Manager with the Bank of Ireland. Prior thereto, from 1990 to 2002 Mr. Sweeney was a bank manager for National Irish Bank. Mr. Sweeney has a Diploma in Financial Services and a B.A in Finance. Mr. Sweeney received the Investor Manager of the Year Award in 2006.

      Peter A. Worthington has been a director of the Company since August 13, 2008. From February 2008 to the present Mr. Worthington has been self-employed as a consultant in the oil and gas industry. From January 2004 through December 2007 Mr. Worthington was Vice President-Global Business Development (Petroleum) for BHP Billiton, plc, a natural resources extraction and development company with world-wide operations in more than 25 countries and employing more than 38,000 persons. From January 2002 through December 2004, Mr. Worthington was Vice President-Algeria Assets (Petroleum) with BHP Billiton, plc. During the past five years Mr. Billiton also served as a director or officer of various BHP wholly-owned subsidiaries. In July 2008 Mr. Worthington became a director of Lapp Plats, plc, a company engaged in natural resources (minerals and petroleum) exploration and production. Mr. Worthington graduated from Australian National University in 1975 with a Bachelor of Laws degree and a Bachelor of Economics degree.


      There are no family relationships between any of the executive officers and directors.

Executive Compensation

      The following table sets forth all compensation awarded to, earned by, or paid for services in all capacities during 2007 and 2006 by our Chief Executive Officer and Chief Financial Officer.

NAME AND                                     STOCK    OPTION       ALL OTHER
PRINCIPAL POSITION     YEAR     SALARY       BONUS    AWARDS       AWARDS      COMPENSATION   TOTAL

Frank G. Pringle,      2007   $354,166.50    N/A      $2,189,000   $(1)        $44,175.00     $2,587,341.50
President and CEO (1)  2006   N/A            N/A      N/A          N/A         $37,002.50     $   37,002.50


Richard Mangerilli     2007   N/A            N/A      N/A          N/A         N/A            $-0-
Former Pres. and       2006   $30,000        $-0-     N/A          N/A         N/A            $30,000
CEO(2)

Jeffrey J Andrews      2007   $162,439.00    $-0-     $579,000     $           $(3)           $741,439.00
CFO, Treasurer(3)      2006   $30,000        $-0-     N/A          $           N/A            N/A

(1) Mr. Pringle received $26,000 as the President of Carbon Recovery Corporation, a predecessor of the Company, and $259,416.67 as the President of Mobilestream Oil, Inc., another predecessor of the Company during 2006. In 2007 Mr. Pringle was compensated under an unsigned employment arrangement with the Company. The Company awarded Mr. Pringle shares of its common stock on the following dates and at the following prices: (i) 300,000 shares on April 20, 2007 at a price of $1.38 per share or a total value of $414,000; (ii) 250,000 shares on August 1, 2007 at a price of $2.60 per share or a total value of $650,000 and (iii) 250,000 shares on August 16, 2007 at a price of $4.50 per share or a total value of $1,125,000. In 2006 the Company paid the rental value of three used automobiles for the use of Mr. Pringle and two members of his family who were also employees of the Company. In 2007, however, the Company sold all 3 automobiles to Mr. Pringle. Under the employment arrangement, in 2007 the Company paid for a $6,000,000 life insurance policy on Mr. Pringle's life, $2,000,000 of which is payable to his wife and $4,000,000 to the Company. The annual premium paid was $44,175.00 in 2007 and $37,002.50 in 2006, and was included in All Other Compensation.

(2) Mr. Mangierelli was President and CEO of the Company from 2003 through June 2006. The sum shown represents his accrued and unpaid salary for that period and they were paid to him prior to filing the Company's Form 10-KSB for the fiscal year ended March 31, 2006.

(3) Mr. Andrews did not have a written employment agreement in 2007. In 2006 Mr. Andrews received $30,800 for serving as CFO of the Company, and was paid an additional $69,200 for acting as the CFO and Treasurer of Carbon Recovery Corporation. In 2007 Mr. Andrews received $162,439.00 as his salary. The Company awarded Mr. Andrews shares of its common stock on the following dates and at the following prices: (i) 100,000 shares on June 1, 2007 at a price of $1.36 per share or a total value of $136,000; and (ii) 100,000 shares on August 1, 2007 at a price of $4,43 per share or a total value of $443,000. We pay $344.00 each month for a disability policy for Mr. Andrews and we pay for a life insurance policy for which his family is the beneficiary. In 2007 the annual premium for the policy was $5,010.00 and in 2006 it was $2,748.90


                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

                                  Option Awards                                                     Stock Awards

                                                                                                               Equity     Equity
                                                                                                              Incentive  Incentive
                                                                                                                Plan       Plan
                                                                                                               Awards:    Awards:
                                                    Equity                                                     Number    Market or
                                                  Incentive                                                      of       Payout
                                                     Plan                                                     Unearned   Value of
                                                   Awards:                                       Market        Shares,   Unearned
                     Number of      Number of     Number of                          Number of   Value of     Units or   Shares,
                     Securities     Securities    Securities                         Shares or   Shares or     Other     Units or
                     Underlying     Underlying    Underlying                          Units of   Units of      Rights     Other
                    Unexercised    Unexercised   Unexercised   Option      Option    Stock That  Stock          That      Rights
                    Options (#)    Options (#)     Unearned    Exercise  Expiration   Have Not   That Have    Have Not   That Have
      Name          Exercisable   Unexercisable    Options      Price       Date       Vested    Not Vested    Vested   Not Vested
                                                     (#)         ($)                   (#)(1)       ($)          (#)        ($)
------------------------------------------------------------------------------------------------------------------------------------
Frank G. Pringle        -0-            -0-           -0-         -0-        -0-         -0-         -0-          -0-        -0-

Jeffrey J.Andrews     160,000         40,000         -0-        $1.00      40,000     108,000       -0-          -0-

Executive Employment Arrangements

      Mr. Pringle did not have a written employment agreement with the Company in 2007. Under the terms of his employment arrangement, Frank G. Pringle, the President and CEO, received a salary of $354,166.50 in 2007. In 2007 the Board of Directors awarded Mr. Pringle a total of 800,000 shares of common stock pursuant to the 2007 Employees Compensation and Stock Option Plan having an aggregate value of $2,189,000. We also paid an annual premium of $7273.00 and $3597.50 in 2007 and 2006, respectively, for a disability policy for Mr. Pringle. We paid premiums of $44,175.00 and $37,002.50 in 2007 and 2006, respectively for a $6,000,000 life insurance policy, of which $4,000,000 is paid to the Company and $2,000,000 is for the benefit of Mr. Pringle's family.

      The Company and 888 Corporation, a corporation of which Mr. Pringle is the sole stockholder, director and President, have entered into a consulting agreement effective January 1, 2008 (the "Consulting Agreement") for his services, the terms and conditions of which are as follows:

      TERM. The term of the Consulting Agreement is for the life of the patent pending technology owned by the Company which is estimated to be approximately 12 years. The term will be extended for the life of any additional patents filed relating to the Company's underlying technology.

      SERVICES. Mr. Pringle will furnish his consulting services for all matters related to the development and improvement of Company's technology and related business matters to the Company. Among such services, Mr. Pringle will perform research to identify additional applications of our technology, identify mixtures and compounds to which the technology may currently be applied, and identify additional sources of renewable energy to which our technology may be applicable. Mr. Pringle will also advise us concerning continuing education of our engineers and scientists, assist us in the installation of our equipment and trouble shoot performance related issues, interface with our internal and third party engineers, designers and manufacturers of our products, interact with scientists in various disciplines with respect to developments in microwave technology and potential applications to our business, supervise overall research projects we may undertake and cooperate with our intellectual property counsel regarding protection of our intellectual property. Under the Consulting Agreement, Mr. Pringle is required to devote such time to the business of the Company as he deems reasonably necessary to perform his duties thereunder. All such services shall be performed at our corporate headquarters, and Mr. Pringle will report to the Company President with respect to his services.

      INTELLECTUAL PROPERTY ISSUES. Under the Consulting Agreement all discoveries of Mr. Pringle relating to our technology belong to the Company, and 888 Corporation and Mr. Pringle agree to cooperate as required to perfect the Company's rights in any such discovery. Mr. Pringle has also agreed that for an 18 month period from the effective date of the Consulting Agreement, to disclose promptly to us any new developments he makes in "New Technology", defined as technology unrelated to our business and to give us a 90 day exclusive period in which to negotiate a license or purchase agreement with him. Mr. Pringle has also agreed that during the term of the Consulting Agreement he will not compete, directly or indirectly, with us by offering products or services similar to our own to anyone else, and that he will disclose to us any business opportunity coming to the attention of 888 Corporation or its affiliates including Mr. Pringle, or developed by any of them, relating to the business of the Company. The Consulting Agreement provides for enforcement mechanisms if a breach of these conditions occurs. Under the Consulting Agreement, Mr. Pringle will maintain in confidence all of the Company's confidential information as therein defined, and will return to us all of our confidential information at the time of termination of the Consulting Agreement.

      FEES. For providing Mr. Pringle's services, 888 Corporation will receive an annual consulting fee, payable bi-weekly in arrears, in accordance with the following schedule.

            2008 and 2009--$378,000
            2010--$448,000
            2011--$488,000
            2012--$538,000
            2013--$588,000
            2014 and thereafter (until expiration of our final patent) $668,000

      We will not withhold any tax or other forms of withholdings from our payments to 888 Corporation, all of which will be made by that corporation. 888 Corporation has agreed to indemnify us against all tax related claims arising from the payments. We will not pay 888 Corporation any benefits for Mr. Pringle, and Mr. Pringle will not be eligible to participate in our health, 401(k) or similar employee benefit related plans; however, we will reimburse him for any business related expense which, for this purpose, means any expense reasonably incurred in connection with the performance of his duties.

      In the event the Consulting Agreement is terminated as discussed below under "Termination", we will continue to pay 888 Corporation an annual post-termination royalty payment, payable monthly in arrears, in accordance with the following schedule:

             2008 and 2009--$378,000
             2010--$448,000
             2011--$488,000
             2012--$538,000
             2013--$588,000
             2014 and thereafter (until expiration of our final patent) $668,000

      EVENTS OF DEFAULT. The following constitute events of default under the Consulting Agreement:

      (i) Our failure to pay any 2 consecutive fee payments or royalty payments due under the Consulting Agreement;
      (ii)  Our failure to make any 3 payments within a 12 month calendar year;
      (iii) Our default in performing any other covenant or obligation under the Consulting Agreement that continues for 30 days after written notice of the default is received by us; or
      (iv)  Our dissolution, liquidation,insolvency or similar event.

      CONSULTANT SECURITY INTEREST UNDER CONSULTING AGREEMENT AND RIGHTS UPON COMPANY EVENT OF DEFAULT.

      In order to protect 888 Corporation and Mr. Pringle against an event of default under the Consulting Agreement, we have granted 888 Corporation a first priority security interest in our intellectual property including our pending patents. In addition, we have executed and delivered to 888 Corporation an assignment of our intellectual property which may be recorded in the U.S. Patent Office if an event of default occurs; however, 888 Corporation may not file the assignment with the Patent Office unless it is accompanied by an affidavit of our Chief Executive Officer or our Chief Financial Officer (neither of whom may be an affiliate of 888 Corporation). 888 Corporation has agreed to subordinate its security position to any institutional financing the Company may undertake. In the event our intellectual property is assigned to 888 Corporation, we are released from any and all subsequent payments under the Consulting Agreement.

      TERMINATION. The Consulting Agreement may be terminated in any of the following ways:

      (i)   Mr. Pringle's death;
      (ii)  The dissolution or liquidation of 888 Corporation;
      (iii) For cause which is defined as the conviction of Mr. Pringle for a crime involving "moral turpitude."
      (iv)  By mutual consent of the parties.

      CONSEQUENCES OF TERMINATION. If the Consulting Agreement is terminated for any reason then 888 Corporation or its successor shall receive the following:
(i) all payments due under the Consulting Agreement to the date of termination;
(ii) all royalty payments due under the post-termination royalty schedule above payable monthly in arrears until expiration of our final patent; (iii) medical benefits for a 10 year period.


      Eric Swain, the Chief Executive Officer, is employed pursuant to a five year summary term sheet entered into on September 24, 2008 that will be expanded into a formal employment agreement ("Formal Agreement") as follows: Mr. Swain will become a member of the Board of Directors as soon as the Board is increased from seven to eight members. Mr. Swain's salary will be $450,000 per annum from commencement until December 31, 2009, and will be increased to $525,000 per annum effective January 1, 2010, if the Company has received a contract sale for its equipment with a minimum purchase value of $25,000,000 (the "Milestone"). Subsequent increases in base salary will be determined by the Compensation Committee in consultation with the Board of Directors. Mr. Swain will also be entitled to receive a bonus of between 0.75% and 1.0% of our "net profits", payable in a combination of our common stock and cash in the discretion of Mr. Swain, from all revenues we receive for orders exceeding the Milestone. We will pay the bonus each time we receive a payment under an existing order. Mr. Swain was awarded options to purchase 5,000,000 shares of our common stock at $1.18 per share which will vest in equal installments of 1,000,000 options beginning on the execution date of the Formal Agreement and on each anniversary thereafter for the next four years. Each option will be exercisable for 15 years from the respective vesting dates. Mr. Swain will be provided with medical, dental, group life and long term disability insurance. We will pay the premium for a $2,500,000 term life insurance policy for Mr. Swain, the proceeds of which will be paid to Mr. Swain's designee. If Mr. Swain resigns voluntarily during the 5 year term for "Good Reason" (as defined in the Formal Agreement but which will include a diminution of his responsibility), then we will pay him his salary and the Milestone bonus for 18 months from the resignation date, and all of his remaining options will vest immediately. If we (i) terminate the agreement without "Cause" or undergo a "change in control" (both as defined in the Formal Agreement) before the end of the 5 year term, then: (i) we will pay Mr. Swain his current salary and benefits for a period of 18 months from the date of the termination event, (ii) all remaining options will vest immediately and (iii) all earned Milestone bonuses will be paid in full. Mr. Swain will receive 4 weeks paid vacation per year beginning in 2009. We will reimburse Mr. Swain for his legal fees in negotiating the Formal Agreement and his legal expenses in connection with his early termination with his existing employer.

      Jeffrey J. Andrews, the Chief Financial Officer, Treasurer and Corporate Secretary, was employed pursuant to an at will agreement with the Company until September 23, 2008. In 2007 Mr. Andrews received a salary of $162,439.00. In 2007 the Board of Directors awarded Mr. Andrews a total of 200,000 shares of common stock pursuant to the 2007 Employees Compensation and Stock Option Plan having an aggregate value of $741,439.We pay $344.00 each month for a disability policy for Mr. Andrews and we pay for a life insurance policy for which his family is the beneficiary. In 2007 the annual premium for the policy was $5,010.00 and in 2006 it was $2,748.90

      On September 23, 2008 we entered into a new five year employment term sheet agreement with Mr. Andrews as follows: Mr. Andrews's salary will be increased to $180,000 per annum effective September 23, 2008, and will be increased to $225,000 per annum starting September 23, 2009 if the Company has received (i) orders for 6 of our machines or (ii) orders for a minimum purchase value of $24,000,000 (the "Milestone"). Subsequent increases in base salary will be determined by our Chief Executive Officer in consultation with the Board of Directors. Mr. Andrews will also be entitled to receive a bonus of between 0.75% and 1.0% of our estimated profits, payable in a combination of our common stock and cash determined in our discretion, from all revenues we receive for orders exceeding the Milestone. We will pay the bonus each time we receive a payment under an existing order. Mr. Andrews was awarded options to purchase 1,000,000 shares of our common stock at $1.18 per share which will vest in equal installments of 200,000 options on September 23, 2008 and on each anniversary thereafter for the next four years, provided Mr. Andrews is employed by the Company on each such anniversary. Each installment of options will be exercisable for 10 years from the respective vesting dates. Mr. Andrews will be provided with medical, dental, group life and long term disability insurance. We will pay the premium for a $1,500,000 term life insurance policy for Mr. Andrews, the proceeds of which will be paid to Mr. Andrews's family. If Mr. Andrews resigns voluntarily during the 5 year term, then we will pay him only the salary and Milestone bonus earned to the date of resignation, and he will retain only the options that have vested to that date. If we: (i) relocate to a geographic area unacceptable to Mr. Andrews, (ii) eliminate his position as a result of our sale, reorganization or restructuring, (iii) cease to exist as the Company or (iv) terminate the agreement before the end of the 5 year term, then:
(i) we will pay Mr. Andrews his then current salary and benefits until the first to occur of (x) 1 year from termination or (y) his acceptance of another position of employment, (ii) all remaining options will vest immediately and
(iii) all earned Milestone bonuses will be paid in full.

      Mr. Kimberly, the President, initially was employed pursuant to a term sheet executed on November 4, 2007 outlining the terms of his employment under which Mr. Kimberly commenced his employment on February 11, 2008. The initial term of employment under the term sheet is five years. The Company paid Mr. Kimberly a signing bonus of $100,000 in connection with his execution of the term sheet.

      Mr. Kimberly will receive a base salary of $200,000 per annum which was increased to $225,000 on August 11, 2008, the sixth month anniversary of his start date on February 11, 2008. Initially, Mr. Kimberly also was eligible to receive a yearly performance bonus to be paid in shares of our common stock issued under the Company 2008 Employees Compensation Plan in accordance with the following schedule:


      (a)   up to 50,000 shares for fiscal 2008;
      (b)   up to 40,000 shares for fiscal 2009;
      (c)   up to 35,000 shares for fiscal 2010;
      (d)   up to 35,000 shares for fiscal 2011; and
      (e)   up to 35,000 shares for fiscal 2012.


      The number of shares to be issued for each fiscal year bonus and the performance criteria for such bonus was to be established by our Board of Directors. However, on September 23, 2008 the Company and Mr. Kimberly entered into a new employment agreement, and as part of the new arrangement, the bonus plan was eliminated.

      On September 23, 2008 we entered into a new five year employment term sheet agreement with Mr. Kimberly as follows: Mr. Kimberly's salary will be increased to $300,000 per annum effective January 1, 2009, and will be increased to $375,000 per annum starting January 1, 2010 if the Company has received (i) orders for 6 of our machines or (ii) orders for a minimum purchase value of $24,000,000 (the "Milestone"). Subsequent increases in base salary will be determined by the Chief Executive Officer in consultation with the Board of Directors. Mr. Kimberly will also be entitled to receive a bonus of between 0.75% and 1.0% of our estimated profits, payable in a combination of our common stock and cash determined in our discretion, from all revenues we receive for orders exceeding the Milestone. We will pay the bonus each time we receive a payment under an existing order. Mr. Kimberly was awarded options to purchase 1,500,000 shares of our common stock at $1.18 per share which will vest in equal installments of 300,000 options on September 23, 2008 and on each anniversary thereafter for the next four years, provided Mr. Kimberly is employed by the Company on each such anniversary. Each installment of options will be exercisable for 10 years from the respective vesting dates. We will pay the premium for a $2,000,000 term life insurance policy for Mr. Kimberly, the proceeds of which will be divided equally between the Company and Mr. Kimberly's family. If Mr. Kimberly resigns voluntarily during the 5 year term, then we will pay him only the salary and Milestone bonus earned to the date of resignation, and he will retain only the options that have vested to that date. If we: (i) relocate to a geographic area unacceptable to Mr. Kimberly, (ii) eliminate his position as a result of our sale, reorganization or restructuring, (iii) cease to exist as the Company or (iv) terminate the agreement before the end of the 5 year term, then: (i) we will pay Mr. Kimberly his then current salary and benefits until the first to occur of (x) 1 year from termination or (y) his acceptance of another position of employment, (ii) all remaining options will vest immediately and (iii) all earned Milestone bonuses will be paid in full.


      During the two year period commencing February 11, 2008, we will make monthly car payments to Mr. Kimberly in the amount of $509.88. At the end of such two year period, the Company will pay to Mr. Kimberly the amount equal to
(a) the balance of his auto loan for his current automobile and (b) the amounts paid for such auto loan by Mr. Kimberly prior to February 11, 2008. The Company has also paid Mr. Kimberly a relocation package which consists of (i) the cost of a moving company to pack and move Mr. Kimberly's household to New Jersey,
(ii) temporary housing costs until he acquires a home in New Jersey and (iii) the expense for travel to and from Illinois on weekends until Mr. Kimberly's family relocates. Mr. Kimberly will be provided with medical, dental, group life and long term disability insurance. Mr. Kimberly will receive three weeks paid vacation per year increasing to four weeks per year beginning in 2009.

      Mr. Koehl, the Chief Operating Officer, was employed pursuant to an unwritten agreement under which Mr. Koehl commenced his employment on May 15, 2008. The initial term of employment is five years. Initially Mr. Koehl received a base salary of $160,000 per annum which will be increased to $200,000 on November 5, 2008. Mr. Koehl will also participate in the Company's benefit plans and will receive an automobile allowance. The Company paid Mr. Koehl a bonus of 100,000 shares of our common stock at the time of commencement of his Employment which the Company has repurchased for $100,000 from Mr. Koehl as part of the new employment agreement entered into between the Company and Mr. Koehl on September 23,2008.

      On September 23, 2008 we entered into a five year employment term sheet agreement with Mr. Koehl as follows: Mr. Koehl's salary will be increased to $225,000 per annum effective January 1, 2009, and will be increased to $250,000 per annum upon the first to occur of (i) our receipt of orders for 6 of our machines or (ii) orders for a minimum purchase value of $24,000,000 (the "Milestone"). Subsequent increases in base salary will be determined by the Chief Executive Officer in consultation with the Board of Directors. Mr. Koehl will also be entitled to receive a bonus of between 0.75% and 1.0% of our estimated profits, payable in a combination of our common stock and cash determined in our discretion, from all revenues we receive for orders exceeding the Milestone. We will pay the bonus each time we receive a payment under an existing order. Mr. Koehl was awarded options to purchase 1,000,000 shares of our common stock at $1.18 per share which will vest in equal installments of 200,000 options on September 23, 2008 and on each anniversary thereafter for the next four years, provided Mr. Koehl is employed by the Company at each such anniversary. Each installment of options will be exercisable for 10 years from the respective vesting dates. Mr. Koehl will be provided with medical, dental, group life and long term disability insurance. We will pay the premium for a $2,000,000 term life insurance policy for Mr. Koehl, the proceeds of which will be divided equally between the Company and Mr. Koehl's family. If Mr. Koehl resigns voluntarily during the 5 year term, then we will pay him only the salary and Milestone bonus earned to the date of resignation, and he will retain only the options that have vested to that date. If we: (i) relocate to a geographic area unacceptable to Mr. Koehl, (ii) eliminate his position as a result of our sale, reorganization or restructuring, (iii) cease to exist as the Company or
(iv) terminate the agreement before the end of the 5 year term, then: (i) we will pay Mr. Koehl his then current salary and benefits until the first to occur of (x) 1 year from termination or (y) his acceptance of another position of employment, (ii) all remaining options will vest immediately and (iii) all earned Milestone bonuses will be paid in full.


Compensation of Directors

                                                        DIRECTOR COMPENSATION
                                                        ---------------------

                                                                 Non-Equity     Change in Pension
                                                                 Incentive          Value and
                      Fees Earned                                   Plan          Non-Qualified       All Other
                       or Paid in      Stock        Option      Compensation         Deferred        Compensation
                        Cash ($)    Awards ($)    Awards ($)    ($) Earnings       Compensation          ($)(1)       Total ($)
Frank G. Pringle      $         -   $        -   $         -    $          -      $           -      $          -    $        -

Jeffrey J. Andrews    $         -   $        -   $         -    $          -      $           -      $          -    $        -

Frederick A. Clark    $         -   $        -   $         -    $          -      $           -      $          -    $        -

Kim Thorne O'Brien    $         -   $        -   $         -    $          -      $           -      $          -    $        -

Jonathan L. Simon     $         -   $        -   $         -    $          -      $           -      $          -    $        -

Mary K. Rdomsky       $         -   $   50,000   $         -    $          -      $           -      $          -    $        -

(1)For the fiscal year ended December 31, 2006 and December 31, 2007, neither the former directors (except as discussed below) nor the current directors were compensated for their services as directors. We do not intend to compensate our current directors, or any additional directors who may be elected; however, expenses of attending meetings will be reimbursed. During the fiscal year ended December 31, 2006 there were no formal meetings of the Board of Directors; action was taken by written consent.

      Mary K. Radomsky served as the sole director and officer from June 7, 2006 to September 22, 2006. Although she was not compensated, the in-coming directors voted to give her an honorarium by the issuance of 25,000 shares of our Common Stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


      The following table sets forth, as of October 3, 2008, information regarding the beneficial ownership of shares of our common stock (i) by each person known by us to own 5% or more of the outstanding shares of our common stock, (ii) by each of our named executive officers and our directors, and (iii) by all executive officers and directors as a group. At the close of business on October 3, 2008, there were 60,920,689 shares of our common stock issued and outstanding. Unless otherwise noted, we believe that all persons named in the table have sole voting power and investment power with respect to all shares beneficially owned by them.



                                                                           Shares of
                                                                           Percentage
                                                       Common              of Class as of
Name and Address of Beneficial Owners                  Stock               10/3/2008(1)
-------------------------------------                  ---------           --------------
Frank G. Pringle                                       10,842,828(2)          17.80%(2)
109 Bortons Road
Marlton, New Jersey 08053

Eric Swain                                                    -0-(3)              -0-(3)
151 Summit Avenue
Pompton Lakes, New Jersey 07442

Jeffrey J. Andrews                                            -0-(4)             -0-(4)
8 Cushman Road
Rosemount, Pennsylvania 19010

Jeffrey T. Kimberly                                           -0-(5)             -0-(5)
462 Oakshade Road
Shamong, New Jersey 08088

Wayne J. Koehl                                                -0-(6)             -0-(6)
207 Lowell Avenue
Mt. Ephraim, New Jersey 08059

Frederick A. Clark                                            -0-                -0-
321 N. Front Street
Harrisburg, Pennsylvania 17101

Lincoln Jones III                                           6,250(7)         0.00001(7)
9 Fernglen Drive
The Woodlands, Texas 77380

Kim Thorne O'Brien                                            -0-(8)             -0-(8)
19 Sawmill Road
Medford, New Jersey 08055

Jonathan L. Simon                                          15,000(9)         0.00002(9)
1722 Garfield Street
Wyomissing, Pennsylvania 19610

Paul J. Sweeney                                         5,405,187(10)         8.87%(10)
30 Port Road
Letterkenney County
Donegal Ireland

Peter Worthington                                               -0-               -0-
52 Chesilton Road
London SW6 5AB, UK

Lois Augustine Pringle                                  1,967,937(11)           3.23%(11)
109 Bortons Road
Marlton, New Jersey 08053

Olde Monmouth Stock Transfer Co., Inc., Trustee
Carbon Recovery Corporation
  Liquidating Trust                                    11,188,996(12)          18.36%(12)
200 Memorial Parkway
Atlantic Highlands, NJ 07716

Olde Monmouth Stock Transfer Co., Inc., Trustee        11,145,225(13)          18.29%(13)
Mobilestream Oil, Inc.
  Liquidating Trust
200 Memorial Parkway
Atlantic Highlands, New Jersey 07716

All Directors and Officers as a Group (5 persons)      16,269,285(2)(3)        26.70%

                                       39

1. The ownership percentages below are calculated based on 60,920,689 shares of common stock issued and outstanding as of October 3, 2008. Excluded are: shares of our common stock issuable upon exercise of the Company's Mobilestream Acquisition Warrants, the Carbon Recovery Acquisition Warrants, or other warrant issuances. Also excluded are shares of our common stock issuable upon exercise of options granted by the Company. For a list of the different classes of our warrants and their characteristics see "DESCRIPTION OF CAPITAL STOCK-Warrants."

2. Includes 119,000 shares distributable from the Carbon Recovery Corporation liquidating trust as a shareholder of Carbon Recovery Corporation, and 250,000 shares issued under our 2007 Employees Compensation and Stock Option Plan. Does not include 447,766 shares of our common stock and 1,520,171 shares of Carbon Recovery common stock that are convertible on a 1 for 1 basis into shares of our common stock, that are owned by Lois Augustine Pringle, Mr. Pringle's wife. Does not include warrants to purchase shares of our common stock for each meeting of our Board attended by Mr. Pringle.

3. Does not include 5,000,000 options issued to Mr. Swain under a term sheet agreement executed on September 24, 2008, 1,000,000 of which vested on September 24, 2008 and the remainder of which will vest in equal installments of 1,000,000 options on each anniversary thereafter for the next four years if Mr. Swain is employed by the Company at each anniversary date. Each installment of options will be exercisable for 15 years from the respective vesting dates.

4. Does not include 200,000 options issued under a stock option agreement between the Company and Mr. Andrews entered into in 2005, all of which have vested as of September 23, 2008. Does not include 1,000,000 options issued to Mr. Andrews under a term sheet agreement executed on September 23, 2008, 200,000 of which vested on September 23, 2008 and the remainder of which will vest in equal installments of 200,000 options on each anniversary thereafter for the next four years if Mr. Andrews is employed by the Company at each anniversary date. Each option installment will be exercisable for 10 years from the respective vesting dates.

5. Does not include 100,000 options issued under our 2008 Stock Option Plan. Does not include 1,500,000 options issued to Mr. Kimberly under a term sheet agreement executed on September 23, 2008, 300,000 of which vested on September 23, 2008 and the remainder of which will vest in equal installments of 300,000 options on each anniversary thereafter for the next four years if Mr. Kimberly is employed by the Company at each anniversary date. Each option installment will be exercisable for 10 years from the respective vesting dates.

6. Does not include 1,000,000 options issued to Mr. Koehl under a term sheet agreement executed on September 23, 2008, 200,000 of which vested on September 23, 2008 and the remainder of which will vest in equal installments of 200,000 options on each anniversary thereafter for the next four years if Mr. Koehl is employed by the Company at each anniversary date. Each option installment will be exercisable for 10 years from the respective vesting dates.

7. Lincoln Jones III is the beneficial owner of 6,200 shares of our common stock through his ownership of a controlling interest in Worldwide Strategic Consulting, Inc. Does not include warrants to purchase shares of our common stock for each meeting of our Board attended by General Jones.

8. Does not include the following: (i) 25,000 shares of common stock of Carbon Recovery Corporation Ms. O'Brien owns which will be exchanged for the equivalent number of shares of the Company's common stock upon the liquidation of the Carbon Recovery Liquidating Trust which is anticipated to occur at the time the SEC declares effective our registration statement on Form S-1 with respect to these shares, and (ii) 25,000 Carbon Recovery Warrants to purchase shares of the Company's common stock at $2.75 per share that will expire on December 31,2008. Does not include warrants to purchase shares of our common stock for each meeting of our Board attended by Ms. O'Brien.

9. Does not include the following: (i) 108,000 shares of common stock of Carbon Recovery that will be exchanged for the equivalent number of shares of the Company's Common Stock upon the liquidation of the Carbon Recovery Liquidating Trust which is anticipated to occur at the time the SEC declares effective our registration statement on Form S-1 with respect to these shares; (ii) 108,000 Company Warrants to purchase shares of the Company's common stock at $2.50 per share that expire on December 31, 2008; and (iii) warrants to purchase shares of our common stock for each meeting of our Board attended by Mr. Simon.

10. Does not include the following: (i) 3,749,387 warrants to purchase shares of the Company's common stock at an exercise price of $2.00 per share; (ii) 316,550 Carbon Recovery Warrants to purchase shares of the Company's common stock at $2.75 per share; (iii) 316,550 Carbon Recovery warrants to purchase shares of the Company's common stock at $4.00 per share; and (iv) warrants to purchase shares of our common stock for each meeting of our Board attended by Mr. Sweeney. Both classes of Carbon Recovery warrants expire on December 31, 2008; the warrants to purchase shares of our common stock expire on September 15, 2009.

11. Ms. Pringle owns 447,766 shares of our Company's common stock. Ms. Pringle owns 1,520,171 shares of the common stock of Carbon Recovery Corporation which will be exchanged for the equivalent number of shares of the Company's common stock upon the liquidation of the Carbon Recovery Liquidating Trust which is anticipated to occur at the time the SEC declares effective our registration statement on Form S-1 with respect to these shares. Does not include 10,842,828 shares of common stock held by Frank G. Pringle, her husband.

12. See also Note 1 with respect to voting percentage calculation. The 48,688,996 shares the Company issued for the acquisition of the assets of Carbon Recovery Corporation was subsequently reduced to 11,188,996 shares by the cancellation of 37,500,000 shares of the Company's common stock indirectly owned by the Company in the Carbon Recovery Liquidating Trust after the acquisition of the assets of Mobilestream Oil, Inc. which had owned the 37,500,000 shares of Carbon Recovery Corporation. Olde Monmouth Stock Transfer Co., Inc. is the Trustee of the Carbon Recovery Liquidating Trust. Olde Monmouth has no beneficial interest in the shares of our common stock held in the Trust; however, until such time as our shares of common stock are distributed, Olde Monmouth has the right to vote these shares. The right to vote our shares in the Carbon Recovery Liquidating Trust is exercised by Mr. John Troster, Sr. as President of Olde Monmouth. See "Business-Our Acquisition of Carbon Recovery."

13. See also Note 1 with respect to voting percentage calculation. Olde Monmouth Stock Transfer Co., Inc. is the Trustee of the Mobilestream Liquidating Trust. Olde Monmouth has no beneficial interest in the shares of our common stock held in the Trust; however, until such time as our shares of common stock are distributed, Olde Monmouth has the right to vote these shares. The right to vote our shares held in the Mobilestream Liquidating Trust is exercised by Mr. John Troster, Sr. as President of Olde Monmouth. See-"Business-Our Acquisition of Mobilestream." With the exceptions of Lois Augustine Pringle, no person or entity has a 5% or greater interest in the Company as the result of his/her/its beneficial interest in either Liquidating Trust.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


      In January 2005 we formalized a prior intended agreement with Careful Sell Holding, L.L.C. ("Careful Sell"), a Delaware limited liability company formed by Mr. Pringle, currently our Chairman, and until August 13, 2008 our President and CEO. Mr. Pringle and his wife, at the time a director of the Company, own all of the limited liability interests of Careful Sell. Mr. Pringle was also the Manager of Careful Sell. Under the revised agreement we entered into a technology contribution agreement (the "Contribution Agreement"), with Careful Sell. Careful Sell is the owner of all the rights to the inventions of Mr. Pringle. Under the Contribution Agreement, Careful Sell transferred to us the rights to commercialize such inventions and to operate and use the related processes and apparatus to make, sell, use and otherwise dispose of products, which may be processed utilizing the inventions. In the Contribution Agreement we agreed to pay Careful Sell royalties of 2% of all revenues derived from the inventions. In further consideration for the transfer of the inventions, we issued to Careful Sell a total of 37,500,000 shares of our common stock. The Contribution Agreement supersedes a prior agreement not formalized between ourselves and Careful Sell in 2002.

      We have engaged in two transactions for the acquisition of our assets and our business with related persons. On September 22, 2006 we closed an acquisition for substantially all of the assets and certain liabilities of Carbon Recovery Corporation (the "CRC Acquisition") pursuant to a plan and agreement of reorganization dated July 27, 2006 (the "CRC Acquisition Agreement") with Carbon Recovery Corporation ("CRC" or "Carbon Recovery") for the acquisition of substantially all of the assets and certain liabilities of CRC. Mr. Frank Pringle, the controlling stockholder of CRC is also our Chairman of the Board, served as our President (until January 1, 2008) and our CEO (until August 13, 2008). Under the CRC Agreement, on September 22, 2006 we issued to Carbon Recovery the following: (i)48,688,996 shares of our common stock (the "CRC Common Stock") for the assets of CRC, and (ii) 3,908,340 Class B Warrants, 1,397,000 Class D Warrants and 1,397,000 Class E Warrants (together the "CRC Warrants" and individually by their respective class names) to assume the liabilities of CRC to its warrant holders under similar classes of warrants of CRC. The CRC Warrants have the following characteristics: (i) the CRC Class B Warrants and the CRC Class D Warrants have an exercise price of $2.75 per Warrant, and (ii) the CRC Class E Warrants have an exercise price of $4.00 per Warrant. The CRC Class E Warrants can only be exercised together with the exercise of a similar number of CRC Class D Warrants. Initially, all of the CRC Warrants expired on September 21, 2007; however, we have extended the expiration date of the CRC Class B Warrants, the CRC Class D Warrants and the CRC Class E Warrants to December 31, 2008.



      Frank G. Pringle, our Chairman, and our President (until January 1, 2008) and our CEO (until August 13, 2008), was elected to our Board of Directors in connection with the closing of the Carbon Recovery acquisition. Mr. Andrews, our Secretary, Treasurer and CFO, was also elected to the Board at that time, following which they appointed themselves to their respective offices.


      In December 2006 we acquired the assets of Mobilestream Oil, Inc., a Delaware corporation controlled by Mr. Pringle. Mr. Pringle is the inventor of the variable microwave technology embodied in the utility patent applications which he assigned to a predecessor of Mobilestream Oil, Inc. and which are now owned by us as the result of the acquisition of the assets of Mobilestream. At the time of the Mobilestream Acquisition, Mr. Pringle's previously owned shares of Mobilestream Oil, Inc.'s common stock had been converted into 503,374,112 shares of Mobilestream's 2006 Series of Convertible Preferred Stock. Pursuant to the terms of the Mobilestream Acquisition Agreement, we were to have issued 70,472,376 shares of our 2006 Series of Convertible Preferred Stock to Mobilestream for distribution to Mr. Pringle. However, at the time of the Mobilestream acquisition closing we were only authorized to issue 50,000,000 shares of Preferred Stock. Accordingly, at the closing the terms were amended to provide for the issuance of 35,236,188 shares of our 2006 Series of Convertible Preferred Stock (the "2006 Series of Convertible Preferred"), each having 2 votes per share (instead of 1) and each convertible into 2 shares of our common stock (instead of 1).


      When we acquired the assets of Mobilestream Oil, Inc., we issued 11,145,225 shares of our common stock to Mobilestream for the benefit of the holders of Mobilestream's common stock, and we issued 35,236,188 shares of our own 2006 Series of Convertible Preferred Stock to Mr. Pringle (the sole holder of Mobilestream's 2006 Series) using the same conversion ratio as for the common stock. At the time of the acquisition closing, each share of our 2006 Series of Convertible Preferred was convertible into 2 shares of our common stock. At the time of the Mobilestream closing, 37,500,000 shares of our common stock issued to Mobilestream at the time of the Carbon Recovery closing were cancelled.

      In October 2007, Mr. Pringle and the Company agreed to amend the conversion terms of our 2006 Series of Convertible Preferred such that each share of our 2006 Series became convertible into 1/2 of 1 share of our common stock. However, until conversion each share of our 2006 Series of Convertible Preferred had 2 votes per share, voting with the common stock as a single class.

      On May 17, 2007 we purchased 94,961 shares of our common stock for $66,473 in cash from Ms. Lois Pringle, the wife of Mr. Frank G. Pringle, our Chairman, and then also our President and Chief Executive Officer.

      In 2007 two individuals, one of whom, Jonathan L. Simon, is a director of our Company, purchased 108,000 shares of Carbon Recovery Corporation in a private sale from Lois Augustine Pringle, the wife of our Chairman, and then President and CEO. The purchasers were incorrectly informed that as part of the consideration in the transaction they would receive warrants to purchase shares of our common stock that attached to the Carbon Recovery shares. Ms. Pringle's Carbon Recovery shares did not have any warrant attachment. Although the Company was not a party to this transaction, the Company issued a total of 505,040 warrants to purchase shares of our common stock to the purchasers at exercise prices of $2.50 (290,000 warrants) and $2.75 (215,040 warrants), of which Mr. Simon received 108,000 such warrants. Using the Black-Scholes formula currently the transaction is valued at $8730 because all of the warrants are "out of the money."

      In November 2007, the Company entered into a six month consulting agreement with Worldwide Strategic Partners, Inc., a corporation in which Lincoln Jones III, one of our directors, has an ownership interest in excess of ten percent. The consultant agreement was executed and delivered approximately 6 months before General Jones became a director of our Company. Subsequent to the execution of the consultant agreement with Worldwide, the Company has issued a total of 122,500 shares of its Common Stock to Worldwide valued at $370,775 through June 30, 2008, of which 31,250 were distributed to General Jones. On May 26, 2008 the Company and Worldwide terminated the November 2007 consulting agreement by agreeing to pay Worldwide a total of 275,000 shares for its services inclusive of the 122,500 shares already issued. On May 26, 2008 the Company entered into a new 5 year consulting agreement with Worldwide expiring May 26, 2013, pursuant to which Worldwide will identify potential acquisition candidates or joint venture partners for the Company and upon closing a transaction with any such candidate, the Company will pay Worldwide a fee based upon a percentage of the value of the transaction beginning with 5% of the first $1,000,000 dollars, and declining 1% for each successive $1,000,000 increase in transaction value until Worldwide receives 1% of the transaction value in excess of $4,000,000.

      On November 28, 2007 the Chief Financial Officer, Jeffery J. Andrews, loaned the Company $150,000 at a interest rate of prime plus 2%. This loan has no stated principal payment due date. In April 2008 the Company repaid $120,000. The remaining balance of $30,000 is expected to be paid by year end 2008. Interest expense will be accrued and expensed monthly until the Company pays off the loan.

      In June 2008 Mr. Pringle converted 2,241,064 of his shares of 2006 Series Convertible Preferred Stock into 1,120,532 shares of our common stock. In August 2008 Mr. Pringle converted all 33,440,124 shares of his remaining shares of 2006 Series of Convertible Preferred Stock into 16,720,062 shares of our common stock. At the time of the conversion Mr. Pringle and the Company entered into a stock redemption agreement pursuant to which the Company purchased 6,600,000 shares of Mr. Pringle's common stock for $1,650,000 or a price of $0.25 per share.

      Paul J. Sweeney, who became a director of our Company on August 13, 2008, has had the following transactions with the Company:


            (i) on March 18, 2008, Mr. Sweeney acquired 190,320 shares of our common stock for a purchase price of $1.00 per share and in connection therewith received warrants for the purchase of an additional 190,320 shares of common stock at an exercise price of $2.00 per share;

            (ii) on March 26, 2008, Mr. Sweeney acquired 441,010 shares of common stock from the Company at a purchase price of $1.00 per share and in connection therewith received warrants for the purchase of an additional 441,010 shares of common stock at an exercise price of $2.00 per share;

            (iii) on April 1, 2008, Mr. Sweeney acquired 2,018,057 shares of common stock from the Issuer at a purchase pr ice of $1.00 per share and in connection therewith received warrants for the purchase of an additional 2,018,057 shares of common stock at an exercise price of $2.00 per share;

            (iv) on April 11, 2008, Mr. Sweeney acquired 1,100,000 shares of common stock from the Company at a purchase price of $1.11 per share and in connection therewith received warrants for the purchase of an additional 1,100,000 shares of common stock at an exercise price of $2.00 per share; and

            (v) on September 9, 2008, Mr. Sweeney acquired 1,500,000 shares of common stock from the Company, valued at $1,440,000 as consideration for consulting services he provided and will provide to the Company pursuant to an Investor Relations Agreement entered into on September 8, 2008 between the Company and Mr. Sweeney for a period of one year.

      On October 1, 2008 the Company and LP (Origination) Limited, a United Kingdom company owned by Peter A. Worthington, a director, entered into a consulting agreement with an effective date of August 1, 2008, pursuant to which LP Origination agreed to perform management advisory and strategic planning services for a term ending on February 1, 2009, in return for a payment of $90,000 and the issuance of 100,000 shares of our common stock valued at $158,000 using the average of the bid and ask price on that day. On September 30, 2008 we paid $50,000 to LP Origination with the remaining $40,000 payment due on November 1, 2008. Either party may renew the agreement for one additional one year term by notice not less than 30 days before expiration upon mutually acceptable terms and conditions.

                             SELLING SECURITY HOLDER


      We are registering shares of our common stock (i) purchased by Professional Offshore Opportunity Fund, Ltd. ("POOF"), the selling security holder, in connection with a private placement transaction in December 2007, and
(ii) issued upon the cashless exercise of 625,000 warrants issued by us to POOF in the private placement.


      Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares.


      On December 21, 2007 the Company and POOF entered into a series of agreements in connection with the Company's sale to POOF of 1,000,000 shares of its common stock for $1.00 per share, or a total purchase price of $1,000,000. The agreements and the material terms and conditions were as follows: a securities purchase agreement pursuant to which POOF agreed to purchase 1,000,000 shares of our common stock for $1,000,000, and a five year warrant to purchase 625,000 shares of our common stock at an exercise price of $1.50 per share. As part of the purchase agreement we also entered into an escrow agreement with POOF and its counsel, as escrow agent, pursuant to which we deposited 250,000 shares of our common stock and POOF deposited $250,000 with its counsel, as escrow agent, with the right, in POOF's discretion, to purchase the escrowed shares at any time. We also deposited in escrow another 650,000 shares as liquidated damages under which if (x) the price per share of our common stock fell below $1.00 at any time before June 30, 2008 or (y) we did not have a registration statement for the shares purchased (including the warrant shares issuable upon conversion) declared effective by June 30, 2008, then POOF could do one or more of the following: (a) take the 650,000 shares as its damages for violation of the covenant, and (b) either purchase the remaining 250,000 shares in escrow for $250,000, or have the escrow agent return the 250,000 shares to the Company and the $250,000 in escrow to POOF. Our stock price never went below $1.00 per share; however, we did not meet the condition of having the registration statement for the POOF shares declared effective by June 30, 2008. Therefore, in July 2008, POOF exercised its right to purchase the 250,000 shares in escrow for $250,000 and also received the 650,000 penalty shares. In addition, POOF exercised the 625,000 warrants in a cashless conversion and received 325,957 shares of our common stock. In December 2007 we also entered into a registration rights agreement wi th POOF under which we agreed to file a registration statement for all of our shares POOF purchased or received under the remaining transaction documents.


      POOF (i) acquired the securities covered by this prospectus in the ordinary course of business, and (ii) at the time of such acquisition, POOF had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

      Other than the costs of preparing this prospectus, a registration fee to the SEC and applicable state securities filing fees, we are not paying any costs relating to the sales by POOF.


Selling Stockholder              Common Stock     Shares of Common    Shares of Common     Percent Owned
                                 Beneficially     Stock Being         Stock Owned After    after the
                                 Owned Before     Offered in the      the Offering         Offering
                                 Offering         Offering


Professional Offshore            2,525,000(2)(3)     2,225,957(2)(3)           -0-                  -0-
Opportunity Fund, Ltd.(1)
c/o Professional Traders
Management, LLC
1400 Old Country Road
Suite 206
Westbury, NY 11590

(1) POOF is owned equally by Howard Berger and Marc Swickler.

(2) Includes 900,000 shares of our common stock formerly held in escrow and released to POOF in July 2008 as follows: (i) 250,000 shares purchased for $250,000 and (ii) 650,000 shares released to POOF for no consideration upon the Company's failure to have the registration statement for POOF's shares of our common stock declared effective by June 30, 2008.

(3)Includes 625,000 shares of common stock issuable upon exercise by the selling security holder of 625,000 warrants issued by the Company at an exercise price of $1.50 per share of common stock. On July 3, 2008 POOF exercised its right to convert the 625,000 warrants into 325,957 shares of our common stock using a cashless conversion formula permitted under the warrants. Accordingly, the total number of shares covered by this registration statement has been reduced from 2,525,000 to 2,225,957 shares of our common stock, all of which are issued and outstanding.



                              PLAN OF DISTRIBUTION


      The selling security holder, which as used herein includes POOF, its donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling security holder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.


      The selling security holder may use any one or more of the following methods when disposing of shares or interests therein:

      - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      - block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

      - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      - an exchange distribution in accordance with the rules of the applicable exchange;

      - privately negotiated transactions;

      - short sales;

      - through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

      - broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

      - a combination of any such methods of sale; and

      - any other method permitted pursuant to applicable law.

      The selling security holder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holder to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. The selling security holder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

      In connection with the sale of the common stock or interests therein, the selling security holder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holder may also sell shares of the common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

      The aggregate proceeds to the selling security holder from the sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. The selling security holder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

      The selling security holders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

      The selling security holder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling security holders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

      To the extent required, the shares of the common stock to be sold, the names of the selling security holder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

      In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

      We have advised the selling security holder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holder and its affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

      We have agreed to indemnify the selling security holder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

      We have agreed with the selling security holder to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

                                LEGAL PROCEEDINGS

      There is no material litigation pending or threatened by or against us or any of our former or current officers or directors.

                            DESCRIPTION OF SECURITIES


      The following information describes our common stock, our preferred stock, options and warrants to purchase our common stock, and provisions of our amended Articles of Incorporation and our bylaws. This description is only a summary. You should also refer to our amended Articles of Incorporation and our bylaws, which have been filed with the SEC. With respect to our warrants, you should also refer to (i) the Mobilestream Acquisition Warrants,(ii) each of the Carbon Recovery Class B, D and E Acquisition Warrants, (iii) and each other class of warrants we have issued in connection with various private placements of our shares.

      We are presently authorized to issue 200,000,000 shares of common stock, $0.001 par value, and 100,000,000 shares of preferred stock, $0.001 par value. As of October 3, 2008, we have 60,920,689 shares of common stock issued and outstanding.


Common Stock


      The holders of our common stock are entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by the board of directors from funds legally available therefor. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any of our shares of common stock subject to redemption or convertibility into any other securities. Upon liquidation, dissolution or winding-up of our Company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share for share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued, and non-assessable. Each share of our common stock is entitled to one vote with respect to the election of any director or any other matter upon which stockholders are required or permitted to vote, There is no cumulative voting. We have not paid any dividends on our common stock because we have never had any earnings from which dividends may be payable, and even if we have earnings, we do not anticipate that we will be paying dividends in the foreseeable future.

      Under the Carbon Recovery Acquisition Agreement and the Mobilestream Acquisition Agreement, we were obligated to file a registration statement on Form S-1 for the shares of our common stock issued respectively to Carbon Recovery and Mobilestream. Accordingly, we have filed a separate registration statement on Form S-1 (No. 333-149199) registering 11,188,996 shares of our common stock and 11,145,225 shares of our common stock for the Carbon Recovery and Mobilestream Acquisitions. In the same registration statement we also filed to register shares of our common stock to be issued upon exercise of the Carbon Recovery and Mobilestream Warrants. See below under "Warrants."

Preferred Stock

      Under our Articles of Incorporation, the board of directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and to issue the preferred stock in one or more series as designated by the board of directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of the Company without further stockholder action and may adversely affect the rights and powers, including voting rights, of the holders of the common stock.


      Currently, there are no series of preferred shares issued and outstanding, except for 5,000 shares of 2006 Series of Convertible Preferred Stock with the following characteristics: each share of our 2006 Series is convertible into 1/2 of 1 share of our common stock. Each share of our 2006 Series of Convertible Preferred has 2 votes per share, voting with the common stock as a single class.




Warrants


      We currently have twelve different classes of warrants outstanding as follows: Mobilestream Acquisition Warrants and Carbon Recovery Class B, D, and E Acquisition Warrants, the Black Diamond Warrants, the Nutmeg Mercury Warrants, the Augustine Warrants, the Taylor Warrants, the 2008 private placement warrants, the New Millennium Warrants and warrants we issue to our directors for attending Board meetings, all of which may be converted into shares of our common stock, with these characteristics:

CLASS                      NUMBER        EXERCISE PRICE    EXPIRATION DATE
Mobilestream(1)           3,705,867          $4.75        December 31, 2008
Carbon Recovery B(2)      3,908,340          $2.75        December 31, 2008
Carbon Recovery D(2)      1,397,600          $2.75(3)     December 31, 2008
Carbon Recovery E(2)      1,397,600          $4.00(3)     December 31, 2008
Black Diamond(4)            150,000          $0.80        December 31, 2009
Mercury/Nutmeg(5)           250,000          $0.80        December 31, 2009
Augustine(6)                290,000          $2.50        December 31, 2008
Augustine(6)                215,040          $2.75        December 31, 2008
Taylor(7)                 1,000,000          $1.50        December 31,2008
2008 private offerings(8) 9,327,741          $2.00        September 15, 2009(9)
New Millennium(10)           76,000          $2.75        September 3, 2010
Director Warrants(11)        45,000           (11)             (11)


      (1) The Mobilestream Warrants were issued by the Company in connection with its acquisition of substantially all of the assets of Mobilestream in December 2006.
      (2) The Carbon Recovery B, D and E Warrants were issued by the Company in connection with its acquisition of substantially all of the assets of Carbon Recovery Corporation in September 2006.
      (3) The Carbon Recovery Class D Warrant and the Class E Warrant can only be exercised in tandem with each other, i.e., one Class E Warrant must be exercised for each Class D Warrant exercised.
      (4) 300,000 warrants were issued to Black Diamond Fund LLP in connection with settlement of claims arising from a private placement transaction that was rescinded. 150,000 of the warrants issued to Black Diamond Fund LLP have been exercised.
      (5) 500,000 warrants were issued to Nutmeg/Mercury Fund LLP in connection with settlement of claims in a private placement transaction that was rescinded. 250,000 warrants issued to Nutmeg/Mercury Fund LLP have been exercised.
      (6) The Company issued the Augustine Warrants to two different purchasers of shares of Carbon Recovery Corporation common stock from Ms. Lois Augustine Pringle. See "Certain Relationships and Related Transactions.
      (7) The Company issued 1,000,000 Taylor Warrants in January 2008 to Mr. Terence Taylor as part of a settlement and termination agreement for various claims among the Company, Mr. Taylor and Tomahawk Trading Corp. The Taylor Warrants are held in escrow and can only be exercised under all of the following conditions: all of the warrants must be exercised at one time for all, but not les then all, of the shares our common stock, by payment in full of the purchase price, and (ii) Taylor must pay to the escrow agent at the time of exercise all other sums due and payable the settlement and termination agreement pursuant to which the warrants were issued.
      (8) The Company issued 9,327,741 warrants to purchasers of its common stock in a private placement between January 1 to April 30, 2008.
      (9) If at any time between the issuance date of the 2008 Warrants and the expiration date, the closing price per share of our common stock exceeds $5.00 per share on any exchange or market on which the shares are then quoted or traded for five consecutive trading days, then the warrant holders will have a period of thirty (30) days from the expiration of the fifth such consecutive day to exercise their warrants or the warrants will expire.
      (10) The New Millennium Warrants were issued to New Millennium PR Communications in connection with certain public relations consulting work New Millennium performed for the Company for the last 12 months.
      (11) We issue warrants to purchase shares of our common stock to each director who attends a meeting of our Board. Until September 23, 2008, we issued 3,000 such warrants for each meeting, which number has been increased to 5,000 warrants commencing with the September 23, 2008 meeting of our directors. The exercise price for each group of warrants is the price of a share of our common stock on the date of each board meeting. The warrants are exercisable for a period of five years from the date of each meeting.

      WARRANT CHARACTERISTICS. Set forth below are certain characteristics with respect to our different classes of warrants.

      REGISTRATION RIGHTS. Certain classes of our warrants have registration rights as follows:

      (a) Under the Carbon Recovery Acquisition Agreement and the Mobilestream Acquisition Agreement, we were obligated to file a registration statement on Form S-1 for the Carbon Recovery Acquisition B Warrants, D Warrants and E Warrants, and the Mobilestream Acquisition Warrants, and to register the shares of our common stock underlying such warrant classes. Accordingly, we have filed as part of the same registration statement on Form S-1 described above with respect to our common stock for the Carbon Recovery and Mobilestream acquisitions, a registration statement for all classes of the Carbon Recovery Acquisition Warrants, the Mobilestream Acquistion Warrants and the shares of common stock issuable upon exercise of any class of said warrants.



      (b) Under the 2007 Black Diamond and Mercury Nutmeg Warrants we are obligated to register a combined total of 400,000 warrants and 400,000 shares of our common stock issuable upon exercise of the warrants. We filed this registration statement on Form S-1 (No. 333-152118) on July 3, 2008.

      (c) Under the Augustine Warrants we are obligated to register a total of 505,040 shares of our common stock issuable upon exercise of the warrants. We filed this registration statement on Form S-1 (No. 333-152118) on July 3, 2008.

      (d) Under the Taylor Warrants we are obligated to register a total of 1,000,000 shares of our common stock issuable upon exercise of the warrants. We filed this registration statement on Form S-1 (No. 333-152118) on July 3, 2008.


      (e) Our remaining classes of warrants do not have registration rights.

      Transferability. The warrants are not listed for trading on any exchange or for quotation on any Nasdaq Market, the OTC Bulletin Board or the Pink Sheets, but are transferable privately or in accordance with the terms and conditions of Rule 144.

      Adjustments. The exercise price and the number of shares of our common stock issuable upon the exercise of the warrants are subject to adjustment from time to time as set forth hereinafter.

      (a) Stock dividends, Stock Splits, Reclassification. If we pay a dividend or make a distribution on our common stock in shares of common stock, subdivide our outstanding shares of common stock into a greater number of shares or combine our outstanding shares of common stock into a smaller number of shares or issue by reclassification of our outstanding shares of common stock any shares of our capital stock (including any such reclassification in connection with a consolidation or merger in which we are the continuing corporation), then the number of shares of common stock issuable upon the exercise of the warrants and the exercise price then in effect shall be adjusted by us so that the holder of the warrant thereafter exercising his, her or its warrants shall be entitled to receive the number of shares of our common stock or other capital stock which the holder of the warrant would have received if the warrant had been exercised immediately prior to such event upon payment of the exercise price that has been adjusted to reflect a fair allocation of the economics of such event to the holder of the warrant.


      (b) Reorganization, Reclassification, Consolidation, Merger or Sale of all or Substantially all of our Assets. If any capital reorganization, reclassification of our capital stock, our consolidation or merger with another corporation in which we are not the survivor, or sale, transfer or other disposition of all or substantially all of our assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each holder of warrants shall thereafter have the right to purchase and receive in lieu of shares of our common stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares of our common stock for which the holder's warrants were exercisable immediately prior to such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition.

      (c) Distribution of indebtedness or assets other than cash or shares of our common stock. In case we fix a payment date for the making of a distribution to all holders of common stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions for stock splits and stock dividends), or subscription rights or warrants, the exercise price then in effect will be adjusted by multiplying the exercise price in effect immediately prior to such payment date by a fraction, (x) the numerator of which shall be the total number of shares of our common stock outstanding multiplied by the market price per share of our common stock immediately prior to such payment date, less the fair market value (as determined by our Board of Directors in good faith) of the assets or evidences of indebtedness so distributed, or of related subscription rights or warrants, and (y) the denominator of which shall be the total number of shares of our common stock outstanding multiplied by such market price per share of common stock immediately prior to such payment date.

Shares Eligible for Future Sale


      As of October 3, 2008, we had 60,920,689 shares of common stock outstanding. That number does not include (i) 200,000 shares of common stock underlying outstanding options, $1.00 per share, (ii) 110,000 shares of common stock underlying outstanding notes in the aggregate principal amount of $110,000, which are convertible into our common stock at a rate of $1.00 per share, (iii) 10,409,407 shares of common stock underlying the Mobilestream Acquisition Warrants and the Carbon Recovery B, D and E Warrants that are covered by a separate registration statement we have filed with the Commission,
(iv) 400,000 shares of our common stock underlying the Black Diamond and Mercury/Nutmeg Warrants; (v) 505,040 shares of our common stock underlying the Augustine Warrants; (vi) 1,000,000 shares of our common stock underlying the Taylor Warrants; (vii) 9,327,741 shares of our common stock underlying the 2008 private placement warrants; (viii) 76,000 shares of our common stock underlying the New Millennium Warrants and (ix) 45,000 shares of our common stock underlying the warrants issued to our directors.


Freely Tradable Shares After Offering.


      As of October 3, 2008, excluding the shares that are covered by this prospectus, 47,614,523 of our currently outstanding shares are deemed "restricted" securities, and 13,306,437 shares of our common stock can be publicly resold without restriction. Upon the resale of the 2,225,957 currently outstanding shares of our common stock covered by this prospectus, all of these shares will also be freely tradable without restriction or limitation under the Securities Act. As a result, after the completion of this offering, 15,532,394 shares of our common stock will be tradable without restriction under the Securities Act.

      Rule 144. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year, including persons who may be deemed our "affiliates," as that term is defined under the Securities Act, would be entitled to sell within any three month period a number of shares that does not exceed the greater of 1% of the then outstanding shares (approximately 593,058 shares if the currently outstanding warrants and options are not exercised) or the average weekly trading volume of shares during the four calendar weeks preceding such sale. Sales under Rule 144 are subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about the company. A person who has not been our affiliate at any time during the three months preceding a sale, and who has beneficially owned his shares for at least six months, would be entitled under Rule 144(k) to sell such shares without regard to any volume limitations under Rule 144. Subject to certain volume limitations and other conditions, all of the currently outstanding unregistered shares are eligible for public resale under Rule 144. The availability of Rule 144 to our holders of restricted securities is, however, conditioned on various factors, including the availability of certain public information concerning our company.


      Form S-8 Registration of Shares. We have registered 2,500,000 shares of our common stock on Form S-8 that are eligible for sale under our 2008 Employees Compensation Plan. Accordingly, except for shares held by affiliates of our Company, these shares may be resold in the public market without restriction.

                                 TRANSFER AGENT

      Our transfer agent is Olde Monmouth Stock Transfer Co., Inc., 200 Memorial Parkway, Atlantic Highlands, New Jersey 07716.

                                     EXPERTS

      The financial statements for the years ended December 31, 2007 and 2006 included in this prospectus have been audited by Bagell, Josephs, Levine & Company, L.L.C. to the extent and for the periods indicated in their report thereon, which report included an explanatory paragraph concerning our Company's ability to continue as a going concern. Such financial statements have been included in this prospectus and registration statement in reliance upon the report of Bagell, Josephs, Levine & Company, L.L.C. and upon the authority of such firm as experts in auditing and accounting.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

      The Nevada Private Corporations Law generally provides that a corporation is empowered to indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under Nevada law, a director or officer may not be indemnified where his act or failure to act constitutes a breach of is fiduciary duty and such breach involved intentional misconduct, fraud, or a knowing violation of law. This statute describes in detail the right of corporations such as our Company to indemnify any such person.

      Our Articles of Incorporation and our By-laws provide generally for mandatory indemnification of our directors and officers to the fullest extent permitted under the Nevada Private Corporations Law if they have been successful in the defense of any claim asserted against them, and permissive indemnification for any claim asserted against them if it appears they acted in good faith and in a manner not opposed to the best interests of the Company. We are also permitted to indemnify all other persons whom we requested to act on behalf of the Company in the same manner. Our By-Laws permit us to advance expenses on behalf of any person, including officers and directors, with regard to any action or proceeding, provided that we receive an undertaking to repay all such advances if it is determined that such person was not entitled to be indemnified by us.

      We have entered into indemnification agreements with our directors and officers. The agreements provide that we will indemnify the indemnitee to the fullest extent permitted by applicable law against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any civil or criminal action or administrative proceeding arising out of his performance of his duties as a director or officer of our company other than an action initiated by a director or officer. Such indemnification is available if the indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

      Under each indemnification agreement, the entitlement of a director or officer to indemnification shall be determined by a majority vote of a quorum of disinterested directors, or if such quorum either is not obtainable or so directs, by independent counsel or by our stockholders, as determined by such quorum of disinterested directors. Under certain circumstances, a party to the indemnification agreement will be conclusively presumed to have met the applicable statutory standard of conduct unless our board of directors, stockholders or independent legal counsel determines that the relevant standard has not been met. If a change of control of our company has occurred, the entitlement of such director or officer to indemnification shall be determined by independent counsel selected by such director or officer, unless such director or officer requests that either the board of directors or the stockholders make such determination.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

      Sol V. Slotnik, P.C., New York, New York, has provided us with an opinion concerning legality of the securities being registered by this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed electronically with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act for the common stock and warrants offered under this prospectus. We are subject to the informational requirements of the Exchange Act, and file annual reports, quarterly reports, special reports, proxy statements and other information with the Commission. The reports, proxy statements and other information we file can be read and copied at prescribed rates at the Public Reference Room of the Commission at Station Place, 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. Information about the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site http://www.sec.gov that contains our reports, proxy statements, information statements and other information concerning Global Resource in the registration statement and its exhibits, which we have filed with the Commission under the Securities Act and to which reference is made.

                          INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm....................  F-2

Consolidated Balance Sheets as of December 31, 2007 and 2006...............  F-4

Consolidated Statements of Operations (with Cumulative Totals Since
Inception) for the Years Ended December 31, 2007 and 2006..................  F-5

Consolidated Statements of Cash Flows (with Cumulative Totals Since
Inception) for the Years Ended December 31, 2007 and 2006..................  F-6

Consolidated Statements of Stockholders' Equity(Deficit) for the
Years Ended December 31, 2007 and 2006.....................................  F-7

Notes to Consolidated Financial Statements for the
Years Ended December 31, 2007 and 2006..................................... F-18

Condensed Balance Sheets at June 30, 2008 (unaudited) and
December 31, 2007 (audited)  .............................................. F-35

Condensed Statement of Operations (unaudited) (with Cumulative
Totals Since Inception) for six months ended
June 30, 2008 and 2007....................................................  F-36

Condensed Statement of Cash Flows (unaudited) (with Cumulative
Totals Since Inception) for six months ended
June 30, 2008 and 2007....................................................  F-37

Condensed Statement of Stockholders' Equity (unaudited) at
June 30, 2008.............................................................  F-38


Notes to Condensed Financial Statements (unaudited) for six
months ended June 30, 2008................................................  F-56

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                    BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.

                          Certified Public Accountants


                          406 Lippincott Drive, Ste. J
                             Marlton, NJ 08053-4168
                        (856) 346-2828 Fax (856) 396-0022


Board of Directors and Stockholders
Global Resource Corporation
408 Bloomfield Drive, #3
West Berlin, NJ 08091-2415


We have audited the accompanying consolidated balance sheet of Global Resource Corporation, a development stage enterprise, as of December 31, 2007, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 2007 and the period from July 19, 2002 (Date of Inception) through December 31, 2007. Global Resource Corporation's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Global Resource Corporation as of December 31, 2007, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2007 and the period from July 19, 2002 (Date of Inception) through December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 8 to the financial statements, unless the Company is successful in generating new sources of revenue, or obtaining debt or equity financing, or restructuring its business, the Company is likely to deplete its working capital during 2008. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters is also described in Note
8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 15 to the financial statements, the accompanying financial statements have been restated.


/S/ BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.

Bagell, Josephs, Levine & Company, L.L.C.
Marlton, NJ 08053


                                             GLOBAL RESOURCE CORPORATION
                                            (A DEVELOPMENT STAGE COMPANY)
                                             CONSOLIDATED BALANCE SHEET
                                                  DECEMBER 31, 2007


                              ASSETS                                                   Year Ended      Year Ended
                              ------                                                  December 31,    December 31,
                                                                                         2007              2006
                                                                                     ------------      ------------
                                                                                       (Restated)      (Restated)
CURRENT ASSETS
   Cash                                                                              $    780,425      $  1,770,002
   Prepaid Services                                                                     1,808,042                --
                                                                                     ------------      ------------
          TOTAL CURRENT ASSETS                                                          2,588,467         1,770,002
                                                                                     ------------      ------------
Fixed Assets, Net of depreciation                                                         373,135           488,940
                                                                                     ------------      ------------

OTHER ASSETS
   Notes Receivable net - (reserved $650,000 for doubtful collection)                                            --
   Investments & Deposits on Investments                                                   74,860           145,000
                                                                                     ------------      ------------
          TOTAL OTHER ASSETS                                                               74,860           145,000

TOTAL ASSETS                                                                         $  3,036,462      $  2,403,942
                                                                                     ============      ============

              LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable and accrued liabilities                                          $    119,588      $    114,047
   Current portion - loan payable - equipment                                              40,964            36,929
   Liabilities to be settled in common stock                                              201,342
   Loan Payable -  to officer of company                                                  150,000                --
                                                                                     ------------      ------------
          TOTAL CURRENT LIABILITIES                                                       310,552           352,318
                                                                                     ------------      ------------

LONG-TERM LIABILITIES

   Loan payable - equipment, net of current portion                                        51,629            92,952
                                                                                     ------------      ------------
          TOTAL  LIABILITIES                                                              362,181           445,270
                                                                                     ------------      ------------

STOCKHOLDERS' EQUITY

   Preferred Stock A - $.001 par value 100,000,000 shares authorized,
     35,236,188 issued and outstanding at Dec. 31, 2007
   Preferred Stock B - $.001 par value 1,000 shares authorized and issued at Dec. 31, 2007
   Common stock, $.001 par value; 200,000,000 shares authorized,
     30,263,330 30,358 issued 25,113 and outstanding at Dec. 31, 2007
   Subscription receivable                                                               (185,693)         (660,693)
   Additional paid-in capital                                                          20,279,849         9,491,127
   Deficit accumulated in the development stage                                       (17,418,997)       (6,932,111)
                                                                                     ------------      ------------
                                                                                        2,740,754         1,958,672

   Treasury Stock                                                                         (66,473)
      MOVED CONTRA PREPAID TO ASSET AND ELIMINATED DEFERRED COMPENSATION
                                                                                     ------------      ------------
          Total stockholders' equity                                                    2,674,281         1,958,672
                                                                                     ------------      ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                           $  3,036,462      $  2,403,942
                                                                                     ============      ============

                     The accompanying notes are an integral part of these financial statements.

                                                        F-3





                                       GLOBAL RESOURCE CORPORATION
                                      (A Development Stage Company)
                                  Consolidated Statement of Operations
                                (With Cumulative Totals Since Inception)



                                                              Twelve Months Ended         July 19, 2002
                                                              -------------------          (Inception)
                                                                                                to
                                                       December 31        December 31      December 31,
                                                           2007              2006              2007
                                                       ------------      ------------      ------------
                                                        (Restated)        (Restated)         (Restated)

REVENUES                                               $         --      $         --      $         --

COST OF SALES                                                    --                --
                                                       ------------      ------------      ------------

GROSS PROFIT                                                     --                --                --
                                                       ------------      ------------      ------------

OPERATING EXPENSES
    Professional fees -Consulting, legal, other             690,292           682,085         2,682,446
    Investment Banking Fees and investor relations        4,813,322         1,078,936         5,892,258
    Other general and administrative expenses             4,670,749         2,417,107         8,329,961
    Research and Development                                222,530           136,887           409,417
                                                       ------------      ------------      ------------

          TOTAL OPERATING EXPENSES                       10,396,893         4,315,015        17,314,082
                                                       ------------      ------------      ------------

LOSS BEFORE OTHER INCOME (EXPENSE)                      (10,396,893)       (4,315,015)      (17,314,082)
                                                       ------------      ------------      ------------

OTHER INCOME (EXPENSE)
    Loss on deposit / real estate - net                    (100,000)           14,324          (172,712)
    Interest expense                                        (23,322)          (13,428)          (38,491)
    Interest income                                          33,329            68,172           106,399
                                                       ------------      ------------      ------------

          TOTAL OTHER INCOME (EXPENSE)                      (89,993)           69,068          (104,804)
                                                       ------------      ------------      ------------

NET LOSS BEFORE PROVISION FOR INCOME TAXES              (10,486,886)       (4,245,947)      (17,418,886)
PROVISION FOR INCOME TAXES                                       --               111               111
                                                       ------------      ------------      ------------

NET LOSS APPLICABLE TO COMMON SHARES                   $(10,486,886)     $ (4,246,058)     $(17,418,997)
                                                       ============      ============      ============

BASIC AND DILUTED LOSS
     PER SHARE                                         $      (0.40)     $      (0.09)
                                                       ============      ============

WEIGHTED AVERAGE NUMBER
     OF COMMON SHARES                                    26,489,850        47,939,917
                                                       ============      ============

                     The accompanying notes are an integral part of these financial statements.

                                                  F-4





                                               GLOBAL RESOURCE CORPORATION
                                              (A Development Stage Company)
                                          Consolidated Statement of Cash Flows
                                        (With Cumulative Totals Since Inception)

                                                                                                           July 19, 2002
                                                                             Twelve Months Ended          (Inception)
                                                                       -----------------------------           to
                                                                       December 31,       December 31,     December 31,
                                                                          2007              2006              2007
                                                                       ------------      ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES                                    (Restated)        (Restated)       (Restated)

 Net loss                                                             $ (10,486,886)      $(4,246,058)    $ (17,418,997)
                                                                       ------------      ------------      ------------
ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH (USED IN)
   OPERATING ACTIVITIES:
   Depreciation                                                              93,864            39,912           164,800
   Preferred stock issued for services                                      400,000                --           400,000
   Common stock issued for services                                       7,107,122            64,746         7,704,168
   Amortization of deferred compensation                                    109,000           109,000           327,000
   Impairment of investment in real estate                                                                       25,900
   Allowance reserve for note payable                                                         650,000           650,000
   Loss on sale of fixed asset                                               11,775                --            11,775
   Forfeit loss on real estate                                              100,000                --           187,035
   Common stock issued as charitable contribution                                                                50,000
   Retained deficit from merger under common control (Mobilestream)                          1,484,158         1,494,658

CHANGES IN ASSETS AND LIABILITIES
  (Increase) in prepaid expenses                                                 --                --
  (Increase) decrease in deposits                                                --            16,911                --
  (Increase) in notes receivable                                                             (650,000)         (650,000)
  (Decrease) in accounts receivable                                                                                  --
  (Decrease) in accounts payable                                              5,541            36,336           223,758
                                                                       ------------      ------------      ------------
          TOTAL ADJUSTMENTS                                               7,827,302         1,751,063        10,589,094
                                                                       ------------      ------------      ------------

          NET CASH USED IN OPERATING ACTIVITIES                          (2,659,584)       (2,494,995)       (6,829,903)
                                                                       ------------      ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of fixed assets                                                 (24,033)         (336,912)         (435,162)
   Proceeds from sale of fixed assets                                        34,200                              34,200
   Proceeds from sale of real estate                                             --                             617,864
   Purchase of investment                                                   (29,860)          (90,000)         (129,860)
   Cash acquired with merger under common control (Mobilestream)                              1,678,362         1,678,362
   Investment in real estate, net                                                --                --           (80,800)
                                                                       ------------      ------------      ------------

          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES               (19,693)        1,251,450         1,684,604
                                                                       ------------      ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Issuance of common stock for cash                                      1,168,461         2,810,877         5,692,345
   Liability for stock to be issued                                                           200,367           311,147
   Proceeds from stock subscription receivable                               475,000           585,000         1,060,000
   (Increase) decrease in stock subscription receivable                                    (1,167,510)       (1,245,692)
   Proceeds from officer's loan                                             150,000                             188,550
   Repayment of officer's loan                                                                (17,050)          (38,550)
   Purchase of Treasury Stock                                               (66,473)                            (66,473)
   Proceeds from loan payable                                                                  75,000           101,316
   Repayment of loan payable                                                (37,288)          (32,825)          (76,919)
                                                                       ------------      ------------      ------------


          NET CASH PROVIDED BY FINANCING ACTIVITIES                       1,689,700         2,453,859         5,925,724
                                                                       ------------      ------------      ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                       (989,577)        1,210,314           780,425

CASH AND CASH EQUIVALENTS
  - BEGINNING OF YEAR                                                     1,770,002           559,688                --
                                                                       ------------      ------------      ------------

CASH AND CASH EQUIVALENTS
  - END OF YEAR                                                        $    780,425      $  1,770,002      $    780,425
                                                                       ============      ============      ============

SUPPLEMENTAL DISCLOSURES:
  CASH ACTIVITIES:
    INTEREST PAID                                                      $     22,134      $     14,743      $     40,877
    INCOME TAX PAID                                                    $         --      $         --      $         --

  NON-CASH ACTIVITIES SEE FOOTNOTE 16

                     The accompanying notes are an integral part of these financial statements.



                                                          F-5





                                               GLOBAL RESOURCE CORPORATION
                                              (A Development Stage Company)
                                     Consolidated Statement of Stockholders' Equity
                                                  At December 31, 2007


                                                                           PREFERRED STOCK                     COMMON STOCK
                                                               -------------------------------------  ----------------------------
                                                                 PREFERRED      PAR VALUE $.001       COMMON        PAR VALUE $.001
                                                                   SHARES       $ AMOUNT              SHARES           $ AMOUNT
                                                                 ----------        --------         ----------       --------------

BALANCE - JULY 19, 2002 (INCEPTION)                                                                         --      $        --

Issuance of initial founders' shares, September 9, 2002
   2002, net of subsequent cancellations                                                             2,555,000               --

Common stock issued for services rendered, in September
2002, at $0.472 per share                                                                            1,000,000               --

Common stock issued for cash, November 2002 at $0.50 per share                                          29,000               --


Common stock issued for services rendered, in November and
 December 2002, at $0.50 per share                                                                      13,600               --

Net loss for the period July 19, 2002 (Inception)
  through December 31, 2002, as originally stated                                                           --               --

Prior period adjustment, Note 15                                         --              --                 --               --
                                                                 ----------        --------         ----------       ----------


BALANCE AT DECEMBER 31, 2002                                             --              --          3,597,600               --
                                                                 ----------        --------         ----------       ----------

Re-issuance of founders' shares - July 2003                                                          1,455,000               --

Common stock issued for cash, from January to
December 2003 at $0.50 per share                                                                       519,800               --

Issuance of subscription receivable from shareholders                                                       --               --

Net loss for the year ended December 31, 2003,
  as originally stated                                                                                      --               --

Prior period adjustment, Note 15                                         --              --                 --               --
                                                                 ----------        --------         ----------       ----------

BALANCE AT DECEMBER 31, 2003                                             --              --          5,572,400               --
                                                                 ----------        --------         ----------       ----------

Common stock issued for cash, from January  to December
2004 at $0.6027 per share                                                                              917,645               --

Common stock issued in exchange for real estate in Aug.
and Sept. 2004 at $1.00 per share                                                                      650,000               --

Common stock issued for compensation on October 12, 2004
at $1.00 per share                                                                                     545,000               --

Common stock issued as charitable contribution on
October 12, 2004 at $1.00 per share                                                                     50,000               --

Initial founders' shares cancelled on October 28, 2004                                                (250,000)              --

Issuance of subscription receivable from shareholders                                                       --               --

Net loss for the year ended December 31, 2004                            --              --                 --               --
                                                                 ----------        --------         ----------       ----------

BALANCE AT DECEMBER 31, 2004                                             --              --          7,485,045               --
                                                                 ----------        --------         ----------       ----------

[table continued]

                     The accompanying notes are an integral part of these financial statements.

                                                          F-6



                                               GLOBAL RESOURCE CORPORATION
                                              (A Development Stage Company)
                                     Consolidated Statement of Stockholders' Equity
                                                  At December 31, 2007

                                                                 (Restated)                                (Restated)
                                                                                       DEFICIT
                                                                  ADDITIONAL          ACCUMULATED
                                                                   PAID-IN            DURING THE            DEFERRED
                                                                   CAPITAL         DEVELOPMENT STAGE      COMPENSATION
                                                                ------------          -------------       ------------

BALANCE - JULY 19, 2002 (INCEPTION)                              $        --           $         --       $        --

Issuance of initial founders' shares, September 9, 2002
   2002, net of subsequent cancellations                                  --                     --                --

Common stock issued for services rendered, in September
2002, at $0.472 per share                                            472,000                     --                --

Common stock issued for cash, November 2002 at $0.50 per share        14,500                     --                --


Common stock issued for services rendered, in November and
 December 2002, at $0.50 per share                                     6,800                     --                --

Net loss for the period July 19, 2002 (Inception)
  through December 31, 2002, as originally stated                         --             (2,008,508)               --

Prior period adjustment, Note 15                                          --              1,500,000                --
                                                                ------------          -------------       -----------


BALANCE AT DECEMBER 31, 2002                                         493,300               (508,508)               --
                                                                ------------          -------------       -----------

Re-issuance of founders' shares - July 2003                               --                     --                --

Common stock issued for cash, from January to
December 2003 at $0.50 per share                                     259,900                     --                --

Issuance of subscription receivable from shareholders                     --                     --                --

Net loss for the year ended December 31, 2003,
  as originally stated                                                    --               (931,159)               --

Prior period adjustment, Note 15                                          --                727,500                --
                                                                ------------          -------------       -----------

BALANCE AT DECEMBER 31, 2003                                         753,200               (712,167)               --
                                                                ------------          -------------       -----------

Common stock issued for cash, from January to December
2004 at $0.6027 per share                                            553,105                     --                --

Common stock issued in exchange for real estate in Aug.
and Sept. 2004 at $1.00 per share                                    650,000                     --                --

Common stock issued for compensation on October 12, 2004
at $1.00 per share                                                   545,000                     --          (545,000)

Common stock issued as charitable contribution on
October 12, 2004 at $1.00 per share                                   50,000                     --                --

Initial founders' shares cancelled on October 28, 2004                    --                     --                --

Issuance of subscription receivable from shareholders                     --                     --                --

Net loss for the year ended December 31, 2004                             --               (672,219)               --
                                                                ------------          -------------       -----------

BALANCE AT DECEMBER 31, 2004                                       2,551,305             (1,384,386)         (545,000)
                                                                ------------          -------------       -----------


[TABLE CONTINUED]

                     The accompanying notes are an integral part of these financial statements.

                                                          F-7




                                               GLOBAL RESOURCE CORPORATION
                                              (A Development Stage Company)
                                     Consolidated Statement of Stockholders' Equity
                                                  At December 31, 2007
                                                                                                        (Restated)


                                                                    SUBSCRIPTION       TREASURY
                                                                    RECEIVABLE          STOCK              TOTAL
                                                                    ----------         ---------       ------------

BALANCE - JULY 19, 2002 (INCEPTION)                                 $       --                         $        --

Issuance of initial founders' shares, September 9, 2002
   2002, net of subsequent cancellations                                    --                                  --

Common stock issued for services rendered, in September
2002, at $0.472 per share                                                   --                             472,000

Common stock issued for cash, November 2002 at $0.50 per share              --                              14,500


Common stock issued for services rendered, in November and
 December 2002, at $0.50 per share                                          --                               6,800

Net loss for the period July 19, 2002 (Inception)
  through December 31, 2002, as originally stated                           --                          (2,008,508)

Prior period adjustment, Note 15                                            --                           1,500,000
                                                                    ----------         ---------       -----------


BALANCE AT DECEMBER 31, 2002                                                --                             (15,208)
                                                                    ----------         ---------       -----------

Re-issuance of founders' shares - July 2003                                 --                                  --

Common stock issued for cash, from January to
December 2003 at $0.50 per share                                            --                             259,900

Issuance of subscription receivable from shareholders                  (14,340)                            (14,340)

Net loss for the year ended December 31, 2003,
  as originally stated                                                      --                            (931,159)

Prior period adjustment, Note 15                                                                           727,500
                                                                    ----------         ---------       -----------

BALANCE AT DECEMBER 31, 2003                                           (14,340)                             26,693
                                                                    ----------         ---------       -----------

Common stock issued for cash, from January  to December
2004 at $0.6027 per share                                                   --                             553,105

Common stock issued in exchange for real estate in Aug.
and Sept. 2004 at $1.00 per share                                           --                             650,000

Common stock issued for compensation on October 12, 2004
at $1.00 per share                                                          --                                  --

Common stock issued as charitable contribution on
October 12, 2004 at $1.00 per share                                         --                              50,000

Initial founders' shares cancelled on October 28, 2004                      --                                  --

Issuance of subscription receivable from shareholders                  (74,240)                            (74,240)

Net loss for the year ended December 31, 2004                               --                            (672,219)
                                                                    ----------         ---------       -----------

BALANCE AT DECEMBER 31, 2004                                           (88,580)                            533,339
                                                                    ----------         ---------       -----------


                     The accompanying notes are an integral part of these financial statements.


                                                          F-8





                                              GLOBAL RESOURCE CORPORATION
                                              (A Development Stage Company)
                                     Consolidated Statement of Stockholders' Equity
                                                  At December 31, 2007


                                                                           PREFERRED STOCK                     COMMON STOCK
                                                               ---------------------------------      ----------------------------
                                                                 PREFERRED      PAR VALUE $.001       COMMON        PAR VALUE $.001
                                                                   SHARES       $ AMOUNT              SHARES           $ AMOUNT
                                                                 ----------     ---------------       --------      -------------


Common stock issued for cash, from January to December
2005 at $1.2264 per share average for year                                                             745,655               --

Common stock issued to acquire technology with zero value                                           37,500,000               --

Common stock issued in exchange for real estate in on
January 18, 2005 at $1.00 per share                                                                     80,800               --

Common stock issued for services rendered, in Sept., Oct.
and November 2005, at $1.00 per share                                                                   53,500               --

Common stock issued for payment of debts on March 11,2005
 at $1.00 per share                                                                                      1,087               --

Stock subscriptions received, net                                                                           --               --

Amortization of deferred compensation                                                                       --               --

Net loss for the year ended December 31, 2005                            --              --                 --               --
                                                                 ----------        --------         ----------       ----------

BALANCE AT DECEMBER 31, 2005                                             --              --         45,866,087               --
                                                                 ----------        --------         ----------       ----------

Common stock issued for cash, from January to December
2006 at $1.0088 per share average for year                                                           2,786,286               --

Stock subscriptions received, net                                                                           --               --

Reclass deferred compensation due adoption SFAS 123r

Amortization of deferred compensation                                                                       --               --

Common stock issued for services rendered, on September 22,
  2006, at $1.044 per share                                                                             14,123               --

Common stock issued in exchange for investment in real
estate in September 2006 at $2.00 per share                                                             22,500               --

 Effect of reverse merger September 23, 2006                                                            72,241           48,761

Common stock issued for conversion of debt on
September 23, 2005 at $0.045 per share                                                               2,681,837            2,682

Common stock issued for services rendered, on
September 23, 2006, at $2.00 per share                                                                  25,000               25

Common stock issued for merger with Mobilestream Oil, Inc. on
December 31, 2006, at $0.255 per share                                                              11,145,255           11,145

Cancellation of shares for merger with Mobilestream Oil, Inc.                                      (37,500,000)         (37,500)

Preferred convertible stock issued for merger with
Mobilestream Oil, Inc. 2 for 1 convertible into common,
on December 31, 2006                                             35,236,188        $ 35,236

Net loss for the year ended December 31, 2006                            --              --                 --               --
                                                                 ----------        --------         ----------       ----------

BALANCE AT DECEMBER 31, 2006                                     35,236,188        $ 35,236         25,113,329       $   25,113
                                                                 ==========        ========         ==========       ==========


                     The accompanying notes are an integral part of these financial statements.

                                                          F-9




                                               GLOBAL RESOURCE CORPORATION
                                              (A Development Stage Company)
                                     Consolidated Statement of Stockholders' Equity
                                                  At December 31, 2007

                                                                      (Restated)                                (Restated)
                                                                                            DEFICIT
                                                                       ADDITIONAL          ACCUMULATED
                                                                        PAID-IN            DURING THE            DEFERRED
                                                                         CAPITAL         DEVELOPMENT STAGE    COMPENSATION
                                                                      -------------      -----------------    ------------

Common stock issued for cash, from January  to December
2005 at $1.2264 per share average for year                                        --                --               --

Common stock issued to acquire technology with zero value                         --                --               --

Common stock issued in exchange for real estate in on
January 18, 2005 at $1.00 per share                                               --                --               --

Common stock issued for services rendered, in Sept., Oct.
and November 2005, at $1.00 per share                                             --                --               --

Common stock issued for payment of debts on March 11,2005
 at $1.00 per share                                                               --                --               --

Stock subscriptions received, net                                                 --                --           10,398

Amortization of deferred compensation                                             --           109,000               --

Net loss for the year ended December 31, 2005                             (1,291,169)               --               --
                                                                       -------------       -----------       ----------

BALANCE AT DECEMBER 31, 2005                                              (2,675,555)         (436,000)         (78,182)
                                                                       -------------       -----------       ----------

Common stock issued for cash, from January to December
2006 at $1.0088 per share average for year                                        --                --               --

Stock subscriptions received, net                                                 --                --         (582,511)

Reclass deferred compensation due adoption SFAS 123r                                           436,000

Amortization of deferred compensation                                             --                                 --

Common stock issued for services rendered, on September 22,
  2006, at $1.044 per share                                                       --                --               --

Common stock issued in exchange for investment in real
estate in September 2006 at $2.00 per share                                       --                --               --

 Effect of reverse merger September 23, 2006                                      --                --               --

Common stock issued for conversion of debt on
September 23, 2005 at $0.045 per share                                            --                --               --

Common stock issued for services rendered, on
September 23, 2006, at $2.00 per share                                            --                --               --

Common stock issued for merger with Mobilestream Oil, Inc. on
December 31, 2006, at $0.255 per share                                       (10,498)

Cancellation of shares for merger with Mobilestream Oil, Inc.

Preferred convertible stock issued for merger with Mobilestream Ol, Inc. 2 for 1 convertible into common, on December 31, 2006

Net loss for the year ended December 31, 2006                            (4,246,058)                --              --
                                                                       -------------       -----------       ----------

BALANCE AT DECEMBER 31, 2006                                            $ (6,932,111)      $        --       $ (660,693)
                                                                       =============       ===========       ==========


[TABLE CONTINUED]

                     The accompanying notes are an integral part of these financial statements.

                                                          F-10




                                               GLOBAL RESOURCE CORPORATION
                                              (A Development Stage Company)
                                     Consolidated Statement of Stockholders' Equity
                                                  At December 31, 2007

                                                                                                        (Restated)


                                                                    SUBSCRIPTION       TREASURY
                                                                    RECEIVABLE          STOCK              TOTAL
                                                                    ----------         ---------       ------------


Common stock issued for cash, from January  to December
2005 at $1.2264 per share average for year                                   --                          914,507

Common stock  issued to acquire technology with zero value                   --                               --

Common stock issued in exchange for real estate in on
January 18,  2005 at $1.00 per share                                         --                           80,800

Common stock issued for services rendered, in Sept., Oct.
and November 2005, at $1.00 per share                                        --                           53,500

Common stock issued for payment of debts on March 11,2005
 at $1.00 per share                                                          --                            1,087

Stock subscriptions received, net                                        10,985                           10,398

Amortization of deferred compensation                                        --                          109,000

Net loss for the year ended December 31, 2005                                --                       (1,291,169)
                                                                       ---------                      -----------

BALANCE AT DECEMBER 31, 2005                                            (78,182)                         411,462
                                                                       ---------    ----------        -----------

Common stock issued for cash, from January  to December
2006 at $1.0088 per share average for year                                    --                       2,810,877

Stock subscriptions received, net                                       (582,511)                       (582,511)

Reclass deferred compensation due adoption SFAS 123r

Amortization of deferred compensation                                                                    109,000

Common stock issued for services rendered, on September 22,
  2006, at $1.044 per share                                                   --                          14,746

Common stock issued in exchange for investment in real
estate in September 2006 at $2.00 per share                                   --                          45,000

 Effect of reverse merger September 23, 2006                                  --                        (120,683)

Common stock issued for conversion of debt on
September 23, 2005 at $0.045 per share                                        --                         120,682

Common stock issued for services rendered, on
September 23, 2006, at $2.00 per share                                        --                          50,000

Common stock issued for merger with Mobilestream Oil, Inc. on
December 31, 2006, at $0.255 per share                                        --                       2,842,783

Cancellation of shares for merger with Mobilestream Oil, Inc.                 --                              --

Preferred convertible stock issued for merger with
Mobilestream Oil, Inc. 2 for 1 convertible into common,
on December 31, 2006                                                          --                         503,374

Net loss for the year ended December 31, 2006                                 --            --        (4,246,058)
                                                                       ---------    ----------        -----------

BALANCE AT DECEMBER 31, 2006                                           $      --    $       --        $ 1,958,672
                                                                      ==========    ==========        ===========


                     The accompanying notes are an integral part of these financial statements.


                                                          F-11





                                              GLOBAL RESOURCE CORPORATION
                                              (A Development Stage Company)
                                     Consolidated Statement of Stockholders' Equity
                                                  At December 31, 2007



                                                                           PREFERRED STOCK                     COMMON STOCK
                                                                -------------------------------       ----------------------------
                                                                 PREFERRED      PAR VALUE $.001       COMMON        PAR VALUE $.001
                                                                   SHARES       $ AMOUNT              SHARES          $ AMOUNT
                                                                 ----------     ---------------       --------      --------------



 Common stock shares issued for cash:
Common stock issued for cash in March 2007,
at $0.30 per share                                                                                      17,500               17
Common stock issued for cash from April to
June 30, 2007, at $0.32 per share, regulation S offering                                               499,564              500
Common stock issued for cash on October 25, 2007,
 at $2.00 per share                                                                                      2,500                3
Common stock issued for cash on December 20, 2007,
 at $1.00 per share                                                                                  1,000,000            1,000

Common stock issued for Stock to be issued (liability)
on March 7, 2007, at $1.0777 per share                                                                 186,822              187

Stock subscriptions received, net                                                                           --               --

Amortization of deferred compensation

Common Stock Shares issued for services rendered:
Common stock issued for services rendered, on
 March 19, 2007, at $1.00 per share                                                                      5,000                5
Common stock issued for services rendered, on
 March 19, 2007, at $0.50 per share                                                                     20,000               20
Common stock issued for services rendered, on
 March 20, 2007, at $0.50 per share                                                                     11,000               11
Common stock issued for services rendered, on
 April 20, 2007, at $1.38 per share                                                                    250,000              250
Common stock issued for services rendered, on
 May 30, 2007, at $1.05 per share                                                                        3,417                3
Common stock issued for services rendered, on
 June 1, 2007, at $1.36 per share                                                                      194,500              195
Common stock issued for services rendered, on
 July 9, 2007, at $1.00 per share                                                                        4,700                5
Common stock issued for services rendered,
 on July 18, 2007, at $0.80 per share                                                                   37,500               37
Common stock issued for services rendered,
 on August 1, 2007, at $4.43 per share                                                                 100,000              100
Common stock issued for services rendered,
  on August 19, 2007, at $4.50 per share                                                               250,000              250
Common stock issued for services rendered,
 on August 30, 2007, at $2.27 per share                                                                  3,745                4
Common stock issued for services rendered, on
 August 30, 2007, at $0.69 per share                                                                    30,041               30
Common stock issued for services rendered,
 on August 31, 2007, at $3.41 per share                                                                  1,000                1
Common stock issued for services rendered, on
 August 31, 2007, at $3.41 per share                                                                    10,000               10
Common stock issued for services rendered, on
 October 1, 2007, at $2.60 per share                                                                   300,000              300
Common stock issued for services rendered,
 on October 9, 2007, at $2.69 per share                                                                 47,579               48
Common stock issued for services rendered,
 on October 22, 2007, at $1.86 per share                                                                50,000               50
Common stock issued for services rendered,
on October 29  2007, at $2.25 per share                                                                150,000              150
Common stock issued for services rendered,
 on November 9,  2007, at $3.23 per share                                                              130,000              130
Common stock issued for services rendered,
 on November 19,  2007, at $3.50 per share                                                              50,000               50
Common stock issued for services rendered,
on November 26,  2007, at $3.01 per share                                                               30,000               30
Common stock issued for services rendered,
on December 3,  2007, at $2.00 per share                                                                45,094               45
Common stock issued for services rendered,
 on December 4,  2007, at $3.15 per share                                                               50,000               50
Common stock issued for services rendered,
 on December 11, 2007, at $2.50 per share                                                              200,000              200


[TABLE CONTINUED]

                     The accompanying notes are an integral part of these financial statements.

                                                          F-12




                                               GLOBAL RESOURCE CORPORATION
                                              (A Development Stage Company)
                                     Consolidated Statement of Stockholders' Equity
                                                  At December 31, 2007

                                                                    (Restated)                               (Restated)
                                                                                          DEFICIT
                                                                     ADDITIONAL          ACCUMULATED
                                                                      PAID-IN            DURING THE          DEFERRED
                                                                      CAPITAL         DEVELOPMENT STAGE    COMPENSATION
                                                                    -------------     -----------------   -------------



 Common stock shares issued for cash:
Common stock issued for cash in March  2007,
at $0.30 per share                                                     5,233
Common stock issued for cash from April  to
June 30,  2007, at $0.32 per share, Regulation S offering            157,711
Common stock issued for cash on October 25, 2007,
 at $2.00 per share                                                    4,997
Common stock issued for cash on December 20, 2007,
 at $1.00 per share                                                  999,000

Common stock issued for Stock to be issued (liability)
on March 7, 2007, at $1.0777 per share                               201,156

Stock subscriptions received, net                                         --                     --                --

Amortization of deferred compensation                                109,000

Common Stock Shares issued for services rendered:
Common stock issued for services rendered, on
 March 19, 2007, at $1.00 per share                                    4,995
Common stock issued for services rendered, on
 March 19, 2007, at $0.50 per share                                    9,980
Common stock issued for services rendered, on
 March 20, 2007, at $0.50 per share                                   10,989
Common stock issued for services rendered, on
 April 20, 2007, at $1.38 per share                                  344,750
Common stock issued for services rendered, on
 May 30, 2007, at $1.05 per share                                      3,301
Common stock issued for services rendered, on
 June 1, 2007, at $1.36 per share                                    264,325
Common stock issued for services rendered, on
 July 9, 2007, at $1.00 per share                                      4,695
Common stock issued for services rendered,
 on July 18, 2007, at $0.80 per share                                 29,963
Common stock issued for services rendered,
 on August 1, 2007, at $4.43 per share                               442,900
Common stock issued for services rendered,
  on August 19, 2007, at $4.50 per share                           1,124,750
Common stock issued for services rendered,
 on August 30, 2007, at $2.27 per share                                8,496
Common stock issued for services rendered, on
 August 30, 2007, at $0.69 per share                                  20,698
Common stock issued for services rendered,
 on August 31, 2007, at $3.41 per share                                3,409
Common stock issued for services rendered, on
 August 31, 2007, at $3.41 per share                                  34,090
Common stock issued for services rendered, on
 October 1, 2007, at $2.60 per share                                 779,700
Common stock issued for services rendered,
 on October 9, 2007, at $2.69 per share                              127,702
Common stock issued for services rendered,
 on October 22, 2007, at $1.86 per share                              92,950
Common stock issued for services rendered,
on October 29  2007, at $2.25 per share                              337,350
Common stock issued for services rendered,
 on November 9,  2007, at $3.23 per share                            419,770
Common stock issued for services rendered,
 on November 19,  2007, at $3.50 per share                           174,950
Common stock issued for services rendered,
on November 26,  2007, at $3.01 per share                             90,270
Common stock issued for services rendered,
on December 3,  2007, at $2.00 per share                              89,955
Common stock issued for services rendered,
 on December 4,  2007, at $3.15 per share                            157,450
Common stock issued for services rendered,
 on December 11, 2007, at $2.50 per share                            499,800


[TABLE CONTINUED]

                     The accompanying notes are an integral part of these financial statements.

                                                          F-13





                                               GLOBAL RESOURCE CORPORATION
                                              (A Development Stage Company)
                                     Consolidated Statement of Stockholders' Equity
                                                  At December 31, 2007

                                                                                                        (Restated)


                                                                    SUBSCRIPTION       TREASURY
                                                                    RECEIVABLE          STOCK              TOTAL
                                                                    ----------         ---------       ------------

 Common stock shares issued for cash:                                                                          --
Common stock issued for cash in March  2007,
at $0.30 per share                                                                                          5,250
Common stock issued for cash from April to
June 30, 2007, at $0.32 per share, Regulation S offering                                                  158,211
Common stock issued for cash on October 25, 2007,
 at $2.00 per share                                                                                         5,000
Common stock issued for cash on December 20, 2007,
 at $1.00 per share                                                                                     1,000,000
                                                                                                               --
Common stock issued for Stock to be issued (liability)
on March 7, 2007, at $1.0777 per share                                                                    201,343

Stock subscriptions received, net                                     475,000                             475,000

Amortization of deferred compensation                                                                     109,000
                                                                                                               --
Common Stock Shares issued for services rendered:                                                              --
Common stock issued for services rendered, on
 March 19, 2007, at $1.00 per share                                                                         5,000
Common stock issued for services rendered, on
 March 19, 2007, at $0.50 per share                                                                        10,000
Common stock issued for services rendered, on
 March 20, 2007, at $0.50 per share                                                                        11,000
Common stock issued for services rendered, on
 April 20, 2007, at $1.38 per share                                                                       345,000
Common stock issued for services rendered, on
 May 30, 2007, at $1.05 per share                                                                           3,304
Common stock issued for services rendered, on
 June 1, 2007, at $1.36 per share                                                                         264,520
Common stock issued for services rendered, on
 July 9, 2007, at $1.00 per share                                                                           4,700
Common stock issued for services rendered,
 on July 18, 2007, at $0.80 per share                                                                      30,000
Common stock issued for services rendered,
 on August 1, 2007, at $4.43 per share                                                                    443,000
Common stock issued for services rendered,
  on August 19, 2007, at $4.50 per share                                                                1,125,000
Common stock issued for services rendered,
 on August 30, 2007, at $2.27 per share                                                                     8,500
Common stock issued for services rendered, on
 August 30, 2007, at $0.69 per share                                                                       20,728
Common stock issued for services rendered,
 on August 31, 2007, at $3.41 per share                                                                     3,410
Common stock issued for services rendered, on
 August 31, 2007, at $3.41 per share                                                                       34,100
Common stock issued for services rendered, on
 October 1, 2007, at $2.60 per share                                                                      780,000
Common stock issued for services rendered,
 on October 9, 2007, at $2.69 per share                                                                   127,750
Common stock issued for services rendered,
 on October 22, 2007, at $1.86 per share                                                                   93,000
Common stock issued for services rendered,
on October 29  2007, at $2.25 per share                                                                   337,500
Common stock issued for services rendered,
 on November 9,  2007, at $3.23 per share                                                                 419,900
Common stock issued for services rendered,
 on November 19,  2007, at $3.50 per share                                                                175,000
Common stock issued for services rendered,
on November 26,  2007, at $3.01 per share                                                                  90,300
Common stock issued for services rendered,
on December 3,  2007, at $2.00 per share                                                                   90,000
Common stock issued for services rendered,
 on December 4,  2007, at $3.15 per share                                                                 157,500
Common stock issued for services rendered,
 on December 11, 2007, at $2.50 per share                                                                 500,000


                     The accompanying notes are an integral part of these financial statements.

                                                          F-14




                                              GLOBAL RESOURCE CORPORATION
                                              (A Development Stage Company)
                                     Consolidated Statement of Stockholders' Equity
                                                  At December 31, 2007


                                                                           PREFERRED STOCK                    COMMON STOCK
                                                               --------------------------------     ----------------------------
                                                                 PREFERRED      PAR VALUE $.001       COMMON       PAR VALUE $.001
                                                                   SHARES       $ AMOUNT              SHARES           $ AMOUNT
                                                                -----------     ---------------     ----------     ---------------


Common stock issued for services rendered,
 on December 17, 2007, at $1.446 per share                                                             400,000              400
Common stock issued for services rendered,
 on December 17, 2007, at $2.50 per share                                                              100,000              100
Common stock issued for services rendered,
 on December 18, 2007, at $3.02 per share                                                               50,000               50
Common stock issued for services rendered,
 on December 21, 2007, at $3.00 per share                                                               40,000               40
Common stock issued for services rendered,
 on December 27, 2007, at $3.10 per share                                                               50,000               50
Common stock issued for services rendered,
 on March 19, 2007, at $0.50 per share
Common stock issued for services rendered,
 on March 19, 2007, at $0.50 per share

 Common stock Shares issued for services rendered
  classified as Prepaid:
Common stock issued for services rendered,
 on August 31, 2007, at $3.41 per share recorded as prepaid                                            350,000              350
Common stock issued for services rendered,
on September 14, 2007, at $2.29 per share recorded as prepaid                                          150,000              150
Common stock issued for services rendered,
on October 02, 2007, at $2.47 per share recorded as prepaid                                            350,000              350
Common stock issued for services rendered,
 on October 02, 2007, at $2.40 per share recorded as prepaid                                            75,000               75


 Treasury Stock                                                                                        (94,961)

 Preferred Shares issued for settlement of services                   1,000               1

Net loss for the period ended December 31, 2007                          --              --                 --               --
                                                                 ----------        --------         ----------       ----------

BALANCE AT DECEMBER 31, 2007                                     35,237,188        $ 35,237         30,263,330       $   30,358
                                                                 ==========        ========         ==========       ==========



[TABLE CONTINUED]

                     The accompanying notes are an integral part of these financial statements.


                                                          F-15




                                               GLOBAL RESOURCE CORPORATION
                                              (A Development Stage Company)
                                     Consolidated Statement of Stockholders' Equity
                                                  At December 31, 2007

                                                                      (Restated)                                (Restated)
                                                                                            DEFICIT
                                                                       ADDITIONAL          ACCUMULATED
                                                                        PAID-IN            DURING THE            DEFERRED
                                                                         CAPITAL         DEVELOPMENT STAGE    COMPENSATION
                                                                       -------------     -----------------    ------------



Common stock issued for services rendered,
 on December 17, 2007, at $1.446 per share                                 578,051
Common stock issued for services rendered,
 on December 17, 2007, at $2.50 per share                                  249,900
Common stock issued for services rendered,
 on December 18, 2007, at $3.02 per share                                  150,950
Common stock issued for services rendered,
 on December 21, 2007, at $3.00 per share                                  119,960
Common stock issued for services rendered,
 on December 27, 2007, at $3.10 per share                                  154,950
Common stock issued for services rendered,
 on March 19, 2007, at $0.50 per share
Common stock issued for services rendered,
 on March 19, 2007, at $0.50 per share

 Common stock Shares issued for services rendered
  classified as Prepaid:
Common stock issued for services rendered,
 on August 31, 2007, at $3.41 per share recorded as prepaid              1,193,150
Common stock issued for services rendered,
on September 14, 2007, at $2.29 per share recorded as prepaid              343,350
Common stock issued for services rendered,
on October 2, 2007, at $2.47 per share recorded as prepaid                864,150
Common stock issued for services rendered,
 on October 2, 2007, at $2.40 per share recorded as prepaid               179,926


 Treasury Stock

 Preferred Shares issued for settlement of services                        399,999

Net loss for the period ended December 31, 2007                                 --            (10,486,886)               --
                                                                      ------------          -------------       -----------

BALANCE AT DECEMBER 31, 2007                                          $ 20,279,849          $ (17,418,997)      $        --
                                                                      ============          =============       ===========


[TABLE CONTINUED]

                     The accompanying notes are an integral part of these financial statements.

                                                          F-16




                                               GLOBAL RESOURCE CORPORATION
                                              (A Development Stage Company)
                                     Consolidated Statement of Stockholders' Equity
                                                  At December 31, 2007
                                                                                                        (Restated)


                                                                    SUBSCRIPTION       TREASURY
                                                                    RECEIVABLE          STOCK              TOTAL
                                                                    ----------         ---------       ------------



Common stock issued for services rendered,
 on December 17, 2007, at $1.446 per share                                                               578,451
Common stock issued for services rendered,
 on December 17, 2007, at $2.50 per share                                                                250,000
Common stock issued for services rendered,
 on December 18, 2007, at $3.02 per share                                                                151,000
Common stock issued for services rendered,
 on December 21, 2007, at $3.00 per share                                                                120,000
Common stock issued for services rendered,
 on December 27, 2007, at $3.10 per share                                                                155,000
Common stock issued for services rendered,
 on March 19, 2007, at $0.50 per share                                                                        --
Common stock issued for services rendered,
 on March 19, 2007, at $0.50 per share

 Common stock Shares issued for services rendered
  classified as Prepaid:
Common stock issued for services rendered,
 on August 31, 2007, at $3.41 per share recorded as prepaid                                            1,193,500
Common stock issued for services rendered,
on September 14, 2007, at $2.29 per share recorded as prepaid                                            343,500
Common stock issued for services rendered,
on October 2, 2007, at $2.47 per share recorded as prepaid                                              864,500
Common stock issued for services rendered,
 on October 2, 2007, at $2.40 per share recorded as prepaid                                             180,001
                                                                                                              --
                                                                                                              --
 Treasury Stock                                                                        (66,473)          (66,473)

 Preferred Shares issued for settlement of services                                                      400,000
                                                                                                              --
Net loss for the period ended December 31, 2007                           --                --       (10,486,886)
                                                                  ----------         ---------       -----------

BALANCE AT DECEMBER 31, 2007                                      $ (185,693)        $ (66,473)      $ 2,674,281
                                                                  ==========         =========       ===========





                     The accompanying notes are an integral part of these financial statements.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007



NOTE 1 - BASIS OF PRESENTATION AND NATURE OF BUSINESS AND ORGANIZATION

Global Resource Corporation (the Company") was formed on July 19, 2002 in the State of New Jersey under the name Carbon Recovery Corporation as a development stage company. The Company's business plan is to research and develop and market the business of decomposing petroleum-based materials, including shale deposits, tar sands, capped oil wells, waste oil streams and tires, by subjecting them to variable frequency microwave radiation at specifically selected frequencies for a time sufficient to at least partially decompose the materials, converting the materials into oils and alternative petroleum products.

        The Company's business goals are as follows:

        1) The construction of plants to exploit certain technology for decomposing petroleum-based materials by subjecting them to variable frequency microwave radiation at specifically selected frequencies for a time sufficient to at least partially decompose the materials; 2) The design, manufacture and sale of machinery and equipment units, embodying the technology; 3) The sub-licensing of third parties to exploit that technology.

        At the present time, the process is in a laboratory mode. There will have to be a transition from the "one batch at a time" operation, used in the laboratory to a "continuous feed" line in order to commercialize the process. A prototype one ton "continuous feed" line machine is scheduled for delivery in the first quarter 2008.

        The Company believes that the design of the machinery and equipment for the decomposition of waste tires fully protects the environment from the release of components during the decomposition process.

        The Company is currently offering three models: one which disposes of five tons per hour, one which disposes of ten tons per hour and one which disposes of fifteen tons per hour. The Company is soliciting orders and has issued various proposals.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007


NOTE 1 - BASIS OF PRESENTATION AND NATURE OF BUSINESS AND  ORGANIZATION
        (CONTINUED)

      There are other potential applications for the microwave technology covered by the pending patent applications, in addition to the application for decomposing waste tires. These include:

      1. Stimulation of production of mature oil and gas wells ("stripper" wells);

      2. Reduction of hydrocarbons in drilling cuttings to permit on-site disposal;

      3. Volatilization of heavy or slurry oil;

      4. Recovery of oil from oil shale and oil sands; and

      5. Medical applications.

      To date, the Company has allocated a substantial portion of its time and investment in bring its product to the market and the raising of capital. The Company has not commenced any commercial operations as of December 31, 2007.

      On December 31, 2006, Global Resource Corporation acquired all the assets and assumed all of the liabilities of Mobilestream Oil, Inc. in exchange for: (a) 11,145,255 shares of the Company's Common Stock; (b) the issuance by the Company for the benefit of the holders of the 2006 series of convertible preferred stock of Mobilestream of 35,236,188 shares of the Company's own "2006 Series" in the process of designation (see "Subsequent Events" note 13 below for changes); (c) the issuance of 27,205,867 common stock purchase warrants on the basis of 1 warrant for each 3 shares of either common stock or preferred stock (the 2006 Series), exercisable at $4.75 per share for a period ending on December 31, 2007. Mobilestream agreed to cancel 37,500,000 shares of the Company's stock which it owned after the Carbon Recovery acquisition described below. The total cost of the acquisition of Mobilestream has been allocated to the assets acquired and the liabilities assumed based on their fair values in accordance with SFAS 141, BUSINESS COMBINATIONS. The net asset and liabilities of Mobilestream equal approximately $2.4 million. The assets consisted of cash of approximately $1,678,000 and fixed assets of $149,000, offset by liabilities of approximately $91,000.

      On September 22, 2006, Carbon Recovery Corporation entered into a Plan and Agreement of Reorganization ("Agreement") with Global Resource Corporation. Pursuant to the Agreement, Global Resource Corporation acquired all of the assets and assumed all of the liabilities and related development stage business of Carbon Recovery Corporation in exchange for:
      (a) 48,688,996 common shares and (b) the assumption of a convertible debenture issued by Carbon Recovery Corporation and accrued interest in the amount of $120,682. Subsequently the Company eliminated the convertible debenture by issuing 2,681,837 of the Company's common stock.. The holders of Global Resource Corporation's capital stock before the Agreement retained 72,241 shares of common stock. Pursuant to the Agreement, various classes of Carbon Recovery Corporation warrants were exchanged for warrants of Global Resource Corporation as follows:

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007



NOTE 1- BASIS OF PRESENTATION AND NATURE OF BUSINESS AND ORGANIZATION
       (CONTINUED)

      Global Resource Corporation issued 3,908,340 Class B warrants, 1,397,600 Class D warrants and 1,397,600 Class E warrants in exchange for an equal number of warrants of Carbon Recovery. The Class B and Class D warrants have an exercise price of $2.75 and the Class E warrants have an exercise price of $4.00. All of the warrants were originally scheduled to expire on September 21, 2007, but the Board of Directors of the Company has extended the expiration date to December 31, 2007 for Class B and Class D warrants and March 31, 2008 for Class E warrants (see "Subsequent Events" Note 13 below).

      The above transaction has been accounted for as a reverse merger (recapitalization) with Carbon Recovery Corporation being deemed the accounting acquirer and Global Resource Corporation being deemed the legal acquirer. Accordingly, the historical financial information presented in the financial statements is that of Carbon Recovery Corporation as adjusted to give effect to any difference in the par value of the issuer's and the accounting acquirer's stock with an offset to additional paid in capital. The basis of the assets and liabilities of Carbon Recovery Corporation, the accounting acquirer, have been carried over in the recapitalization. Concurrent with the acquisition, Carbon Recovery Corporation changed its name to Global Resource Corporation.

      On December 11, 2007 the Company adopted the following Amendments to the Articles of Incorporation: 1) Reduce the authorized number of shares of common stock which the Company may issue from 2,000,000,000 to 200,000,000 shares. 2) Increase the authorized number of preferred shares which the Company may issue from 50,000,000 to 100,000,000. 3)Reduce the number of 2006 Series of Convertible Preferred Stock which may be converted into common stock, from 2 shares of common stock to 1/2 of 1 share of common stock for each share of 2006 Series of Convertible Preferred Stock. 4) Indemnify the Company's directors and officers to the maximum extent permitted under the laws of the State of Nevada. 5) Limit the liability of the Company's directors and officers to the Company, its stockholders and creditors to the maximum extent provided under the Private Corporations Law of the State of Nevada (the "Nevada PCL"). 6) Permit the Board of Directors to declare reverse stock splits of its issued and outstanding shares without approval of the stockholders under section 78-2055 of the Nevada PCL.

      The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "ACCOUNTING AND REPORTING BY DEVELOPMENT STAGE ENTERPRISES". The Company has devoted substantially all of its efforts to business planning and development, as well as allocating a substantial portion of its time and investment in bringing its product to the market, and the raising of capital.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007



NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      USE OF ESTIMATES

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      CASH AND CASH EQUIVALENTS

      The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents.

      At December 31, 2007, the Company maintained cash and cash equivalent balances at two financial institutions that are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2007 the Company's uninsured cash balances total $680,425.

      START-UP COSTS

      In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, "REPORTING ON THE COSTS OF START-UP ACTIVITIES", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

      INCOME TAXES

      Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

      BUSINESS COMBINATIONS

      Effective December 31, 2006 the Company acquired the assets of Mobilestream Oil, Inc. and due to the transfer of assets between entities under common control, the total cost of the acquisition of Mobilestream has been allocated to the assets acquired and the liabilities assumed based on their historical costs in accordance with SFAS 141, BUSINESS COMBINATIONS, PARAGRAPHS D11 - D18, entities under common control. All account amounts and shares amounts have been retroactively applied and presented to reflect the change. Effective July 31, 2006 the Company completed a reverse split of its common stock. All share amounts have been retroactively applied and presented to reflect the change

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007



NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      STOCK-BASED COMPENSATION

      Effective January 1, 2006, the Company adopted the provisions of Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), "SHARE-BASED PAYMENT" ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. Prior to January 1, 2006, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements. Accordingly, no compensation expense was recognized for the stock option grants in periods prior to the adoption of SFAS 123R. The Company has not issued any options during the reporting periods and as such, the effect of SFAS 123R has no impact on the results of operations for the twelve months ended December 31, 2007 and 2006. The company did issue stock grants in 2007 that were 100% vested at time of issuance and were expensed to the Company at the market price.

      EARNINGS (LOSS) PER SHARE OF COMMON STOCK

      Historical net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share
      (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be anti-dilutive.

            EARNINGS (LOSS) PER SHARE OF COMMON STOCK

            The following is a reconciliation of the computation for basic and diluted earnings per share:

                                                Twelve Months Ended December 31,
                                               -------------------------------
                                                  2007              2006
                                              ------------      ------------
           Net loss                           ($10,486,886)     ($ 4,246,058)
                                              ------------      ------------


           Weighted-average common shares
           Outstanding (Basic)                  26,489,850        47,939,917
                                              ------------      ------------

           Weighted-average common shares
           Outstanding (Diluted)                26,489,850        47,939,917
                                              ============      ============

      Weighted-average common stock equivalents for preferred stock convertible to 1/2 for 1 of common are 17,618,094 and warrants common stock equivalents are 11,036,907. There are also common stock purchase options equivalents totaling 200,000. These warrants and options are not part of the weighted-average outstanding common stock calculation because inclusion would have been anti-dilutive as of December 31, 2007 and December 31, 2006.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007



NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      ADVERTISING COSTS

      The Company will expense the costs associated with advertising as they are incurred. The Company did not incur any advertising costs for the years ended December 31, 2007 and 2006.

      RECLASSIFICATIONS

      Certain amounts for the year ended December 31, 2006 have been reclassified in the comparative financial statements to be comparable to the presentation for the year ended December 31, 2007. These reclassifications had no effect on net loss.

      RECENT ACCOUNTING PRONOUNCEMENTS

      In December 2007, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141 (revised
      2007), BUSINESS COMBINATIONS, which replaces SFAS No. 141. The statement retains the purchase method of accounting for acquisitions, but requires a number of changes, including changes in the way assets and liabilities are recognized in the purchase accounting. It also changes the recognition of assets acquired and liabilities assumed arising from contingencies, requires the capitalization of in-process research and development at fair value, and requires the expensing of acquisition-related costs as incurred. SFAS No. 141R is effective for us beginning January 1, 2009 and will apply prospectively to business combinations completed on or after that date.

      In December 2007, the FASB issued SFAS No. 160, NONCONTROLLING INTERESTS IN CONSOLIDATED FINANCIAL STATEMENTS, AN AMENDMENT OF ARB 51, which changes the accounting and reporting for minority interests. Minority interests will be recharacterized as noncontrolling interests and will be reported as a component of equity separate from the parent's equity, and purchases or sales of equity interests that do not result in a change in control will be accounted for as equity transactions. In addition, net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement and, upon a loss of control, the interest sold, as well as any interest retained, will be recorded at fair value with any gain or loss recognized in earnings. SFAS No. 160 is effective for us beginning January 1, 2008 and will apply prospectively, except for the presentation and disclosure requirements, which will apply retrospectively. We are currently assessing the potential impact that adoption of SFAS No. 160 would have on our financial statements.

      In February 2007, the FASB issued SFAS No. 159, THE FAIR VALUE OPTION FOR FINANCIAL ASSETS AND FINANCIAL LIABILITIES. SFAS No. 159 gives us the irrevocable option to carry many financial assets and liabilities at fair values, with changes in fair value recognized in earnings. SFAS No. 159 is effective for us beginning January 1, 2009, although early adoption is permitted. We are currently assessing the potential impact that electing fair value measurement would have on our financial statements and have not determined what election we will make.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      In September 2006, the FASB issued SFAS No. 157, FAIR VALUE MEASUREMENTS, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. SFAS No. 157 is effective for us beginning January 1, 2008. In December 2007, the FASB released a proposed FASB Staff Position (FSP FAS 157-b - EFFECTIVE DATE OF FASB STATEMENT NO. 157) which, if adopted as proposed, would delay the effective date of SFAS No. 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). We are currently assessing the potential impact that adoption of this statement would have on our financial statements.

      On January 1, 2007, the Company adopted the provisions of FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140." SFAS No. 156 requires an entity to recognize a servicing asset or liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract under a transfer of the servicer's financial assets that meets the requirements for sale accounting, a transfer of the servicer's financial assets to a qualified special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale or trading securities in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" and an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. Additionally, SFAS No. 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, permits an entity to choose either the use of an amortization or fair value method for subsequent measurements, permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights and requires separate presentation of servicing assets and liabilities subsequently measured at fair value and additional disclosures for all separately recognized servicing assets and liabilities. The adoption of SFAS No. 156 did not have a material impact on the Company's financial position, results of operations, or cash flows.

      RESEARCH AND DEVELOPMENT COSTS

      Research and development costs are charged to operations when incurred and are included in operating expenses. The amounts charged in calendar 2007 and 2006 were $222,530 and $136,887 respectively.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

NOTE 3- FIXED ASSETS

      Fixed assets as of December 31, 2007 were as follows:

                                                         Estimated
                                                        Useful Lives
                                                           (Years)     Amount
                                                           -------     ------

         Testing Equipment                                  5 - 7     $454,013
         Vehicles                                               5       34,454
         Office & Computer Equip.                               5       16,643
         Leasehold improvements                                 3        4,670
                                                                      --------
                                                            Total     $509,780
                                                                      ========
         Less accumulated depreciation & amortization                  136,645
                                                                      --------
                              NET FIXED ASSETS                        $373,135
                                                                      ========

      There was $93,864 and $58,154 charged to operations for depreciation expense for the twelve months ended December 31, 2007 and 2006, respectively.

      The Company sold three vehicles to the President and Chairman of the Company for $34,200 in cash and which was $11,776 below net book value.

NOTE 4-  LOAN PAYABLE - OFFICER OF COMPANY

      On November 28, 2007 the Chief Financial Officer, Jeffrey J. Andrews, loaned the Company $150,000. This loan has no stated principal payment due date, interest agreement is prime plus 2%. An expense was recorded for one month based on terms stated above, interest expense will be accrued and expense monthly in the amount of $1,187 until the Company pays off the loan.

NOTE 5- LOAN PAYABLE - EQUIPMENT

      In January 2006 the Company entered into a five year loan related to the purchase of new equipment. The principal amount of the loan is $75,000 at an interest rate of 13.43% annually. Monthly payments on the loan are approximately $1,723. In October 2006 the Company entered into a three year loan related to lab equipment. The principal amount of the loan is $73,817 at an interest rate of 8.71% annually. Monthly payments on the loan are approximately $2,396.

                                        2007
                                      --------
          Total Loans Payable         $ 92,593
          Less current maturities      (40,964)
                                      --------
              Long-Term payable       $ 51,629
                                      ========

      The amount of principal maturities of the loans payable by years is as follows:

                   2008      40,964
                   2009      35,416
                   2010      16,213
                            -------
                            $92,593
                            =======

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007


NOTE 6- PROVISION FOR INCOME TAXES

      Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

      At December 31, 2007 the deferred tax assets consist of the following:

                                                                    2007
                                                                -----------
          Deferred taxes due to net operating carryforwards     $ 5,225,000
          Less: Valuation Allowance                              (5,225,000)
                                                                -----------
          Net Deferred Tax asset                                $        --
                                                                -----------

      At December 31, 2007, the Company had deficits accumulated during the development stage in the approximate amount of $17,418,997 available to offset future taxable income through 2027. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

NOTE 7- OPERATING LEASES

      The Company leases office space under a lease agreement that commenced June 1, 2006, the monthly lease payments are $5,000 per month and the leases expires on May 31, 2009. The Company is required to pay property taxes, utilities, insurance and other costs relating to the leased facilities.

      Minimum lease payments under the operating lease are as follows:

   For the periods Ending
        Dec. 31              Amount

          2008          $     60,000
          2009                21,700
                              ------
                        $     81,700
                              ======

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

NOTE 8- GOING CONCERN

      As shown in the accompanying financial statements, the Company incurred substantial net losses for the periods ended December 31, 2007 and 2006, and has no revenue stream to support itself. This raises doubt about the Company's ability to continue as a going concern.

      The Company's future success is dependent upon its ability to raise additional capital or to secure a future business combination. There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations. Management believes they can raise the appropriate funds needed to support their business plan and become an operating, cash flow positive company.

      The financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.


NOTE 9-STOCKHOLDERS' EQUITY

      COMMON STOCK

      The following details the stock transactions for the twelve months ended December 31, 2007:

      The Company issued 1,519,564 shares of stock for $1,168,461 cash.

      The Company issued 186,822 shares of common stock for cash received in 2006 which was classified as liability in stock to be issued $210,343.

      The Company re-purchased 94,961 shares of common stock for $66,473 in cash. (See "Related Party Transaction" Note 11 below Treasury stock purchase from Lois Pringle)

      The Company issued 3,538,576 shares of common stock in exchange for services rendered, valued at $7,107,000. Included in service rendered value is the issuance of 925,000 shares of stock for services which have a gross value at $2,581,500 and is being amortized and expensed over one year period beginning in September of 2007 (see Prepaid Services below). Also included in service rendered value is stock issued under the "2007 Employee Compensation and Stock Option Plan." A total of 1,144,500 shares were issued, with a value of $3,050,520 which was expensed in 2007. 800,000 Shares were issued to the Company's Chairman and CEO/President, 200,000 shares were issued to the Company's CFO.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007


NOTE 9- STOCKHOLDERS' EQUITY (CONTINUED)

      The Company issued 900,000 shares to an escrow account for future transaction with Professional Offshore Opportunity Fund, Ltd, "PROOF". (See "Commitments and Contingencies" note 10 below). The issuance of these shares are dependent on following future events occurring; if (i) the Company does not file and have an effective registration statement for the Shares, Warrants and Warrant Shares by June 30, 2008 or (ii) in the event that during the period of six months from the date of Closing, the market price of the Company's Common Stock has a closing price of less than $1.00.

      PREFERRED STOCK

      On October 22, 2007 Frank G. Pringle, the Company's Chairman and CEO/President, the owner of all 35,236,188 issued and outstanding shares of the Company's 2006 Series of Convertible Preferred Stock, offered to reduce the number of shares of common stock into which the preferred stock may be converted from 1 preferred share for 2 shares of common stock to 1 preferred share for 1/2 of 1 share of common stock which the Board of Directors has accepted.

      The Company issued 1,000 shares of new convertible preferred to complete a settlement agreement for services rendered. These shares can be converted into common stock after 1 year, for which Rule 144 will apply, by dividing the $400 stated capital by the average of the closing bid prices of such common stock for the twenty (20) consecutive trading days prior to and including the day of conversion.

      Preferred stock A has rights to convert 2 shares of preferred into one share of the Company's common stock, votes together with the common stock on a fully converted basis and has the right to elect a majority of the Board of Directors as long as the Preferred stock A remains outstanding.

      Preferred stock B has rights to convert as stated above and has no other rights attached.

      SUBSCRIPTION RECEIVABLE

      In 2006 the Company contracted to sell some of it common stock on installment basis, and is waiting to receive the final balance of payment. The Company fully expects to receive the December 31, 2007 balance of $185,693 by the end of year 2008.

      PREPAID SERVICES

      In September 2007 the Company issued 925,000 shares of stock for services which has a gross value at $2,581,500 which is being amortized and expensed over one year period. The unamortized amount as of December 31, 2007 is $1,808,042.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007


NOTE 9- STOCKHOLDERS' EQUITY (CONTINUED)

      WARRANTS

      In September 2006, the Company issued 3,908,340 Class B warrants, 1,397,600 Class D warrants and 1,397,600 Class E warrants. The Class B and Class D warrants have an exercise price of $2.75 and the Class E warrants have an exercise price of $4.00. All of the warrants were originally scheduled to expire on September 21, 2007, but the Board of Directors of the Company has extended the expiration date to December 31, 2007 for Class B and Class D warrants and March 31, 2008 for Class E warrants. The Company also issued 27,205,867 Common Stock Purchase warrants on the basis of 1 warrant for each 3 shares of either common stock or preferred stock (the 2006 Series), exercisable at $4.75 per share. These warrants expire on March 31, 2007, but the Board of Directors of the Company has extended the expiration date to March 31, 2008.

      On October 22, 2007 the Board of Directors accepted an offer from Frank Pringle, Chairman and CEO, to cancel the 23,500,000 Common Stock Purchase warrants received by him in the transaction when the Company acquired the assets of Mobilestream Oil, Inc. This action does not affect the remaining 3,705,867 warrants held by the Mobilestream Oil Liquidating Trust and to be distributed to the other shareholders of Mobilestream Oil, Inc. upon their registration.

      The Company issued an additional 627,500 warrants in 2007, (See "Commitments and Contingencies" note 10 below "PROOF"). 625,000 warrants have an exercise price of $1.50, an expiration date of December 20, 2012 and 2,500 have an exercise price of $2.50 with an expiration date of October 25, 2008.

      A summary of the status of the Company's outstanding stock warrants as of December 31, 2007 is as follows:

                                                             Weighted Average
                                                 Shares       Exercise Price
                                               ----------     -------------

          Outstanding at January 1, 2007       33,909,407     $        4.41

          Granted                                 627,500     $        1.50

          Exercised                                    --               --

          Forfeited                            23,500,000     $        4.75
                                               ----------     -------------

          Outstanding at December 31, 2007     11,036,907     $        3.51
                                               ----------     -------------
          Exercisable at December 31, 2007     11,036,907     $        3.51
                                               ----------     -------------

      In March 2005 the Company issued 200,000 of common stock purchase options (under Carbon Recovery Corporation) to the CFO. The options have an exercise price of $1.00 per share and will be 100% vested on 12/31/2008. As of 12/31/2007 none were exercised.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

NOTE 10- COMMITMENTS AND CONTINGENCIES

      Effective January 1, 2005 the Company entered into an employment agreement with its President. Under the agreement the President shall be entitled to an annual base salary of $250,000 in 2005 escalating to $366,025 in 2009. In 2005, $156,000 of the salary shall be paid ratably during the course of the year and the remaining $94,000 will be paid in accordance with the terms of the agreement. The initial term of the agreement is for a period of five years. The President has the option to renew this agreement for a second five-year term. In addition to the base salary the Company has granted the President 545,000 shares of restricted common stock as deferred compensation. The common stock vests to the President over a five-year period commencing January 1, 2005.

      On March 12, 2007 the Company entered into an Exclusive Placement Agent Agreement with an investment banker pursuant to which the investment banker was to place up to $3,000,000 of debt securities (with related warrants) within a 45 day period following approval of offering documents. During the offering term, two subscriptions, for a total of $800,000, were received, of which amount $400,000 was paid-in. After payment of Escrow Agent fees and costs of $2,510 and transaction fees and costs of $62,200, which costs and fees have been contemporaneously expensed, the Company netted $335,299. On June 13, 2007, following expiration of the 45-day term, the Company notified the Escrow Agent and the investment banker (1) that the Exclusive Placement Agent Agreement would not be extended and (2) that the offering was withdrawn. The Company determined to rescind the two subscriptions and on August 1, 2007 returned the $400,000 together with 9% interest of $9,640. The interest was expensed in June 2007. The Company concurrent with the rescission agreement settle all outstanding claims for $25,000, which was expensed in the third quarter 2007.

      The Company set up a prepaid in the amount of $250,000 in June 2007 for a finder fee related to the $3,000,000 debt securities funding discussed above. In connection with the rescission of these debt securities the Company has expensed the $250,000 in the fourth quarter 2007.

      In June 2007 the Company entered into a purchase agreement with Ingersoll Production Systems of Rockford Illinois to build one 1 ton microwave reactor system. The total purchase commitment is $300,000, and the microwave reactor system is expected to be delivered by end of first quarter 2008.

      On December 17, 2007 the Company signed a letter of intent with Warwick Communications, Inc., ("Warwick"), a Canadian corporation based in Calgary, for an exclusive twenty-year license agreement, which enables Warwick to use the Company's microwave machinery to recover energy from oil, gas, mining and waste resources in Canada. Payment for the license will be by issuance of 2,000,000 shares of Warwick's common stock, together with two warrants; one to purchase 1,000,000 additional shares of

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007


NOTE 10- COMMITMENTS AND CONTINGENCIES (CONTINUED)

      Warwick's common stock at a price of US$1.50 and the other to purchase 750,000 shares of Warwick common stock at a price of US$1.00 per share. Execution of definitive agreement and issuance of the license is subject to a demonstration, acceptable to the licensee, of the continuous operation of the initial one ton machine, anticipated to occur by end of first quarter 2008. Under the license, when and if issued, Warwick will be obligated to purchase a minimum of one microwave machine each year for the next five years. This will total $25,000,000 or $5,000,000 per year.

      In October, 2007 the Company revived an agreement which had previously expired for the sale of shares of its Common Stock to Mercatus & Partners, Limited ("Mercatus"), a private limited company organized and existing under the laws of the United Kingdom, having an address of Via S. Roberto Bellarmino #4, 00142 Roma, Italy. The proposed transaction was for the placement of shares of its Common Stock to a value of $2,000,000. The original agreement had expired on March 31, 2007. Following protracted discussions, on October 16, 2007 the Company agreed to revive the Agreement, with certain modifications, and the parties executed an Addendum to the original Agreement. Under the revived Agreement and Addendum, Mercatus was to have purchased shares to the total of $2,000,000 on or before November 30, 2007. The Company had deposited 2,665,666 shares of its Common Stock in escrow, with any unpurchased balance of such shares as of November 30th to be returned for cancellation. Mercatus failed to make any of the installment payments as promised and did not complete any of the purchase by November 30, 2007. The Company no longer has any confidence in Mercatus, has advised Mercatus that the Agreement has expired and will not be extended or further revived, and has demanded a return of the 2,665,666 shares which were escrowed. These shares have not been included in the outstanding shares and weighted average number of common stock share calculation.

      On December 21, 2007 the Company entered into a certain Securities Purchase agreement with Professional Offshore Opportunity Fund, Ltd. ("PROOF") pursuant to which PROOF agreed to purchase 1,250,000 shares of the Company's common stock together with warrants for additional 625,000 shares at an exercise price of $1.50 per share. The Company received $1,000,000 from PROOF with the balance of $250,000 being held in escrow, together with the 250,000 common stock shares being purchased pending certain future events. In addition, the Company has issued to the Escrow an additional 650,000 shares to be delivered to PROOF or returned to the Company, depending upon those certain future events (the "Trigger Event"). The Trigger Event will occur if (i) the Company does not file and have an effective registration statement for the Shares, Warrants and Warrant Shares by June 30, 2008 or (ii) in the event that during the period of six months from the date of Closing, the market price of the Company's Common Stock has a closing price of less than $1.00. In case of either Trigger Event, the Escrow is authorized to transfer to PROOF the 650,000 escrowed shares. In addition, PROOF may, at its option, instruct the Escrow to (i) pay over (to PROOF) the escrowed $250,000 of proceeds and (ii) return to the Company the 250,000 escrowed shares.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

NOTE 11- RELATED PARTY TRANSACTION


      On May 17, 2007, the Company authorized the purchase of Company stock from Lois Pringle, wife of the Company's Chief Executive Officer. The Company purchased 94,961 shares for $66,471 in cash.

      In January 2005 the Company formalized a prior intended agreement with Careful Sell Holding, L.L.C. ("Careful Sell"), a Delaware limited liability company formed by the President of the Company. The Company's President and his spouse, a Director of the Company, own all of the limited liability interests of Careful Sell. The Company's President is also the Manager of Careful Sell. Under the revised agreement the Company entered into a Technology Contribution Agreement (the "Agreement"), with Careful Sell. Careful Sell is the owner of all the rights to the inventions of the Company's President. The Agreement transfers to the Company the rights to commercialize such inventions and to operate and use the related processes and apparatus to make, sell, use and otherwise dispose of products, which may be processed utilizing the inventions. The terms of the Agreement include a provision whereby the Company will pay Careful Sell royalties of 2% of all revenues derived from the inventions. In further consideration for the transfer of the inventions, the Company has issued to Careful Sell a total of 37,500,000 shares of common stock of the Company. This Agreement supersedes a prior agreement not formalized between the Company and Careful Sell in 2002.

      In January 2006 Careful Sell merged with PSO Enterprises, Inc., a Delaware corporation ("PSO"). At that time the separate existence of Careful Sell ceased and PSO continues as the surviving corporation. At that time the members of Careful Sell were issued 10,000,000 shares of PSO representing a 100% interest in PSO. In February 2006 PSO reversed merged into Mobilestream Oil.


NOTE 12- NOTE RECEIVABLE

      On September 22, 2006, Mobilestream Oil, Inc. loaned $650,000 to M J Advanced Corporation Communications ("MJACC") with the understanding that MJACC would advance money to CRCIC, LLC a limited liability company, for the purpose of acquiring a shell corporation (Global Resource Corporation) for Carbon Recovery Corporation to perfect a reverse merger. Subsequent to the balance sheet date, a dispute arose with respect to the agreement. A resolution was agreed upon where 400,000 shares of Global Resource Corporation stock owned by MJACC and CRCIC have been transferred to an attorney in escrow for satisfaction of the note payable to the Company and MJACC and CRCIC relinquished all rights. The stocks held in escrow will be sold by the escrow agent to satisfy the loan amount.

      The note has been fully reserved due to market price volatility of the Company's common stock price in 2006 and written off in 2007.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

NOTE 13- INVESTMENTS AND DEPOSITS ON INVESTMENTS

      The December 31, 2007 balance of investments and deposits, totaling $74,860, consists of a $45,000 investment in land which occurred in 2006 and a $29,860 deposit made in August of 2007 on a future lease for additional equipment. The lease deposit for equipment is expected to be returned to the Company in 2008. The Company entered into preliminary sales agreement to purchase the Equipment Service Parts Company (ESP), a $100,000 deposit was made to ESP in December 2006. In June 2007 the Company decided not to pursue the acquisition of ESP, and the deposit was deemed not refundable and was expensed in June 2007.

NOTE 14- SUBSEQUENT EVENTS

      Subsequent to the balance sheet date of December 31, the following transactions occurred:

      The Company filed on January 29, 2008 a Registration Statement on Form S-8 under the Securities Act of 1933 for its "2008 Employee Compensation Plan" in order to register 2,500,000 shares, par value $.001 per share, for the plan. The granting of shares of common stock under this plan shall be entirely discretionary with the Company's Board of Directors.

      In January and February the Company received $89,000 in cash for the sales of common stock.

      On February 12, 2008, the Company filed a Registration Statement on Form S-1 under the Securities Act of 1933 in order to register securities issued in the acquisition of Carbon Recovery Corporation ("CRC") in September 2006 and the acquisition of Mobilestream Oil, Inc. ("Mobilestream") in December 2006. Summary of securities registered:

        Mobilestream acquisition shares of common stock               11,145,225
        Mobilestream acquisition  warrants                             3,705,867
        Mobilestream acquisition common stock underlying warrants      3,705,867
        CRC acquisition of shares of common stock                     11,188,996
        CRC acquisition of Class B warrants                            3,908,340
        CRC acquisition of common stock underlying Class B warrants    3,908,340
        CRC acquisition of Class D warrants                            1,397,600
        CRC acquisition of common stock underlying Class D warrants    1,397,600
        CRC acquisition of Class E warrants                            1,397,600
        CRC acquisition of common stock underlying Class E warrants    1,397,600

      On February 28, 2008, in an 8-K filing, the Company disclosed the hiring of Mr. Jeff T. Kimberly as the Company's Chief Operating officer. The employment of Mr. Kimberly is effective as of February 11, 2008 and was approved by the board of directors on February 7, 2008. Mr. Kimberly will be responsible the Company's production, sales and administrative operations. In connection with his employment, Mr. Kimberly will receive a $100,000 signing bonus, his base salary will be $200,000 per year which will increase to $225,000 on August 11, 2008, his sixth month anniversary with the company. In addition to his base salary, Mr. Kimberly is eligible to receive a yearly performance bonus to be paid in the Company's common stock issued under the

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007


      GRC 2008 Employee compensation plan, as well as a relocation compensation package and Company medical benefits.

NOTE 15 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

      The Company has restated its previously issued financial statements for the period July 19, 2002 (inception) through December 31, 2002 on its report dated May 29, 2003. The Company has also restated its financial statements for the year ended December 31, 2003. The Company has restated its financial statements to reverse the effect of a transaction during the period ended December 31, 2002. The transaction reflected the issuance of preferred stock shares in exchange for an intangible asset and the subsequent impairment of the asset acquired. The financial statements have been restated as the transaction was subsequently rescinded, as the preferred stock shares were not formally issued. For the year ended December 31, 2003 the Company had initially reflected the issuance of 1,455,000 shares of common stock to two of its founders as being issued for services provided. The Company has restated its financial statements to reflect the common stock as re-issuance of founders shares. These transactions resulted in a decrease in net loss applicable to common shares of $727,500 and $1,500,000 for the year ended December 31, 2003 and period July 19, 2002 (inception) through December 31, 2002 to a net loss of $203,659 and $508,508 as restated, and a decrease in the deficits accumulated during the development stage to $712,617 and $508,508, respectively.

NOTE 16 - SUPPLEMENTAL DISCLOSURE NON-CASH ACTIVITY FROM CASH FLOW STATEMENT

                                                                                     12/31/2007    12/31/2006    July 19, 2002
                                                                                                                (Inception) to
                                                                                                                  12/31/2007
                                                                                    ----------     ----------     ----------

          Common stock issued for services                                          $6,333,664     $   64,746     $6,930.710

          Common stock issued for services prior year included in prepaids          $  773,458     $        0     $  773,458
                                                                                    ----------     ----------     ----------


               Sub-total of Common stock issued for services including prepaids     $7,107,122     $   64,746     $7,704,168

          Common stock issued for land                                                       0     $   45,000     $  125,800

          Common stock issued as chartable contribution                                                           $   50,000

          Common stock issued to covert accounts payable to equity                                                $    1,807

          Preferred stock issued for services                                                      $  400.000     $  400,000



                                                    GLOBAL RESOURCE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                      CONDENSED BALANCE SHEETS
                                                           JUNE 30, 2008

                                                                                                  (UNAUDITED)          (AUDITED)
                                                 ASSETS                                           Period Ended       Year Ended
                                                 ------
                                                                                                  June 30, 2008    December 31, 2007
                                                                                                   ------------      ------------
                                                                                                    (Restated)        (Restated)
CURRENT ASSETS
   Cash and Cash equivalents                                                                       $  4,613,193      $    780,425
   Short-term Investments                                                                               287,449                --
   Prepaid Services                                                                                     517,292         1,808,042
   Inventory                                                                                            294,980                --

                                                                                                   ------------      ------------

          TOTAL CURRENT ASSETS                                                                        5,712,914         2,588,467
                                                                                                   ------------      ------------

Fixed Assets, Net of depreciation                                                                       398,626           373,135
                                                                                                   ------------      ------------

OTHER ASSETS
   Deposits                                                                                              76,576            74,860
   Long-term Investments                                                                              3,468,860
                                                                                                   ------------      ------------
          TOTAL OTHER ASSETS                                                                          3,545,436            74,860

TOTAL ASSETS                                                                                       $  9,656,976      $  3,036,462
                                                                                                   ============      ============


                                  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable and accrued liabilities                                                        $     86,147      $    119,588
   Current portion - loan payable - equipment                                                            42,572            40,964
   Current portion - lease - equipment                                                                   10,103
   Loan Payable -  to officer of company                                                                 30,000           150,000
   Stock to be issued                                                                                   465,210                --
                                                                                                   ------------      ------------

          TOTAL CURRENT LIABILITIES                                                                     634,032           310,552
                                                                                                   ------------      ------------

LONG-TERM LIABILITIES
   Lease - equipment, net of current portion                                                             20,207
   Loan payable - equipment, net of current portion                                                      30,071            51,629
                                                                                                   ------------      ------------

          TOTAL  LIABILITIES                                                                            684,310           362,181
                                                                                                   ------------      ------------

STOCKHOLDERS' EQUITY

   Preferred Stock  A - $.001 par value 100,000,000 shares authorized, 33,445,124 issued                 33,445            35,236
      issued and outstanding at June 30, 2008, 35,237,188 issued and  outstanding at
      Dec. 31, 2007
   Preferred Stock B - $.001 par value, no shares authorized and issued as of
      June 30, 2008 and 1,000 shares authorized and issued at Dec. 31, 2007                                                     1
   Common stock, $.001 par value; 200,000,000 shares authorized, 46,372,288 shares issued                46,467            30,358
      and outstanding at June 30, 2008, 30,263,330 Shares issued and outstanding at
      Dec. 31, 2007
   Subscription receivable                                                                             (130,518)         (185,693)
   Additional paid-in capital                                                                        43,469,195        20,279,849
   Accumulated other comprehensive income                                                              (142,312)
   Deficit accumulated in the development stage                                                     (34,237,138)      (17,418,997)
                                                                                                   ------------      ------------
                                                                                                      9,039,139         2,740,754

   Treasury Stock                                                                                       (66,473)          (66,473)

                                                                                                   ------------      ------------

          Total stockholders' equity                                                                  8,972,666         2,674,281
                                                                                                   ------------      ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                         $  9,656,976      $  3,036,462
                                                                                                   ============      ============

                              The accompanying notes are an integral part of these financial statements.


                                                                F-35




                                                    GLOBAL RESOURCE CORPORATION
                                                   (A Development Stage Company)
                                                 Condensed Statement of Operations
                                             (With Cumulative Totals Since Inception)
                                                            (Unaudited)

                                                           Three Months Ended                  Six Months Ended          Restated)
                                                     ------------------------------    -----------------------------   July 19, 2002
                                                     (Restated)      (Restated)       (Restated)       (Restated)      (Inception)
                                                      June 30,        June 30,         June 30,         June 30,            to
                                                        2008            2007             2008             2007        June 30, 2008
                                                     ------------    ------------     ------------    ------------    ------------

REVENUES                                             $         --    $         --     $         --    $         --    $         --

COST OF SALES                                                  --              --               --              --
                                                     ------------    ------------     ------------    ------------    ------------

GROSS PROFIT                                                   --              --               --              --              --
                                                     ------------    ------------     ------------    ------------    ------------

OPERATING EXPENSES

    Professional fees -Consulting, legal, other         9,100,724         169,881       11,741,728         353,095      14,424,174
    Investment Banking Fees and investor relations      2,396,850          67,754        2,559,777         127,754       8,452,035
    Other general and administrative expenses           1,433,913         375,079        2,115,132         831,843      10,445,204
    Research and Development                              308,735          44,407          434,993          97,313         844,410
                                                     ------------    ------------     ------------    ------------    ------------

          TOTAL OPERATING EXPENSES                     13,240,222         657,121       16,851,630       1,410,005      34,165,823
                                                     ------------    ------------     ------------    ------------    ------------

LOSS BEFORE OTHER INCOME (EXPENSE)                    (13,240,222)       (657,121)     (16,851,630)     (1,410,005)    (34,165,823)
                                                     ------------    ------------     ------------    ------------    ------------

OTHER INCOME (EXPENSE)
    Loss on deposits, and other                          (100,000)       (100,000)        (172,712)
    Net realized gain / (loss) on investments              (1,194)         (1,194)          (1,194)
    Interest expense                                       (3,320)        (12,886)          (9,393)        (16,365)        (47,884)
    Interest income                                        40,289          10,015           44,076          24,514         150,475
                                                     ------------    ------------     ------------    ------------    ------------

          TOTAL OTHER INCOME (EXPENSE)                     35,775        (102,871)          33,489         (91,851)        (71,315)
                                                     ------------    ------------     ------------    ------------    ------------

NET LOSS BEFORE PROVISION FOR INCOME TAXES            (13,204,447)       (759,992)     (16,818,141)     (1,501,856)    (34,237,138)
PROVISION FOR INCOME TAXES                                     --                               --                              --
                                                     ------------    ------------     ------------    ------------    ------------

NET LOSS APPLICABLE TO COMMON SHARES                 $(13,204,447)   $   (759,992)    $(16,818,141)   $ (1,501,856)   $(34,237,138)
                                                     ============    ============     ============    ============    ============

BASIC AND DILUTED LOSS
     PER SHARE                                        $      (0.31)   $      (0.03)    $      (0.46)   $      (0.06)
                                                      ============    ============     ============    ============

WEIGHTED AVERAGE NUMBER
     OF COMMON SHARES                                  42,450,685      25,565,553       36,596,908      25,374,174
                                                     ============    ============     ============    ============


                              The accompanying notes are an integral part of these financial statements.


                                                               F-36




                                                 GLOBAL RESOURCE CORPORATION
                                                (A Development Stage Company)
                                              Condensed Statement of Cash Flows
                                          (With Cumulative Totals Since Inception)
                                                         (Unaudited)

                                                                           (Restated)        (Restated)
                                                                                  Six Months Ended            July 19, 2002
                                                                           ------------------------------     (Inception)
                                                                           June 30,           June 30,             to
                                                                             2008              2007            June 30, 2008
                                                                          ------------      ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES                                                                            (Restated)
   Net loss                                                               $(16,818,141)     $ (1,501,856)     $(34,237,138)
                                                                          ------------      ------------      ------------

ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH (USED IN)
   OPERATING ACTIVITIES:
   Depreciation                                                                 43,323            47,877           208,123
   Preferred stock issued for services                                               0                --           400,000
   Common stock issued for services                                         13,194,734            26,000        20,898,902
   Amortization of Prepaid common stock issued for services from 2007        1,290,750         1,290,750
   Common stock Warrants issued for services                                    29,375                --            29,375
   Amortization of deferred compensation                                        54,500            54,500           381,500
   Allowance reserve for note payable                                          650,000
   Loss on sale of fixed asset                                                                        --            11,775
   Loss on real estate                                                                                --           212,935
   Common stock issued as charitable contribution                                                                   50,000
   Retained deficit from merger under common control (Mobilestream)                                               1,494,658

CHANGES IN ASSETS AND LIABILITIES
  (Increase) in inventory                                                     (294,980)               --          (294,980)
  (Increase) decrease in deposits                                               (1,716)          100,000            (1,716)
  (Increase) in notes receivable                                                                      --          (650,000)
  (Increase) in prepaid expenses                                                                (250,000)               --
  (Decrease) in accounts payable                                               (33,441)          (13,872)          190,317
                                                                          ------------      ------------      ------------
          TOTAL ADJUSTMENTS                                                 14,282,545           (35,495)       24,871,639
                                                                          ------------      ------------      ------------

          NET CASH USED IN OPERATING ACTIVITIES                             (2,535,596)       (1,537,351)       (9,365,499)
                                                                          ------------      ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of fixed assets                                                    (38,504)           (2,733)         (473,666)
   Proceeds from sale of fixed assets                                                                               34,200
   Proceeds from sale of real estate                                                --                             617,864
   Purchase of  investment funds                                            (4,045,113)               --        (4,174,973)
   Proceeds from sale of Investment funds                                      146,492                             146,492
   Cash acquired with merger under common control (Mobilestream)                                                  1,678,362
   Investment in real estate, net                                                   --                --           (80,800)
                                                                          ------------      ------------      ------------

          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES               (3,937,125)           (2,733)       (2,252,521)
                                                                          ------------      ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Issuance of common stock for cash                                         9,925,054           162,961        15,617,399

   Liability for stock to be issued                                            465,210                             776,357
   Proceeds from stock subscription receivable                                                                    1,060,000
   (Increase) decrease in stock subscription receivable                         55,175            15,000        (1,190,517)
   Proceeds from Debenture financing activity                                                    400,000
   Proceeds from officer's loan                                                                                    188,550
   Repayment of officer's loan                                                (120,000)               --          (158,550)
   Purchase of Treasury Stock                                                                    (66,473)          (66,473)
   Proceeds from loan payable - equipment                                                                          101,316
   Repayment of loan payable - vehicle                                         (19,950)          (17,987)          (96,869)
                                                                          ------------      ------------      ------------


          NET CASH PROVIDED BY FINANCING ACTIVITIES                         10,305,489           493,501        16,231,213
                                                                          ------------      ------------      ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                         3,832,768        (1,046,583)        4,613,193

CASH AND CASH EQUIVALENTS
  - BEGINNING OF PERIOD                                                        780,425         1,770,002                --
                                                                          ------------      ------------      ------------

CASH AND CASH EQUIVALENTS
  - END OF PERIOD                                                         $  4,613,193      $    723,419      $  4,613,193
                                                                          ============      ============      ============

SUPPLEMENTAL DISCLOSURES:
  CASH ACTIVITIES:
    INTEREST PAID                                                         $      4,762      $     11,661      $     45,639
    INCOME TAX PAID                                                       $         --      $         --      $         --

  NON-CASH ACTIVITIES SEE FOOTNOTE 16


                              The accompanying notes are an integral part of these financial statements.

                                                            F-37





                                                    GLOBAL RESOURCE CORPORATION
                                                   (A Development Stage Company)
                                          Consolidated Statement of Stockholders' Equity
                                                         At June 30, 2008


                                                                           PREFERRED STOCK                     COMMON STOCK
                                                               -------------------------------------  ----------------------------
                                                                 PREFERRED      PAR VALUE $.001       COMMON        PAR VALUE $.001
                                                                   SHARES       $ AMOUNT              SHARES           $ AMOUNT
                                                                 ----------        --------         ----------       --------------

BALANCE - JULY 19, 2002 (INCEPTION)                                                                         --      $        --

Issuance of initial founders' shares, September 9, 2002
   2002, net of subsequent cancellations                                                             2,555,000               --

Common stock issued for services rendered, in September
2002, at $0.472 per share                                                                            1,000,000               --

Common stock issued for cash, November 2002 at $0.50 per share                                          29,000               --


Common stock issued for services rendered, in November and
 December 2002, at $0.50 per share                                                                      13,600               --

Net loss for the period July 19, 2002 (Inception)
  through December 31, 2002, as originally stated                                                           --               --

Prior period adjustment, Note 15                                         --              --                 --               --
                                                                 ----------        --------         ----------       ----------


BALANCE AT DECEMBER 31, 2002                                             --              --          3,597,600               --
                                                                 ----------        --------         ----------       ----------

Re-issuance of founders' shares - July 2003                                                          1,455,000               --

Common stock issued for cash, from January to
December 2003 at $0.50 per share                                                                       519,800               --

Issuance of subscription receivable from shareholders                                                       --               --

Net loss for the year ended December 31, 2003,
  as originally stated                                                                                      --               --

Prior period adjustment, Note 15                                         --              --                 --               --
                                                                 ----------        --------         ----------       ----------

BALANCE AT DECEMBER 31, 2003                                             --              --          5,572,400               --
                                                                 ----------        --------         ----------       ----------

Common stock issued for cash, from January  to December
2004 at $0.6027 per share                                                                              917,645               --

Common stock issued in exchange for real estate in Aug.
and Sept. 2004 at $1.00 per share                                                                      650,000               --

Common stock issued for compensation on October 12, 2004
at $1.00 per share                                                                                     545,000               --

Common stock issued as charitable contribution on
October 12, 2004 at $1.00 per share                                                                     50,000               --

Initial founders' shares cancelled on October 28, 2004                                                (250,000)              --

Issuance of subscription receivable from shareholders                                                       --               --

Net loss for the year ended December 31, 2004                            --              --                 --               --
                                                                 ----------        --------         ----------       ----------

BALANCE AT DECEMBER 31, 2004                                             --              --          7,485,045               --
                                                                 ----------        --------         ----------       ----------

[table continued]

                     The accompanying notes are an integral part of these financial statements.

                                                          F-38




                                                 GLOBAL RESOURCE CORPORATION
                                                (A Development Stage Company)
                                         Condensed Statement of Stockholders' Equity
                                                    At June 30, 2008

                                                                 (Restated)                                (Restated)
                                                                                       DEFICIT
                                                                  ADDITIONAL          ACCUMULATED
                                                                   PAID-IN            DURING THE            DEFERRED
                                                                   CAPITAL         DEVELOPMENT STAGE      COMPENSATION
                                                                ------------          -------------       ------------

BALANCE - JULY 19, 2002 (INCEPTION)                              $        --           $         --       $        --

Issuance of initial founders' shares, September 9, 2002
   2002, net of subsequent cancellations                                  --                     --                --

Common stock issued for services rendered, in September
2002, at $0.472 per share                                            472,000                     --                --

Common stock issued for cash, November 2002 at $0.50 per share        14,500                     --                --


Common stock issued for services rendered, in November and
 December 2002, at $0.50 per share                                     6,800                     --                --

Net loss for the period July 19, 2002 (Inception)
  through December 31, 2002, as originally stated                         --             (2,008,508)               --

Prior period adjustment, Note 15                                          --              1,500,000                --
                                                                ------------          -------------       -----------


BALANCE AT DECEMBER 31, 2002                                         493,300               (508,508)               --
                                                                ------------          -------------       -----------

Re-issuance of founders' shares - July 2003                               --                     --                --

Common stock issued for cash, from January  to
December 2003 at $0.50 per share                                     259,900                     --                --

Issuance of subscription receivable from shareholders                     --                     --                --

Net loss for the year ended December 31, 2003,
  as originally stated                                                    --               (931,159)               --

Prior period adjustment, Note 15                                          --                727,500                --
                                                                ------------          -------------       -----------

BALANCE AT DECEMBER 31, 2003                                         753,200               (712,167)               --
                                                                ------------          -------------       -----------

Common stock issued for cash, from January  to December
2004 at $0.6027 per share                                            553,105                     --                --

Common stock issued in exchange for real estate in Aug.
and Sept. 2004 at $1.00 per share                                    650,000                     --                --

Common stock issued for compensation on October 12, 2004
at $1.00 per share                                                   545,000                     --          (545,000)

Common stock issued as charitable contribution on
October 12, 2004 at $1.00 per share                                   50,000                     --                --

Initial founders' shares cancelled on October 28, 2004                    --                     --                --

Issuance of subscription receivable from shareholders                     --                     --                --

Net loss for the year ended December 31, 2004                             --               (672,219)               --
                                                                ------------          -------------       -----------

BALANCE AT DECEMBER 31, 2004                                       2,551,305             (1,384,386)         (545,000)
                                                                ------------          -------------       -----------


[TABLE CONTINUED]

                     The accompanying notes are an integral part of these financial statements.

                                                          F-39




                                                 GLOBAL RESOURCE CORPORATION
                                                (A Development Stage Company)
                                         Condensed Statement of Stockholders' Equity
                                                    At June 30, 2008

                                                                                                        (Restated)


                                                                    SUBSCRIPTION       TREASURY
                                                                    RECEIVABLE          STOCK              TOTAL
                                                                    ----------         ---------       ------------

BALANCE - JULY 19, 2002 (INCEPTION)                                 $       --                         $        --

Issuance of initial founders' shares, September 9, 2002
   2002, net of subsequent cancellations                                    --                                  --

Common stock issued for services rendered, in September
2002, at $0.472 per share                                                   --                             472,000

Common stock issued for cash, November 2002 at $0.50 per share              --                              14,500


Common stock issued for services rendered, in November and
 December 2002, at $0.50 per share                                          --                               6,800

Net loss for the period July 19, 2002 (Inception)
  through December 31, 2002, as originally stated                           --                          (2,008,508)

Prior period adjustment, Note 15                                            --                           1,500,000
                                                                    ----------         ---------       -----------


BALANCE AT DECEMBER 31, 2002                                                --                             (15,208)
                                                                    ----------         ---------       -----------

Re-issuance of founders' shares - July 2003                                 --                                  --

Common stock issued for cash, from January  to
December 2003 at $0.50 per share                                            --                             259,900

Issuance of subscription receivable from shareholders                  (14,340)                            (14,340)

Net loss for the year ended December 31, 2003,
  as originally stated                                                      --                            (931,159)

Prior period adjustment, Note 15                                                                           727,500
                                                                    ----------         ---------       -----------

BALANCE AT DECEMBER 31, 2003                                           (14,340)                             26,693
                                                                    ----------         ---------       -----------

Common stock issued for cash, from January  to December
2004 at $0.6027 per share                                                   --                             553,105

Common stock issued in exchange for real estate in Aug.
and Sept. 2004 at $1.00 per share                                           --                             650,000

Common stock issued for compensation on October 12, 2004
at $1.00 per share                                                          --                                  --

Common stock issued as charitable contribution on
October 12, 2004 at $1.00 per share                                         --                              50,000

Initial founders' shares cancelled on October 28, 2004                      --                                  --

Issuance of subscription receivable from shareholders                  (74,240)                            (74,240)

Net loss for the year ended December 31, 2004                               --                            (672,219)
                                                                    ----------         ---------       -----------

BALANCE AT DECEMBER 31, 2004                                           (88,580)                            533,339
                                                                    ----------         ---------       -----------


                     The accompanying notes are an integral part of these financial statements.


                                                          F-40





                                                 GLOBAL RESOURCE CORPORATION
                                                (A Development Stage Company)
                                         Condensed Statement of Stockholders' Equity
                                                    At June 30, 2008



                                                                           PREFERRED STOCK                     COMMON STOCK
                                                               ---------------------------------      ----------------------------
                                                                 PREFERRED      PAR VALUE $.001       COMMON        PAR VALUE $.001
                                                                   SHARES       $ AMOUNT              SHARES           $ AMOUNT
                                                                 ----------     ---------------       --------      -------------


Common stock issued for cash, from January  to December
2005 at $1.2264 per share average for year                                                             745,655               --

Common stock  issued to acquire technology with zero value                                          37,500,000               --

Common stock issued in exchange for real estate in on
January 18,  2005 at $1.00 per share                                                                    80,800               --

Common stock issued for services rendered, in Sept., Oct.
and November 2005, at $1.00 per share                                                                   53,500               --

Common stock issued for payment of debts on March 11,2005
 at $1.00 per share                                                                                      1,087               --

Stock subscriptions received, net                                                                           --               --

Amortization of deferred compensation                                                                       --               --

Net loss for the year ended December 31, 2005                            --              --                 --               --
                                                                 ----------        --------         ----------       ----------

BALANCE AT DECEMBER 31, 2005                                             --              --         45,866,087               --
                                                                 ----------        --------         ----------       ----------

Common stock issued for cash, from January  to December
2006 at $1.0088 per share average for year                                                           2,786,286               --

Stock subscriptions received, net                                                                           --               --

Reclass deferred compensation due adoption SFAS 123r

Amortization of deferred compensation                                                                       --               --

Common stock issued for services rendered, on September 22,
  2006, at $1.044 per share                                                                             14,123               --

Common stock issued in exchange for investment in real
estate in September 2006 at $2.00 per share                                                             22,500               --

 Effect of reverse merger September 23, 2006                                                            72,241           48,761

Common stock  issued for conversion of debt on
September 23, 2005 at $0.045 per share                                                               2,681,837            2,682

Common stock issued for services rendered, on
September 23,  2006, at $2.00 per share                                                                 25,000               25

Common stock issued for merger with Mobilestream Oil, Inc. on
December 31, 2006, at $0.255 per share                                                              11,145,255           11,145

Cancellation of shares for merger with Mobilestream Oil, Inc.                                      (37,500,000)         (37,500)

Preferred convertible stock issued for merger with
Mobilestream 2 for 1 convertible into common,
on December 31, 2006                                             35,236,188        $ 35,236

Net loss for the year ended December 31, 2006                            --              --                 --               --
                                                                 ----------        --------         ----------       ----------

BALANCE AT DECEMBER 31, 2006                                     35,236,188        $ 35,236         25,113,329       $   25,113
                                                                 ==========        ========         ==========       ==========

                     The accompanying notes are an integral part of these financial statements.


                                                          F-41





                                                 GLOBAL RESOURCE CORPORATION
                                                (A Development Stage Company)
                                         Condensed Statement of Stockholders' Equity
                                                    At June 30, 2008
                                                                      (Restated)                                (Restated)
                                                                                            DEFICIT
                                                                       ADDITIONAL          ACCUMULATED
                                                                        PAID-IN            DURING THE            DEFERRED
                                                                         CAPITAL         DEVELOPMENT STAGE    COMPENSATION
                                                                      -------------      -----------------    ------------

Common stock issued for cash, from January  to December
2005 at $1.2264 per share average for year                                        --                --               --

Common stock  issued to acquire technology with zero value                        --                --               --

Common stock issued in exchange for real estate in on
January 18,  2005 at $1.00 per share                                              --                --               --

Common stock issued for services rendered, in Sept., Oct.
and November 2005, at $1.00 per share                                             --                --               --

Common stock issued for payment of debts on March 11,2005
 at $1.00 per share                                                               --                --               --

Stock subscriptions received, net                                                 --                --           10,398

Amortization of deferred compensation                                             --           109,000               --

Net loss for the year ended December 31, 2005                             (1,291,169)               --               --
                                                                       -------------       -----------       ----------

BALANCE AT DECEMBER 31, 2005                                              (2,675,555)         (436,000)         (78,182)
                                                                       -------------       -----------       ----------

Common stock issued for cash, from January  to December
2006 at $1.0088 per share average for year                                        --                --               --

Stock subscriptions received, net                                                 --                --         (582,511)

Reclass deferred compensation due adoption SFAS 123R                                           436,000

Amortization of deferred compensation                                             --                                 --

Common stock issued for services rendered, on September 22,
  2006, at $1.044 per share                                                       --                --               --

Common stock issued in exchange for investment in real
estate in September 2006 at $2.00 per share                                       --                --               --

 Effect of reverse merger September 23, 2006                                      --                --               --

Common stock  issued for conversion of debt on
September 23, 2005 at $0.045 per share                                            --                --               --

Common stock issued for services rendered, on
September 23,  2006, at $2.00 per share                                           --                --               --

Common stock issued for merger with Mobilestream Oil, Inc. on
December 31, 2006, at $0.255 per share                                       (10,498)

Cancellation of shares for merger with Mobilestream Oil, Inc.

Preferred convertible stock issued for merger with Mobilestream 2 for 1 convertible into common, on December 31, 2006

Net loss for the year ended December 31, 2006                             (4,246,058)               --               --
                                                                       -------------       -----------       ----------

BALANCE AT DECEMBER 31, 2006                                            $ (6,932,111)      $        --       $ (660,693)
                                                                       =============       ===========       ==========


[TABLE CONTINUED]

                     The accompanying notes are an integral part of these financial statements.

                                                          F-42





                                                 GLOBAL RESOURCE CORPORATION
                                                (A Development Stage Company)
                                         Condensed Statement of Stockholders' Equity
                                                    At June 30, 2008



                                                                                                        (Restated)


                                                                    SUBSCRIPTION       TREASURY
                                                                    RECEIVABLE          STOCK              TOTAL
                                                                    ----------         ---------       ------------


Common stock issued for cash, from January  to December
2005 at $1.2264 per share average for year                                   --                          914,507

Common stock  issued to acquire technology with zero value                   --                               --

Common stock issued in exchange for real estate in on
January 18,  2005 at $1.00 per share                                         --                           80,800

Common stock issued for services rendered, in Sept., Oct.
and November 2005, at $1.00 per share                                        --                           53,500

Common stock issued for payment of debts on March 11,2005
 at $1.00 per share                                                          --                            1,087

Stock subscriptions received, net                                        10,985                           10,398

Amortization of deferred compensation                                        --                          109,000

Net loss for the year ended December 31, 2005                                --                       (1,291,169)
                                                                       ---------                      -----------

BALANCE AT DECEMBER 31, 2005                                            (78,182)                         411,462
                                                                       ---------    ----------        -----------

Common stock issued for cash, from January  to December
2006 at $1.0088 per share average for year                                    --                       2,810,877

Stock subscriptions received, net                                       (582,511)                       (582,511)

Reclass deferred compensation due adoption SFAS 123R

Amortization of deferred compensation                                                                   109,000

Common stock issued for services rendered, on September 22,
  2006, at $1.044 per share                                                   --                          14,746

Common stock issued in exchange for investment in real
estate in September 2006 at $2.00 per share                                   --                          45,000

 Effect of reverse merger September 23, 2006                                  --                        (120,683)

Common stock  issued for conversion of debt on
September 23, 2005 at $0.045 per share                                        --                         120,682

Common stock issued for services rendered, on
September 23,  2006, at $2.00 per share                                       --                          50,000

Common stock issued for merger with Mobilestream Oil, Inc. on
December 31, 2006, at $0.255 per share                                        --                       2,842,783

Cancellation of shares for merger with Mobilestream Oil, Inc.                 --                              --

Preferred convertible stock issued for merger with
Mobilestream 2 for 1 convertible into common,
on December 31, 2006                                                          --                         503,374

Net loss for the year ended December 31, 2006                                 --            --        (4,246,058)
                                                                       ---------    ----------        -----------

BALANCE AT DECEMBER 31, 2006                                          $      --     $       --        $ 1,958,672
                                                                      ==========    ==========        ===========


                     The accompanying notes are an integral part of these financial statements.


                                                          F-43





                                                 GLOBAL RESOURCE CORPORATION
                                                (A Development Stage Company)
                                         Condensed Statement of Stockholders' Equity
                                                    At June 30, 2008




                                                                          PREFERRED STOCK                      COMMON STOCK
                                                                -------------------------------       ----------------------------
                                                                 PREFERRED      PAR VALUE $.001       COMMON        PAR VALUE $.001
                                                                   SHARES       $ AMOUNT              SHARES          $ AMOUNT
                                                                 ----------     ---------------       --------      --------------



 Common stock shares issued for cash:
Common stock issued for cash in March 2007,
at $0.30 per share                                                                                      17,500               17
Common stock issued for cash from April to
June 30,  2007, at $0.32 per share, Regulation S offering                                              499,564              500
Common stock issued for cash on October 25,  2007,
 at $2.00 per share                                                                                      2,500                3
Common stock issued for cash on December 20, 2007,
 at $1.00 per share                                                                                  1,000,000            1,000

Common stock issued for Stock to be issued (liability)
on March 7, 2007, at $1.0777 per share                                                                 186,822              187

Stock subscriptions received, net                                                                           --               --

Amortization of deferred compensation

Common Stock Shares issued for services rendered:
Common stock issued for services rendered, on
 March 19, 2007, at $1.00 per share                                                                      5,000                5
Common stock issued for services rendered, on
 March 19, 2007, at $0.50 per share                                                                     20,000               20
Common stock issued for services rendered, on
 March 20, 2007, at $0.50 per share                                                                     11,000               11
Common stock issued for services rendered, on
 April 20, 2007, at $1.38 per share                                                                    250,000              250
Common stock issued for services rendered, on
 May 30, 2007, at $1.05 per share                                                                        3,417                3
Common stock issued for services rendered, on
 June 1, 2007, at $1.36 per share                                                                      194,500              195
Common stock issued for services rendered, on
 July 9, 2007, at $1.00 per share                                                                        4,700                5
Common stock issued for services rendered,
 on July 18, 2007, at $0.80 per share                                                                   37,500               37
Common stock issued for services rendered,
 on August 1, 2007, at $4.43 per share                                                                 100,000              100
Common stock issued for services rendered,
  on August 19, 2007, at $4.50 per share                                                               250,000              250
Common stock issued for services rendered,
 on August 30, 2007, at $2.27 per share                                                                  3,745                4
Common stock issued for services rendered, on
 August 30, 2007, at $0.69 per share                                                                    30,041               30
Common stock issued for services rendered,
 on August 31, 2007, at $3.41 per share                                                                  1,000                1
Common stock issued for services rendered, on
 August 31, 2007, at $3.41 per share                                                                    10,000               10
Common stock issued for services rendered, on
 October 1, 2007, at $2.60 per share                                                                   300,000              300
Common stock issued for services rendered,
 on October 9, 2007, at $2.69 per share                                                                 47,579               48
Common stock issued for services rendered,
 on October 22, 2007, at $1.86 per share                                                                50,000               50
Common stock issued for services rendered,
on October 29  2007, at $2.25 per share                                                                150,000              150
Common stock issued for services rendered,
 on November 9,  2007, at $3.23 per share                                                              130,000              130
Common stock issued for services rendered,
 on November 19,  2007, at $3.50 per share                                                              50,000               50
Common stock issued for services rendered,
on November 26,  2007, at $3.01 per share                                                               30,000               30
Common stock issued for services rendered,
on December 3,  2007, at $2.00 per share                                                                45,094               45
Common stock issued for services rendered,
 on December 4,  2007, at $3.15 per share                                                               50,000               50
Common stock issued for services rendered,
 on December 11, 2007, at $2.50 per share                                                              200,000              200


[TABLE CONTINUED]

                     The accompanying notes are an integral part of these financial statements.

                                                          F-44




                                                 GLOBAL RESOURCE CORPORATION
                                                (A Development Stage Company)
                                         Condensed Statement of Stockholders' Equity
                                                    At June 30, 2008

                                                                    (Restated)                               (Restated)
                                                                                          DEFICIT
                                                                     ADDITIONAL          ACCUMULATED
                                                                      PAID-IN            DURING THE          DEFERRED
                                                                      CAPITAL         DEVELOPMENT STAGE    COMPENSATION
                                                                    -------------     -----------------   -------------



 Common stock shares issued for cash:
Common stock issued for cash in March  2007,
at $0.30 per share                                                     5,233
Common stock issued for cash from April  to
June 30,  2007, at $0.32 per share, Regulation S offering            157,711
Common stock issued for cash on October 25, 2007,
 at $2.00 per share                                                    4,997
Common stock issued for cash on December 20, 2007,
 at $1.00 per share                                                  999,000

Common stock issued for Stock to be issued (liability)
on March 7, 2007, at $1.0777 per share                               201,156

Stock subscriptions received, net                                         --                     --                --

Amortization of deferred compensation                                109,000

Common Stock Shares issued for services rendered:
Common stock issued for services rendered, on
 March 19, 2007, at $1.00 per share                                    4,995
Common stock issued for services rendered, on
 March 19, 2007, at $0.50 per share                                    9,980
Common stock issued for services rendered, on
 March 20, 2007, at $0.50 per share                                   10,989
Common stock issued for services rendered, on
 April 20, 2007, at $1.38 per share                                  344,750
Common stock issued for services rendered, on
 May 30, 2007, at $1.05 per share                                      3,301
Common stock issued for services rendered, on
 June 1, 2007, at $1.36 per share                                    264,325
Common stock issued for services rendered, on
 July 9, 2007, at $1.00 per share                                      4,695
Common stock issued for services rendered,
 on July 18, 2007, at $0.80 per share                                 29,963
Common stock issued for services rendered,
 on August 1, 2007, at $4.43 per share                               442,900
Common stock issued for services rendered,
  on August 19, 2007, at $4.50 per share                           1,124,750
Common stock issued for services rendered,
 on August 30, 2007, at $2.27 per share                                8,496
Common stock issued for services rendered, on
 August 30, 2007, at $0.69 per share                                  20,698
Common stock issued for services rendered,
 on August 31, 2007, at $3.41 per share                                3,409
Common stock issued for services rendered, on
 August 31, 2007, at $3.41 per share                                  34,090
Common stock issued for services rendered, on
 October 1, 2007, at $2.60 per share                                 779,700
Common stock issued for services rendered,
 on October 9, 2007, at $2.69 per share                              127,702
Common stock issued for services rendered,
 on October 22, 2007, at $1.86 per share                              92,950
Common stock issued for services rendered,
on October 29  2007, at $2.25 per share                              337,350
Common stock issued for services rendered,
 on November 9,  2007, at $3.23 per share                            419,770
Common stock issued for services rendered,
 on November 19,  2007, at $3.50 per share                           174,950
Common stock issued for services rendered,
on November 26,  2007, at $3.01 per share                             90,270
Common stock issued for services rendered,
on December 3,  2007, at $2.00 per share                              89,955
Common stock issued for services rendered,
 on December 4,  2007, at $3.15 per share                            157,450
Common stock issued for services rendered,
 on December 11, 2007, at $2.50 per share                            499,800



[TABLE CONTINUED]

                     The accompanying notes are an integral part of these financial statements.

                                                          F-45





                                                 GLOBAL RESOURCE CORPORATION
                                                (A Development Stage Company)
                                         Condensed Statement of Stockholders' Equity
                                                    At June 30, 2008

                                                                                                        (Restated)


                                                                    SUBSCRIPTION       TREASURY
                                                                    RECEIVABLE          STOCK              TOTAL
                                                                    ----------         ---------       ------------

 Common stock shares issued for cash:                                                                         --
Common stock issued for cash in March  2007,
at $0.30 per share                                                                                          5,250
Common stock issued for cash from April  to
June 30,  2007, at $0.32 per share, Regulation S offering                                                 158,211
Common stock issued for cash on October 25,  2007,
 at $2.00 per share                                                                                         5,000
Common stock issued for cash on December 20, 2007,
 at $1.00 per share                                                                                     1,000,000
                                                                                                               --
Common stock issued for Stock to be issued (liability)
on March 7, 2007, at $1.0777 per share                                                                    201,343

Stock subscriptions received, net                                     475,000                             475,000

Amortization of deferred compensation                                                                     109,000
                                                                                                               --
Common Stock Shares issued for services rendered:                                                              --
Common stock issued for services rendered, on
 March 19, 2007, at $1.00 per share                                                                         5,000
Common stock issued for services rendered, on
 March 19, 2007, at $0.50 per share                                                                        10,000
Common stock issued for services rendered, on
 March 20, 2007, at $0.50 per share                                                                        11,000
Common stock issued for services rendered, on
 April 20, 2007, at $1.38 per share                                                                       345,000
Common stock issued for services rendered, on
 May 30, 2007, at $1.05 per share                                                                           3,304
Common stock issued for services rendered, on
 June 1, 2007, at $1.36 per share                                                                         264,520
Common stock issued for services rendered, on
 July 9, 2007, at $1.00 per share                                                                           4,700
Common stock issued for services rendered,
 on July 18, 2007, at $0.80 per share                                                                      30,000
Common stock issued for services rendered,
 on August 1, 2007, at $4.43 per share                                                                    443,000
Common stock issued for services rendered,
  on August 19, 2007, at $4.50 per share                                                                1,125,000
Common stock issued for services rendered,
 on August 30, 2007, at $2.27 per share                                                                     8,500
Common stock issued for services rendered, on
 August 30, 2007, at $0.69 per share                                                                       20,728
Common stock issued for services rendered,
 on August 31, 2007, at $3.41 per share                                                                     3,410
Common stock issued for services rendered, on
 August 31, 2007, at $3.41 per share                                                                       34,100
Common stock issued for services rendered, on
 October 1, 2007, at $2.60 per share                                                                      780,000
Common stock issued for services rendered,
 on October 9, 2007, at $2.69 per share                                                                   127,750
Common stock issued for services rendered,
 on October 22, 2007, at $1.86 per share                                                                   93,000
Common stock issued for services rendered,
on October 29  2007, at $2.25 per share                                                                   337,500
Common stock issued for services rendered,
 on November 9,  2007, at $3.23 per share                                                                 419,900
Common stock issued for services rendered,
 on November 19,  2007, at $3.50 per share                                                                175,000
Common stock issued for services rendered,
on November 26,  2007, at $3.01 per share                                                                  90,300
Common stock issued for services rendered,
on December 3,  2007, at $2.00 per share                                                                   90,000
Common stock issued for services rendered,
 on December 4,  2007, at $3.15 per share                                                                 157,500
Common stock issued for services rendered,
 on December 11, 2007, at $2.50 per share                                                                 500,000


                     The accompanying notes are an integral part of these financial statements.

                                                          F-46





                                                 GLOBAL RESOURCE CORPORATION
                                                (A Development Stage Company)
                                         Condensed Statement of Stockholders' Equity
                                                    At June 30, 2008




                                                                           PREFERRED STOCK                    COMMON STOCK
                                                               --------------------------------     ----------------------------
                                                                 PREFERRED      PAR VALUE $.001       COMMON       PAR VALUE $.001
                                                                   SHARES       $ AMOUNT              SHARES           $ AMOUNT
                                                                -----------     ---------------     ----------     ---------------


Common stock issued for services rendered,
 on December 17, 2007, at $1.446 per share                                                             400,000              400
Common stock issued for services rendered,
 on December 17, 2007, at $2.50 per share                                                              100,000              100
Common stock issued for services rendered,
 on December 18, 2007, at $3.02 per share                                                               50,000               50
Common stock issued for services rendered,
 on December 21, 2007, at $3.00 per share                                                               40,000               40
Common stock issued for services rendered,
 on December 27, 2007, at $3.10 per share                                                               50,000               50
Common stock issued for services rendered,
 on March 19, 2007, at $0.50 per share
Common stock issued for services rendered,
 on March 19, 2007, at $0.50 per share

 Common stock Shares issued for services rendered
  classified as Prepaid:
Common stock issued for services rendered,
 on August 31, 2007, at $3.41 per share recorded as prepaid                                            350,000              350
Common stock issued for services rendered,
on September 14, 2007, at $2.29 per share recorded as prepaid                                          150,000              150
Common stock issued for services rendered,
on October 02, 2007, at $2.47 per share recorded as prepaid                                            350,000              350
Common stock issued for services rendered,
 on October 02, 2007, at $2.40 per share recorded as prepaid                                            75,000               75


 Treasury Stock                                                                                        (94,961)

 Preferred Shares issued for settlement of services                   1,000               1

Net loss for the period ended December 31, 2007                          --              --                 --               --
                                                                 ----------        --------         ----------       ----------

BALANCE AT DECEMBER 31, 2007                                     35,237,188        $ 35,237         30,263,330       $   30,358
                                                                 ==========        ========         ==========       ==========



[TABLE CONTINUED]

                     The accompanying notes are an integral part of these financial statements.


                                                          F-47




                                                 GLOBAL RESOURCE CORPORATION
                                                (A Development Stage Company)
                                         Condensed Statement of Stockholders' Equity
                                                    At June 30, 2008

                                                                      (Restated)                                (Restated)
                                                                                            DEFICIT
                                                                       ADDITIONAL          ACCUMULATED
                                                                        PAID-IN            DURING THE            DEFERRED
                                                                         CAPITAL         DEVELOPMENT STAGE    COMPENSATION
                                                                       -------------     -----------------    ------------



Common stock issued for services rendered,
 on December 17, 2007, at $1.446 per share                                 578,051
Common stock issued for services rendered,
 on December 17, 2007, at $2.50 per share                                  249,900
Common stock issued for services rendered,
 on December 18, 2007, at $3.02 per share                                  150,950
Common stock issued for services rendered,
 on December 21, 2007, at $3.00 per share                                  119,960
Common stock issued for services rendered,
 on December 27, 2007, at $3.10 per share                                  154,950
Common stock issued for services rendered,
 on March 19, 2007, at $0.50 per share
Common stock issued for services rendered,
 on March 19, 2007, at $0.50 per share

 Common stock Shares issued for services rendered
  classified as Prepaid:
Common stock issued for services rendered,
 on August 31, 2007, at $3.41 per share recorded as prepaid              1,193,150
Common stock issued for services rendered,
on September 14, 2007, at $2.29 per share recorded as prepaid              343,350
Common stock issued for services rendered,
on October 02, 2007, at $2.47 per share recorded as prepaid                864,150
Common stock issued for services rendered,
 on October 02, 2007, at $2.40 per share recorded as prepaid               179,926


 Treasury Stock

 Preferred Shares issued for settlement of services                        399,999

Net loss for the period ended December 31, 2007                                 --            (10,486,886)               --
                                                                      ------------          -------------       -----------

BALANCE AT DECEMBER 31, 2007                                          $ 20,279,849          $ (17,418,997)      $        --
                                                                      ============          =============       ===========



[TABLE CONTINUED]

                     The accompanying notes are an integral part of these financial statements.

                                                          F-48




                                                 GLOBAL RESOURCE CORPORATION
                                                (A Development Stage Company)
                                         Condensed Statement of Stockholders' Equity
                                                    At June 30, 2008

                                                                                                        (Restated)


                                                                    SUBSCRIPTION       TREASURY
                                                                    RECEIVABLE          STOCK              TOTAL
                                                                    ----------         ---------       ------------



Common stock issued for services rendered,
 on December 17, 2007, at $1.446 per share                                                               578,451
Common stock issued for services rendered,
 on December 17, 2007, at $2.50 per share                                                                250,000
Common stock issued for services rendered,
 on December 18, 2007, at $3.02 per share                                                                151,000
Common stock issued for services rendered,
 on December 21, 2007, at $3.00 per share                                                                120,000
Common stock issued for services rendered,
 on December 27, 2007, at $3.10 per share                                                                155,000
Common stock issued for services rendered,
 on March 19, 2007, at $0.50 per share                                                                        --
Common stock issued for services rendered,
 on March 19, 2007, at $0.50 per share

 Common stock Shares issued for services rendered
  classified as Prepaid:
Common stock issued for services rendered,
 on August 31, 2007, at $3.41 per share recorded as prepaid                                            1,193,500
Common stock issued for services rendered,
on September 14, 2007, at $2.29 per share recorded as prepaid                                            343,500
Common stock issued for services rendered,
on October 02, 2007, at $2.47 per share recorded as prepaid                                              864,500
Common stock issued for services rendered,
 on October 02, 2007, at $2.40 per share recorded as prepaid                                             180,001
                                                                                                              --
                                                                                                              --
 Treasury Stock                                                                        (66,473)          (66,473)

 Preferred Shares issued for settlement of services                                                      400,000
                                                                                                              --
Net loss for the period ended December 31, 2007                           --                --       (10,486,886)
                                                                  ----------         ---------       -----------

BALANCE AT DECEMBER 31, 2007                                      $ (185,693)        $ (66,473)      $ 2,674,281
                                                                  ==========         =========       ===========



                     The accompanying notes are an integral part of these financial statements.


                                                 GLOBAL RESOURCE CORPORATION
                                                (A Development Stage Company)
                                         Condensed Statement of Stockholders' Equity
                                                    At June 30, 2008


                                                                         PREFERRED STOCK                       COMMON STOCK
                                                                 ----------------------------------    -------------------------
                                                                  PREFERRED      R VALUE $.001        COMMON       PAR VALUE $.001
                                                                   SHARES          $ AMOUNT           SHARES           $ AMOUNT
                                                                  ----------       --------         ----------         --------



 Common stock shares issued for cash:
Common stock issued for cash on February 19, 2008,
 at $2.00 per share                                                                                     17,000               17
Common stock issued for cash on March 5, 2008, at $1.61
 per share                                                                                              31,057               31
Common stock issued for cash on March 18, 2008, at
 $1.00 per share, non-US citizens investment group                                                     850,669              851
Common stock issued for cash on March 26, 2008,
at $1.00 per share, non-US citizens investment group                                                 1,138,500            1,138
Common stock issued for cash on March 26, 2008,
 at $1.18 per share                                                                                      9,000                9

Common Stock subscriptions received, net Jan. to March 2008

 Amortization of deferred compensation

 Common stock shares issued for services rendered:
Common stock issued for services rendered, on
February 1, 2008, at $2.95 per share                                                                   100,000              100
Common stock issued for services rendered, on
 February 6, 2008, at $2.63 per share                                                                  150,000              150
Common stock issued for services rendered, on
 February 13, 2008, at $2.39 per share                                                                  12,500               13
Common stock issued for services rendered, on
February 15, 2008, at $2.42 per share                                                                   20,000               20
Common stock issued for services rendered, on
February 28, 2008, at $2.15 per share                                                                   25,000               25
Common stock issued for services rendered, on
February 29, 2008, at $2.19 per share                                                                  175,000              175
Common stock issued for services rendered, on
 March 14,  2008, at $2.10 per share                                                                     5,000                5
Common stock issued for services rendered, on
 March 18,  2008, at $1.60 per share                                                                    30,000               30
Common stock issued for services rendered, on
 March 19,  2008, at $1.60 per share                                                                    20,000               20
Common stock issued for services rendered, on
 March 31,  2008, at $1.90 per share                                                                   350,000              350


 Common Stock Warrants issued for services (BOD) on February 7, 2008, at $2.429

Net loss for the period ended March 31, 2008                              --             --                 --               --
                                                                  ----------       --------         ----------         --------


BALANCE AT MARCH 31, 2008                                         35,237,188       $ 35,237         33,197,056         $ 33,292
                                                                  ==========       ========         ==========         ========


[TABLE CONTINUED]


                     The accompanying notes are an integral part of these financial statements.


                                                            F-50




                                                 GLOBAL RESOURCE CORPORATION
                                                (A Development Stage Company)
                                         Condensed Statement of Stockholders' Equity
                                                    At June 30, 2008

                                                                (Restated)                              (Restated)
                                                                                      DEFICIT
                                                                 ADDITIONAL         ACCUMULATED
                                                                 PAID-IN            DURING THE            DEFERRED     SUBSCRIPTION
                                                                 CAPITAL          DEVELOPMENT STAGE     COMPENSATION    RECEIVABLE
                                                               ------------          -------------      -----------     ----------



 Common stock shares issued for cash:
Common stock issued for cash on February 19, 2008,
 at $2.00 per share                                                  33,983
Common stock issued for cash on March 5, 2008, at $1.61
 per share                                                           49,969
Common stock issued for cash on March 18, 2008, at
 $1.00 per share, non-US citizens investment group                  849,818
Common stock issued for cash on March 26, 2008,
at $1.00 per share, non-US citizens investment group              1,137,362
Common stock issued for cash on March 26, 2008,
 at $1.18 per share                                                  10,611

Common Stock subscriptions received, net Jan. to March 2008                                                                 55,175

 Amortization of deferred compensation                               27,250

 Common stock shares issued for services rendered:
Common stock issued for services rendered, on
February 1, 2008, at $2.95 per share                                294,900
Common stock issued for services rendered, on
 February 6, 2008, at $2.63 per share                               394,350
Common stock issued for services rendered, on
 February 13, 2008, at $2.39 per share                               29,862
Common stock issued for services rendered, on
February 15, 2008, at $2.42 per share                                48,380
Common stock issued for services rendered, on
February 28, 2008, at $2.15 per share                                53,725
Common stock issued for services rendered, on
February 29, 2008, at $2.19 per share                               383,075
Common stock issued for services rendered, on
 March 14,  2008, at $2.10 per share                                 10,495
Common stock issued for services rendered, on
 March 18,  2008, at $1.60 per share                                 47,970
Common stock issued for services rendered, on
 March 19,  2008, at $1.60 per share                                 31,980
Common stock issued for services rendered, on
 March 31,  2008, at $1.90 per share                                664,650


 Common Stock Warrants issued for services (BOD)
on February 7, 2008, at $2.429                                       14,580

Net loss for the period ended March 31, 2008                             --           (3,613,694)                --             --
                                                               ------------          -------------      -----------     ----------


BALANCE AT MARCH 31, 2008                                      $ 24,362,809          $ (21,032,691)     $        --     $ (130,518)
                                                               ============          =============      ===========     ==========


[TABLE CONTINUED]

                     The accompanying notes are an integral part of these financial statements.


                                                            F-51




                                                 GLOBAL RESOURCE CORPORATION
                                                (A Development Stage Company)
                                         Condensed Statement of Stockholders' Equity
                                                    At June 30, 2008


                                                                                                    (Restated)
                                                                                  ACCUMULATED
                                                                                    OTHER
                                                                   TREASURY      COMPREHENSIVE
                                                                    STOCK         INCOME (LOSS)        TOTAL
                                                                   ---------        ----------       ----------



 Common stock shares issued for cash:                                                                       --
Common stock issued for cash on February 19, 2008,
 at $2.00 per share                                                                                      34,000
Common stock issued for cash on March 5, 2008, at $1.61
 per share                                                                                               50,000
Common stock issued for cash on March 18, 2008, at
 $1.00 per share, non-US citizens investment group                                                      850,669
Common stock issued for cash on March 26, 2008,
at $1.00 per share, non-US citizens investment group                                                  1,138,500
Common stock issued for cash on March 26, 2008,
 at $1.18 per share                                                                                      10,620

Common Stock subscriptions received, net Jan. to March 2008                                              55,175

 Amortization of deferred compensation                                                                   27,250
                                                                                                             --
 Common stock shares issued for services rendered:
Common stock issued for services rendered, on
February 1, 2008, at $2.95 per share                                                                    295,000
Common stock issued for services rendered, on
 February 6, 2008, at $2.63 per share                                                                   394,500
Common stock issued for services rendered, on
 February 13, 2008, at $2.39 per share                                                                   29,875
Common stock issued for services rendered, on
February 15, 2008, at $2.42 per share                                                                    48,400
Common stock issued for services rendered, on
February 28, 2008, at $2.15 per share                                                                    53,750
Common stock issued for services rendered, on
February 29, 2008, at $2.19 per share                                                                   383,250
Common stock issued for services rendered, on
 March 14,  2008, at $2.10 per share                                                                     10,500
Common stock issued for services rendered, on
 March 18,  2008, at $1.60 per share                                                                     48,000
Common stock issued for services rendered, on
 March 19,  2008, at $1.60 per share                                                                     32,000
Common stock issued for services rendered, on
 March 31,  2008, at $1.90 per share                                                                    665,000
                                                                                                             --
                                                                                                             --
 Common Stock Warrants issued for services (BOD)
on February 7, 2008, at $2.429                                                                           14,580
                                                                                                             --
Net loss for the period ended March 31, 2008                              --                --       (3,613,694)
                                                                   ---------        ----------       ----------


BALANCE AT MARCH 31, 2008                                          $ (66,473)       $       --       $3,201,656
                                                                   =========        ==========       ==========

[TABLE CONTINUED]

                     The accompanying notes are an integral part of these financial statements.

                                                            F-52





                                                 GLOBAL RESOURCE CORPORATION
                                                (A Development Stage Company)
                                         Condensed Statement of Stockholders' Equity
                                                    At June 30, 2008



                                                                      PREFERRED STOCK                         COMMON STOCK
                                                               ----------------------------------     -----------------------------
                                                                PREFERRED         PAR VALUE $.001      COMMON        PAR VALUE $.00
                                                                 SHARES               $ AMOUNT         SHARES           $ AMOUNT
                                                                ----------            --------       ----------         --------



 Common stock shares issued for cash:
Common stock issued for cash on April 1, 2008, at
$1.00 per share, non-US citizens investment group                                                       3,387,980            3,388
Common stock issued for cash on April 11, 2008,
at $1.11 per share, non-US citizens investment group                                                    1,929,775            1,930
Common stock issued for cash on April 25, 2008,
 at $1.19 per share, non-US citizens investment group                                                   1,487,139            1,487
Common stock issued for cash on May 15, 2008,
at $1.10 per share                                                                                         39,100               39
Common stock issued for cash on June 12, 2008,
 at $1.00 per share, non-US citizens investment group                                                     236,909              237
Common stock issued for cash on June 23, 2008,
at $1.00 per share                                                                                        250,000              250

Preferred stock B - converted to common stock
 on April 8,2008                                                    (1,000)                 (1)           206,559              207
Preferred stock A - converted to common stock
 on June 25,2008                                                (1,791,064)             (1,791)           895,532              895

 Amortization of deferred compensation

 Common stock shares issued for services rendered:
Common stock issued for services rendered, on
April 1,  2008, at $1.95 per share                                                                         70,000               70
Common stock issued for services rendered, on
 April 2,  2008, at $1.84 per share                                                                       108,478              108
Common stock issued for services rendered, on
 April 4,  2008, at $1.90 per share                                                                        20,000               20
Common stock issued for services rendered, on
 April 4,  2008, at $1.90 per share                                                                     1,066,666            1,067
Common stock issued for services rendered, on
April 14,  2008, at $3.05 per share                                                                       150,000              150
Common stock issued for services rendered, on
 April 29,  2008, at $3.07 per share                                                                      833,333              833
Common stock issued for services rendered, on
May 7,  2008, at $2.55 per share                                                                        1,000,000            1,000
Common stock issued for services rendered, on
 May 12,  2008, at $2.65 per share                                                                         20,000               20
Common stock issued for services rendered, on
 May 13,  2008, at $2.79 per share                                                                         50,000               50
Common stock issued for services rendered, on
May 23,  2008, at $2.67 per share                                                                         102,000              102
Common stock issued for services rendered, on
 May 30,  2008, at $2.20 per share                                                                         66,011               66
Common stock issued for services rendered, on
 June 3,  2008, at $2.10 per share                                                                        150,000              150
Common stock issued for services rendered, on
 June 11,  2008, at $2.25 per share                                                                        88,750               89
Common stock issued for services rendered, on
 June 13,  2008, at $2.25 per share                                                                       125,000              125
Common stock issued for services rendered, on
 June 26,  2008, at $2.08 per share                                                                       242,000              242
Common stock issued for services rendered, on
 June 30,  2008, at $2.09 per share, "PROOF" trigger event                                                650,000              650

 Common Stock Warrants issued for services (BOD) on May 21, 2008, at $2.465

 Other comprehensive income - net unrealized gain / (loss)

Net loss for the period ended June 30, 2008                             --                  --                 --               --
                                                                ----------            --------         ----------         --------

BALANCE AT JUNE 30, 2008                                        33,445,124            $ 33,445         46,372,288         $ 46,467
                                                                ==========            ========         ==========         ========
[TABLE CONTINUED]

                     The accompanying notes are an integral part of these financial statements.


                                                            F-53




                                                 GLOBAL RESOURCE CORPORATION
                                                (A Development Stage Company)
                                         Condensed Statement of Stockholders' Equity
                                                    At June 30, 2008


                                                                                       DEFICIT
                                                                   ADDITIONAL          ACCUMULATED
                                                                    PAID-IN            DURING THE             DEFERRED
                                                                    CAPITAL          DEVELOPMENT STAGE      COMPENSATION
                                                                  ------------          -------------       -----------



 Common stock shares issued for cash:
Common stock issued for cash on April 1, 2008, at
$1.00 per share, non-US citizens investment group                    3,384,593
Common stock issued for cash on April 11, 2008,
at $1.11 per share, non-US citizens investment group                 2,148,662
Common stock issued for cash on April 25, 2008,
 at $1.19 per share, non-US citizens investment group                1,771,366
Common stock issued for cash on May 15, 2008,
at $1.10 per share                                                      42,891
Common stock issued for cash on June 12, 2008,
 at $1.00 per share, non-US citizens investment group                  236,672
Common stock issued for cash on June 23, 2008,
at $1.00 per share                                                     249,750

 Preferred stock B - converted to common stock
  on April 8,2008                                                         (206)
 Preferred stock A - converted to common stock
 on June 25,2008                                                           896

 Amortization of deferred compensation                                  27,250

 Common stock shares issued for services rendered:
Common stock issued for services rendered, on
April 1,  2008, at $1.95 per share                                     136,430
Common stock issued for services rendered, on
 April 2,  2008, at $1.84 per share                                    199,492
Common stock issued for services rendered, on
 April 4,  2008, at $1.90 per share                                     37,980
Common stock issued for services rendered, on
 April 4,  2008, at $1.90 per share                                  2,025,598
Common stock issued for services rendered, on
April 14,  2008, at $3.05 per share                                    457,350
Common stock issued for services rendered, on
 April 29,  2008, at $3.07 per share                                 2,557,499
Common stock issued for services rendered, on
May 7,  2008, at $2.55 per share                                     2,549,000
Common stock issued for services rendered, on
 May 12,  2008, at $2.65 per share                                      52,980
Common stock issued for services rendered, on
 May 13,  2008, at $2.79 per share                                     139,450
Common stock issued for services rendered, on
May 23,  2008, at $2.67 per share                                      272,238
Common stock issued for services rendered, on
 May 30,  2008, at $2.20 per share                                     145,158
Common stock issued for services rendered, on
 June 3,  2008, at $2.10 per share                                     314,850
Common stock issued for services rendered, on
 June 11,  2008, at $2.25 per share                                    199,599
Common stock issued for services rendered, on
 June 13,  2008, at $2.25 per share                                    281,125
Common stock issued for services rendered, on
 June 26,  2008, at $2.08 per share                                    503,118
Common stock issued for services rendered, on
 June 30,  2008, at $2.09 per share, "PROOF" trigger event           1,357,850

 Common Stock Warrants issued for services (BOD) on May 21, 2008        14,795

 Other comprehensive income - net unrealized gain / (loss)

Net loss for the period ended June 30, 2008                                 --            (13,204,447)               --
                                                                  ------------          -------------       -----------

BALANCE AT JUNE 30, 2008                                          $ 43,469,195          $ (34,237,138)      $        --
                                                                  ============          =============       ===========



[TABLE CONTINUED]

                     The accompanying notes are an integral part of these financial statements.



                                                            F-54




                                                 GLOBAL RESOURCE CORPORATION
                                                (A Development Stage Company)
                                         Condensed Statement of Stockholders' Equity
                                                    At June 30, 2008

                                                                                                    ACCUMULATED
                                                                                                       OTHER
                                                                  SUBSCRIPTION        TREASURY      COMPREHENSIVE
                                                                   RECEIVABLE          STOCK         INCOME (LOSS)        TOTAL
                                                                   ----------         ---------        ----------       ----------



 Common stock shares issued for cash:                                                                                           --
Common stock issued for cash on April 1, 2008, at
$1.00 per share, non-US citizens investment group                                                                        3,387,981
Common stock issued for cash on April 11, 2008,
at $1.11 per share, non-US citizens investment group                                                                     2,150,592
Common stock issued for cash on April 25, 2008,
 at $1.19 per share, non-US citizens investment group                                                                    1,772,853
Common stock issued for cash on May 15, 2008,
at $1.10 per share                                                                                                          42,930
Common stock issued for cash on June 12, 2008,
 at $1.00 per share, non-US citizens investment group                                                                      236,909
Common stock issued for cash on June 23, 2008,
at $1.00 per share                                                                                                         250,000
                                                                                                                                --
 Preferred stock B - converted to common stock
  on April 8,2008                                                                                                               (0)
 Preferred stock A - converted to common stock
  on June 25,2008                                                                                                               --
                                                                                                                                --
 Amortization of deferred compensation                                                                                      27,250
                                                                                                                                --
 Common stock shares issued for services rendered:                                                                              --
Common stock issued for services rendered, on
April 1,  2008, at $1.95 per share                                                                                         136,500
Common stock issued for services rendered, on
 April 2,  2008, at $1.84 per share                                                                                        199,600
Common stock issued for services rendered, on
 April 4,  2008, at $1.90 per share                                                                                         38,000
Common stock issued for services rendered, on
 April 4,  2008, at $1.90 per share                                                                                      2,026,665
Common stock issued for services rendered, on
April 14,  2008, at $3.05 per share                                                                                        457,500
Common stock issued for services rendered, on
 April 29,  2008, at $3.07 per share                                                                                     2,558,332
Common stock issued for services rendered, on
May 7,  2008, at $2.55 per share                                                                                         2,550,000
Common stock issued for services rendered, on
 May 12,  2008, at $2.65 per share                                                                                          53,000
Common stock issued for services rendered, on
 May 13,  2008, at $2.79 per share                                                                                         139,500
Common stock issued for services rendered, on
May 23,  2008, at $2.67 per share                                                                                          272,340
Common stock issued for services rendered, on
 May 30,  2008, at $2.20 per share                                                                                         145,224
Common stock issued for services rendered, on
 June 3,  2008, at $2.10 per share                                                                                         315,000
Common stock issued for services rendered, on
 June 11,  2008, at $2.25 per share                                                                                        199,688
Common stock issued for services rendered, on
 June 13,  2008, at $2.25 per share                                                                                        281,250
Common stock issued for services rendered, on
 June 26,  2008, at $2.08 per share                                                                                        503,360
Common stock issued for services rendered, on
 June 30,  2008, at $2.09 per share, "PROOF" trigger event                                                               1,358,500
                                                                                                                                --
 Common Stock Warrants issued for services (BOD) on May 21, 2008                                                            14,795
                                                                                                                                --
 Other comprehensive income - net unrealized gain / (loss)                                               (142,312)        (142,312)
                                                                                                                                --
Net loss for the period ended June 30, 2008                                --                --                --      (13,204,447)
                                                                   ----------         ---------        ----------       ----------

BALANCE AT JUNE 30, 2008                                           $ (130,518)        $ (66,473)       $ (142,312)      $8,972,666
                                                                   ==========         =========        ==========       ==========


                     The accompanying notes are an integral part of these financial statements.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2008


NOTE 1 - BASIS OF PRESENTATION AND NATURE OF BUSINESS AND ORGANIZATION

      The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial reporting and should be read in conjunction with the consolidated financial statements of Global Resource Corporation included in Form 10-K for the year ending December 31, 2007. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2008 are not necessarily indicative of the results that may be expected for the year ended December 31, 2008.

      Global Resource Corporation (the Company") was formed on July 19, 2002 in the State of New Jersey under the name Carbon Recovery Corporation as a development stage company. The Company's business plan is to research and develop and market the business of decomposing petroleum-based materials, including shale deposits, tar sands, capped oil wells, waste oil streams and tires, by subjecting them to variable frequency microwave radiation at specifically selected frequencies for a time sufficient to at least partially decompose the materials, converting the materials into oils and alternative petroleum products.

      The Company's business goals are as follows:

      1) The construction of plants to exploit certain technology for decomposing petroleum-based materials by subjecting them to variable frequency microwave radiation at specifically selected frequencies for a time sufficient to at least partially decompose the materials;

      2) The design, manufacture and sale of machinery and equipment units, embodying the technology;

      3) The sub-licensing of third parties to exploit that technology.

      At the present time, the process is in a laboratory mode. There will have to be a transition from the "one batch at a time" operation, used in the laboratory to a "continuous feed" line in order to commercialize the process. A prototype one ton "continuous feed" line machine is scheduled for delivery in the third quarter 2008.

      The Company believes that the design of the machinery and equipment for the decomposition of waste tires fully protects the environment from the release of components during the decomposition process.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2008



NOTE 1 - BASIS OF PRESENTATION AND NATURE OF BUSINESS AND  ORGANIZATION
        (CONTINUED)

      The Company is currently offering three models: one which disposes of five tons per hour, one which disposes of ten tons per hour and one which disposes of fifteen tons per hour. The Company is soliciting orders and has issued various proposals to prospective customers.

      There are other potential applications for the microwave technology covered by the pending patent applications, in addition to the application for decomposing waste tires and fluff. These include:

      1. Stimulation of production of mature oil and gas wells ("stripper" wells);

      2. Reduction of hydrocarbons in drilling cuttings to permit on-site disposal;

      3. Volatilization of heavy or slurry oil;

      4. Recovery of oil from oil shale and oil sands; and

      5. Medical applications.

      To date, the Company has allocated a substantial portion of its time and investment in bring its product to the market and the raising of capital. The Company has not commenced any commercial operations as of June 30, 2008.

      On December 31, 2006, Global Resource Corporation acquired all the assets and assumed all of the liabilities of Mobilestream Oil, Inc. in exchange for: a) 11,145,255 shares of the Company's Common Stock; b) the issuance by the Company for the benefit of the holders of the 2006 series of convertible preferred stock of Mobilestream of 35,236,188 shares of the Company's own "2006 Series" in the process of designation c) the issuance of 27,205,867 common stock purchase warrants on the basis of 1 warrant for each 3 shares of either common stock or preferred stock (the 2006 Series), exercisable at $4.75 per share for a period ending on December 31, 2008. Mobilestream agreed to surrender for cancellation 37,500,000 shares of the Company's common stock which it owned after the Carbon Recovery Corporation acquisition described below. The total cost of the acquisition of Mobilestream has been allocated to the assets acquired and the liabilities assumed based on their historical cost in accordance with SFAS 141, BUSINESS COMBINATION,(PARAGRAPHS D11 -D18), entities under common control. The net asset and liabilities of Mobilestream equal approximately $2.0 million. The assets consisted of primarily cash of approximately $1,678,000 and fixed assets of $149,000 offset by liabilities of approximately $91,000.

      On September 22, 2006, Carbon Recovery Corporation entered into a Plan and Agreement of Reorganization ("Agreement") with Global Resource Corporation. Pursuant to the Agreement, Global Resource Corporation acquired all of the assets and assumed all of the liabilities and related development stage business of Carbon Recovery Corporation in exchange for:
      (a) 48,688,996 common shares and (b) the assumption of a convertible debenture issued by Carbon Recovery Corporation and accrued interest in the amount of $120,682. Subsequently the Company eliminated the convertible debenture by issuing 2,681,837 of the Company's common stock. The holders of Global Resource Corporation's capital stock before the Agreement retained 72,241 shares of common stock. Pursuant to the Agreement, various classes of Carbon Recovery Corporation warrants were exchanged for warrants of Global Resource Corporation as follows:

                           GLOBAL RESOURCE CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2008


NOTE 1 - BASIS OF PRESENTATION AND NATURE OF BUSINESS AND ORGANIZATION
         (CONTINUED)


      Global Resource Corporation issued 3,908,340 Class B warrants, 1,397,600 Class D warrants and 1,397,600 Class E warrants in exchange for an equal number of warrants of Carbon Recovery Corporation. The Class B and Class D warrants have an exercise price of $2.75 and the Class E warrants have an exercise price of $4.00. All of the warrants were originally scheduled to expire on September 21, 2007, but the Board of Directors of the Company has extended the expiration date to December 31, 2008 for Class B, Class D and Class E warrants.

      The above transaction has been accounted for as a reverse merger (recapitalization) with Carbon Recovery Corporation being deemed the accounting acquirer and Global Resource Corporation being deemed the legal acquirer. Accordingly, the historical financial information presented in the financial statements is that of Carbon Recovery Corporation as adjusted to give effect to any difference in the par value of the issuer's and the accounting acquirer's stock with an offset to additional paid in capital. The basis of the assets and liabilities of Carbon Recovery Corporation, the accounting acquirer, have been carried over in the recapitalization. Concurrent with the acquisition, Carbon Recovery Corporation changed its name to Global Resource Corporation.

      On December 11, 2007 the Company adopted the following Amendments to the Articles of Incorporation: 1) Reduce the authorized number of shares of common stock which the Company may issue from 2,000,000,000 to 200,000,000 shares. 2) Increase the authorized number of preferred shares which the Company may issue from 50,000,000 to 100,000,000. 3)Reduce the number of common shares into which shares of 2006 Series of Convertible Preferred Stock which is convertible into common stock, from 2 shares of common stock to 1/2 of 1 share of common stock for each share of 2006 Series of Convertible Preferred Stock. 4) Indemnify the Company's directors and officers to the maximum extent permitted under the laws of the State of Nevada. 5) Limit the liability of the Company's directors and officers to the Company, its stockholders and creditors to the maximum extent provided under the Private Corporations Law of the State of Nevada (the "Nevada PCL"). 6) Permit the Board of Directors to declare reverse stock splits of its issued and outstanding shares without approval of the stockholders under section 78-2055 of the Nevada PCL.

      The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "ACCOUNTING AND REPORTING BY DEVELOPMENT STAGE ENTERPRISES". The Company has devoted substantially all of its efforts to business planning and development, as well as allocating a substantial portion of its time and investment in bringing its product to the market, and the raising of capital.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      USE OF ESTIMATES

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      CASH AND CASH EQUIVALENTS

      The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents.

      At June 30, 2008, the Company maintained cash and cash equivalent balances at four financial institutions that are insured by the Federal Deposit Insurance Corporation up to $100,000. At June 30, 2008 the Company's uninsured cash balances total $4,280,400.

      SHORT-TERM INVESTMENTS

      Cash in excess of operating requirements is invested in certificates of deposits with an original maturity of greater than three months. (See note 15 for detail valuation)

      INVESTMENTS IN MARKETABLE SECURITIES

      Investments in marketable equity securities, all of which are classified as available for sale, are carried at their market value. Investments with a maturity date greater than three months but less than twelve months are included in short-term investments. Investments in equity stocks and bonds with a maturity date greater than twelve months are considered also available for sale and are carried at their market value in Long-term Investments on the balance sheet. The unrealized gains or losses of these investments are recorded directly to stockholders' equity and any realized gains or losses are recognized in income. (See note 15 for detail valuation)

      START-UP COSTS

      In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, "REPORTING ON THE COSTS OF START-UP ACTIVITIES", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

      INCOME TAXES

      Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. (see note 7 for detail)

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


      BUSINESS COMBINATIONS

      Effective December 31, 2006 the Company acquired the assets of Mobilestream Oil, Inc. and due to the transfer of assets between entities under common control, the total cost of the acquisition of Mobilestream has been allocated to the assets acquired and the liabilities assumed based on their historical costs in accordance with SFAS 141, BUSINESS COMBINATIONS, PARAGRAPHS D11 - D18, entities under common control. All account amounts and shares amounts have been updated and presented to reflect the change.

      Effective July 31, 2006 the Company completed a reverse split of its common stock. All share amounts have been updated and presented to reflect the change.

      STOCK-BASED COMPENSATION

      Effective January 1, 2006, the Company adopted the provisions of Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), "SHARE-BASED PAYMENT" ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. The Company accounts for stock grants and stock options issued for services and compensation by employees under fair value method. The Company determined the fair market value of the options/warrants under the Black-Sholes pricing model. Stock grants to employees are valued at the fair market value at date of issuance.

      For non-employees, stock grants are valued at the value of service or fair market value of the Company's stock on the date of stock issuance whichever is more readily determinable.

      EARNINGS (LOSS) PER SHARE OF COMMON STOCK

      Historical net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share
      (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be anti-dilutive.

      RECLASSIFICATIONS

      Certain amounts for the quarter ended June 30, 2007 have been reclassified in the comparative financial statements to be comparable to the presentation for the quarter ended June 30, 2008. These reclassifications had no effect on net loss.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2008

NOTE 2 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      EARNINGS (LOSS) PER SHARE OF COMMON STOCK

      The following is a reconciliation of the computation for basic and diluted earnings per share:

                                                 Six Months Ended June 30,
                                              -----------------------------
                                                 2008             2007
                                             ------------      ------------
          Net loss                           ($16,818,141)     ($ 1,501,856)
                                             ------------      ------------

          Weighted-average common shares
          Outstanding (Basic)                  36,596,908        25,374,174
                                             ------------      ------------

          Weighted-average common shares
          Outstanding (Diluted)                36,596,908        25,374,174
                                             ============      ============

      Weighted-average common stock Equivalents for preferred stock convertible to 1/2 for 1 of common are 15,827,030 and warrants common stock equivalents are 20,118,979. There are also common stock purchase options equivalents totaling 200,000. These warrants and options are not part of the weighted-average outstanding common stock calculation because inclusion would have been anti-dilutive as of June 30, 2008 and 2007.

      INVENTORIES

      Inventory is stated at the lower of cost or market. Cost is determined using actual job costs per machine. Currently inventories consist of only work in process.

      ADVERTISING COSTS

      The Company will expense the costs associated with advertising as they are incurred. The Company did not incur any advertising costs for the years ended June 30, 2008 and 2007.

      RESEARCH AND DEVELOPMENT COSTS

      Research and development costs are charged to operations when incurred and are included in operating expenses. The amounts charged as of June 30, 2008 and 2007 were $434,993 and $97,313 respectively.

      RECENT ACCOUNTING PRONOUNCEMENTS

      In December 2007, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141 (revised

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2008

NOTE 2 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)


      2007), BUSINESS COMBINATIONS, which replaces SFAS No 141. The statement retains the purchase method of accounting for acquisitions, but requires a number of changes, including changes in the way assets and liabilities are recognized in the purchase accounting. It also changes the recognition of assets acquired and liabilities assumed arising from contingencies, requires the capitalization of in-process research and development at fair value, and requires the expensing of acquisition-related costs as incurred. SFAS No. 141R is effective for us beginning January 1, 2009 and will apply prospectively to business combinations completed on or after that date.

      In December 2007, the FASB issued SFAS No. 160, NONCONTROLLING INTERESTS IN CONSOLIDATED FINANCIAL STATEMENTS, AN AMENDMENT OF ARB 51, which changes the accounting and reporting for minority interests. Minority interests will be recharacterized as noncontrolling interests and will be reported as a component of equity separate from the parent's equity, and purchases or sales of equity interests that do not result in a change in control will be accounted for as equity transactions. In addition, net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement and, upon a loss of control, the interest sold, as well as any interest retained, will be recorded at fair value with any gain or loss recognized in earnings. SFAS No. 160 is effective for the Company beginning January 1, 2008 and will apply prospectively, except for the presentation and disclosure requirements, which will apply retrospectively. The Company is currently assessing the potential impact that adoption of SFAS No. 160 would have on its financial statements.

      In February 2007, the FASB issued SFAS No. 159, THE FAIR VALUE OPTION FOR FINANCIAL ASSETS AND FINANCIAL LIABILITIES. SFAS No. 159 gives the Company the irrevocable option to carry many financial assets and liabilities at fair values, with changes in fair value recognized in earnings. SFAS No. 159 is effective for the Company beginning January 1, 2009, although early adoption is permitted. The Company is currently assessing the potential impact that electing fair value measurement would have on its financial statements and has not determined what election it will make.

      On January 1, 2007, the Company adopted the provisions of FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140." SFAS No. 156 requires an entity to recognize a servicing asset or liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract under a transfer of the servicer's financial assets that meets the requirements for sale accounting, a transfer of the servicer's financial assets to a qualified special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale or trading securities in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" and an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. Additionally, SFAS No. 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, permits an entity to choose either the use of an amortization or fair value method for subsequent measurements, permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2008


      entities with recognized servicing rights and requires separate presentation of servicing assets and liabilities subsequently measured at fair value and additional disclosures for all separately recognized servicing assets and liabilities. The adoption of SFAS No. 156 did not have a material impact on the Company's financial position, results of operations, or cash flows.

NOTE 3 - FIXED ASSETS

      Fixed assets as of June 30, 2008 were as follows:

                                                         Estimated
                                                        Useful Lives
                                                             (Years)   Amount
                                                          --------     --------
          Testing Equipment                                  5 - 7     $454,013
          Vehicles                                               5       34,425
          Office & Computer Equip.                               5       41,997
          Leasehold improvements                                 3       17,820
          Phone Equipment - leased                               3       30,310
                                                                       --------
                                                             Total     $578,565
                                                                       ========
          Less accumulated Depreciation & amortization                  179,939
                                                                       --------
                               NET FIXED ASSETS                        $398,626
                                                                       ========

      There was $43,323 and $47,877 charged to operations for depreciation expense for the six months ended June 30, 2008 and 2007, respectively.

NOTE 4 - LOAN PAYABLE - OFFICER OF THE COMPANY

      On November 28, 2007 the Chief Financial Officer, Jeffrey J. Andrews, loaned the Company $150,000 at a interest rate of prime plus 2%. This loan has no stated principal payment due date. In April 2008 the Company repaid $120,000. The remaining balance of $30,000 is expected to be paid by year end 2008. Interest expense will be accrued and expensed monthly until the Company pays off the loan.

NOTE 5 - LOAN PAYABLE - EQUIPMENT

      In January 2006 the Company entered into a five year loan related to the purchase of new equipment. The principal amount of the loan is $75,000 at an interest rate of 13.43% annually. Monthly payments on the loan are approximately $1,723. In October 2006 the Company entered into a three year loan related to lab equipment. The principal amount of the loan is $73,817 at an interest rate of 8.71% annually. Monthly payments on the loan are approximately $2,396.

                                        2008
                                      --------
          Total Loans Payable         $ 72,643
          Less current maturities      (42,572)
                                      --------
              Long-Term payable       $ 30,071
                                      ========

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2008



NOTE 5 - LOAN PAYABLE - EQUIPMENT CONTINUED


      The amount of principal maturities of the loans payable by years is as follows:

                    2008     $21,014
                    2009      35,416
                    2010      16,213
                             -------
                             $72,643
                             =======


NOTE 6 - INVENTORY

      Inventory consists of a one ton machine currently in the work in process stage. Modifications to the original design have been made to improve efficiencies. It was determine that these modification made some inventory WIP obsolete, so a charge of $303,449 was charged to R & D expense and WIP inventory was reduced in the second quarter 2008.


                                            June 30, 2008      June 30, 2007
                                            -------------      --------------

              Work in Process                 $ 294,980             $ 0

NOTE 7 -  PROVISION FOR INCOME TAXES

      Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

      At June 30, 2008 the deferred tax assets consist of the following:

                                                                   2008
                                                                ------------
          Deferred taxes due to net operating carryforwards     $ 10,271,000
          Less: Valuation Allowance                              (10,271,000)
                                                                ------------
          Net Deferred Tax asset                                $         --
                                                                ------------

      At June 30, 2008, the Company had deficits accumulated during the development stage in the approximate amount of $34,237,138 available to offset future taxable income through 2027. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2008

NOTE 8 - CAPITAL LEASES

      In June 2006 the Company entered into a three year capital lease related to the purchase of new phone equipment. The monthly lease payments are $1,293 per month. As of June 30, 2008 the minimum lease payments under the capital lease are as follows:


          For the periods Ending June 30           Amount
                                                -------------
                    2008                        $      7,758
                    2009                        $     15,516
                    2010                        $     15,516
                    2011                        $      7,758
                                                ------------

                                                $     51,700
                                                ============

NOTE 9 - OPERATING LEASES

      The Company leases office space under a lease agreement that commenced June 1, 2006, the monthly lease payments are $5,000 per month and the leases expires on May 31, 2009. The Company is required to pay property taxes, utilities, insurance and other costs relating to the leased facilities.

      Minimum lease payments under the operating lease are as follows:


          For the periods Ending June 30            Amount
                                                ------------
                    2008                        $     30,000
                    2009                              21,700
                                                ------------
                                                $     51,700
                                                ============

NOTE 10 -ALLEVIATION OF GOING CONCERN

      At December 31, 2007, the Company reported that it had incurred substantial net losses for the years ended December 31, 2007 and 2006 and the Company had not commenced operations to have a revenue stream to support itself. These factors raised substantial doubt about the Company's ability to continue as a going concern at that time.

      During the six months ended June 30, 2008, the Company has raised over $9 million dollars in cash through a private placement of common stock. With this additional capital and projected cash flow expenditures over the next twelve months, Company's management considers the facts and circumstances which raised substantial doubt about the Company's ability to continue as going concern to be alleviated.

      The Company currently has $4.9 million in cash & cash equivalents and short-term investments and $3.5 million in debt securities in long-term investments (see note 15). If the Company did not raise any additional cash as of June 30, 2008 it would still have funds available to meet its cash operating expenses and inventory and capital expenditures requirements. Cash operating expenses

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2008


NOTE 10 - ALLEVIATION OF GOING CONCERN CONTINUED

      are projected to be $1 million a quarter, a $4 million total for the twelve month period following the date of financial statements being reported upon. Inventory and other capital expenditures for twelve month period is projected to be $1 million, for a total cash expenditure of $5 million for the twelve month period following the date of financial statements being reported upon.

      The Company also expects to successfully demonstrate its one ton per hour microwave reactor system by end of the fourth quarter 2008 and deliver the machine in the fourth quarter of 2008. In 2009, the Company also expects to generate significant positive cash flow from projected sales.

NOTE 11 - RELATED PARTY TRANSACTION

      On May 17, 2007, the Company authorized the purchase of Company stock from Lois Pringle, wife of the Company's Chief Executive Officer. The Company purchased 94,961 shares for $66,471 in cash.

NOTE 12 - STOCKHOLDERS' EQUITY

      COMMON STOCK

      The following details the stock transactions for the three months ended June 30, 2008:

      The Company issued 7,291,803 shares of stock for $7,841,265 cash.

      The Company issued 4,781,338 shares of common stock in exchange for services rendered, valued at $11,234,459.

      PREFERRED STOCK

      The following details the stock transactions for the three months ended June 30, 2008:

      In April 2008 all of the Preferred stock B, 1,000 shares was converted into 206,559 shares of common stock.

      In June 2008 CEO and President Frank Pringle converted 1,791,064 shares of Preferred stock A into 895,532 shares of common stock. Preferred stock A has right to convert 2 shares of preferred into one share of the Company's common stock, votes together with the common stock on a fully converted basis and has the right to elect a majority of the Board of Directors as long as the Preferred stock A remains outstanding.

      WARRANTS

      The Company issued an additional 7,080,904 warrants, which have an exercise price of $2.00 and expire December 2009, in a private placement sale in the second quarter 2008. In addition, the Company issued 6,000 warrants with a warrant price of $2.83 for services performed in first quarter; these warrants will expire in 5 years.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2008



NOTE 12 - STOCKHOLDERS' EQUITY( CONTINUED)


      A summary of the status of the Company's outstanding stock warrants as of June 30, 2008 is as follows:

                                                           Weighted Average
                                                  Shares    Exercise Price
                                                ----------     --------
          Outstanding at December 31, 2007      11,036,907     $   3.51

          Granted                                9,082,072     $   2.00

          Exercised                                     --           --

          Forfeited  / expired                                 $     --

          Outstanding at June 30, 2008          20,118,979     $   2.83

                                                ----------     --------
          Exercisable at June 30, 2008          20,118,979     $   2.83
                                                ----------     --------


      In March 2005 the Company issued 200,000 of common stock purchase options (under Carbon Recovery Corporation) to the CFO. They have an exercise price of $1.00 per share and will be 100% vested as of 12/31/2008. As of 06/30/2008 none had been exercised.

NOTE 13 - COMMITMENTS AND CONTINGENCIES

      On May 21, 2008 the Board of Directors approved a consulting agreement with its President and CEO, Frank G. Pringle. Under the consulting agreement Mr. Pringle will provide consulting services on a management and executive level to the Company as an independent contractor, not an employee, on an as-needed basis with respect to the business of the Company. This consulting agreement replaces prior employment agreement and is effective as of January 1, 2008. Under this consulting agreement Mr. Pringle is entitled to an annual fee of $378,000 for years 2008 and 2009, and $448,000 in years 2010 and 2011. The term of the agreement is tied to the duration of the patent property rights which the Company owns. For complete details of the contract see the Company's Form 8-K filed with the SEC on May 21, 2008. In 2005 in addition to his base salary the Company granted Mr. Pringle 540,000 shares of restricted common stock valued at $545,000. This common stock vests to Mr. Pringle over a five-year period and is expensed in the financial statements at a rate of $27,250 a quarter

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2008


NOTE 13 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

      until December 31, 2009. In June 2007 the Company entered into a purchase agreement with Ingersoll Production Systems of Rockford, Illinois to build one 1-ton microwave reactor system. The total purchase commitment is approximately $600,000, and the microwave reactor system is expected to be completed in fourth quarter 2008. The Company has currently paid approximately $400,000 as of June 30, 2008, and this amount is reflected in the balance sheet as part of the Inventory - WIP and in the income statement as R & D expense. In addition to Ingersoll Production Systems there are various other suppliers with which the Company has purchase commitments. These purchase commitment are approximately $300,000 and the Company has paid approximately $200,000 as of June 30, 2008. These amounts are also reflected in the financial statements as Inventory - WIP.

      In October, 2007 the Company revived an Agreement which had previously expired for the sale of shares of its Common Stock to Mercatus & Partners, Limited ("Mercatus"), a private limited company organized and existing under the laws of the United Kingdom, having an address of Via S. Roberto Bellarmino #4, 00142 Roma, Italy. The proposed transaction was for the placement of shares of its Common Stock to a value of $2,000,000. The original agreement had expired on March 31, 2007. Following protracted discussions, on October 16, 2007 the Company agreed to revive the Agreement, with certain modifications, and the parties executed an Addendum to the original Agreement. Under the revived Agreement and Addendum, Mercatus was to have purchased shares to the total of $2,000,000 on or before November 30, 2007. The Company had deposited 2,665,666 shares of its Common Stock in escrow, with any unpurchased balance of such shares as of November 30th to be returned for cancellation. Mercatus failed to make any of the installment payments as promised and did not complete any of the purchase by November 30, 2007. The Company no longer has any confidence in Mercatus, has advised Mercatus that the Agreement has expired and will not be extended or further revived, and has demanded a return of the 2,665,666 shares which were escrowed. These shares have not been included in the outstanding shares and weighted average number of common stock share calculation. (See Subsequent events note 15 return of stock certificates.)

      On March 25, 2008 the parties amended the Letter of Intent which had been entered into on December 17, 2007 between the Company and Warwick Communications, Inc. ("Warwick"), previously reported. The Letter of Intent remains non-binding and subject to final mutually agreeable documents including the License Agreement. The major change is that Warwick is to order a 5 ton per hour machine by May 30, 2008, subject still to the waivable condition precedent of a successful demonstration of the pilot plant, anticipated to be held on April 23, 2008. The total net purchase price will be $3,572,100. Payment is divided into 4 payments: (1) an initial deposit of $1,178,793 divided into a $10,000 refundable deposit to accompany the order and the balance of $1,168,793 due within 30 business days; (2) a second payment of $1,178,793 due within 3 months of the first payment; (3) $857,304 due upon delivery and successful testing; and (4) a final payment of $357,210 due upon successful installation. Subject to Warwick's meeting of the first year's order requirement, Warwick will earn the right of first refusal for the territories of Mexico, Cuba, Venezuela, Brazil, Morocco, Panama and Trinidad & Tobago. Payment for the license continues to be by issuance of 2,000,000 shares of Warwick's Common Stock, together

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2008


NOTE 13 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

      with 2 warrants; one to purchase 1,000,000 additional shares of Warwick's Common Stock at a price of US$.50 per share and the other to purchase 750,000 shares of Warwick's Common Stock at a price of US$1.00 per share; however, now the issuance by Warwick of its 2,000,000 shares of Common Stock in payment for the license will be subject to a one year hold and a mutual sign off by the Company, Warwick and Warwick's lessee to the effect that the machine has operated successfully for at least 90 days and that the lessee will continue its lease of such machine. Under the license, when and if issued, Warwick will be obligated to purchase one operational plant per year for the first five years with orders aggregating US$25,000,000 at the end of the 5 years. (See Subsequent events note 15 termination of Warwick agreement.)

      On December 21, 2007 the Company entered into a certain Securities Purchase agreement with Professional Offshore Opportunity Fund, Ltd. ("PROOF") pursuant to which PROOF agreed to purchase 1,250,000 shares of the Company's common stock together with warrants for additional 625,000 shares at an exercise price of $1.50 per share. The Company received $1,000,000 from PROOF with the balance of $250,000 being held in escrow, together with the 250,000 common stock shares being purchased pending certain future events. In addition, the Company has issued to the Escrow an additional 650,000 shares to be delivered to PROOF or returned to the Company, depending upon those certain future events (the "Trigger Event"). The Trigger Event occurred because the Company did not get an effective registration statement for the Shares, Warrants and Warrant Shares by June 30, 2008. In June PROOF exercised its option to purchase from the escrow the 250,000 shares for $250,000. The Company also had to issue 650,000 shares from the escrow account to PROOF which was expensed in June 2008.

      Effective February 11, 2008, the Company entered into employment agreement with Mr. Jeffrey T. Kimberly as the Company's Chief Operating Officer. Mr. Kimberly received a $100,000 signing bonus, his base salary will be $200,000 per year which will increase to $225,000 on August 11, 2008, his sixth month anniversary with the company. In addition to his base salary, Mr. Kimberly is eligible to receive a yearly performance bonus to be paid in the Company's common stock issued under the GRC 2008 Employee Compensation Plan, as well as a relocation compensation package and Company medical benefits.

      In May 2008, the Company entered into employment agreement with Mr. Wayne
      J. Koehl as Executive Vice President. Mr. Koehl base salary will be $160,000 per annum, increasing to $200,000 as of November 5, 2008, the contract is for five years. He will receive a signing bonus of 100,000 shares of the Company's common stock along with automobile allowance and fringe benefits.

NOTE 14 - DEPOSITS

      The June 30, 2008 balance of deposits, totaling $76,576, consists of a $45,000 investment in land which occurred in 2006, $29,860 deposit made in August of 2007 on a future lease for additional equipment and the balance of $1,716 lease deposit for offices. The lease deposit for equipment is expected to be returned to the Company in 2008.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2008



NOTE 15 - INVESTMENTS -SHORT-TERM AND LONG-TERM


      Cash in excess of operating requirements is invested in notes, bonds and equity securities.

      The following table summarizes the Company's marketable securities investments as of June 30, 2008:

                                                         Cost      Fair Market    Unrealized gain /
                                                                      Value           (Loss)
                                                       ---------     ---------      -----------
          SHORT-TERM INVESTMENTS
              Certificates of Deposits                   288,000       287,449            (551)
                                                       =========     =========      ===========

          LONG-TERM INVESTMENTS
              Fixed-rate capital securities              125,000       124,450            (550)
              Corporate Bonds                          1,554,211     1,504,831         (49,281)
              Preferred Stocks                         1,931,411     1,839,580         (91,830)
                                                       ---------     ---------     -----------

                    TOTAL LONG-TERM INV.               3,610,622     3,468,860        (141,761)
                                                       =========     =========     ===========


      The unrealized gains or losses of these investments total $142,312, they are recorded directly to stockholders' equity and any realized gains or losses are recognized in income.


NOTE 16 - SUBSEQUENT EVENTS

      Subsequent to the balance sheet date of June 30, 2008 the following transactions occurred:

      The Company issued 465,210 shares of common stock for $465,210 in cash in the month of July, $465,210 of this cash was included as cash and stock to be issued in the June 30th balance sheet. Also one warrant was issued for each common stock share, the warrants have a $2.00 exercise price and expire 18 months from date of issuance.

      On July 14, 2008 the Company cancelled the previously reported Amended Letter of Intent which it had entered into with Warwick Communications, Inc. on December 17, 2007 and which had been amended on March 25, 2008. No definitive agreement had been entered into and no license, as contemplated in the Letter of Intent, was issued. Warwick's deposit of $10,000 is being returned. (See Note 13 above)

      As of July 14, 2008 the Company has been delivered back the two certificates previously held in escrow for Mercatus & Partners. (See Forms 8-K filed October 16, 2007 and December 18, 2007). The certificates received represented 888,889 shares and 1,776,777 shares of the Company's Common Stock, respectively. These shares have been cancelled. (See Note 13 above)

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2008


NOTE 17 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

      The Company has restated its previously issued financial statements for the period July 19, 2002 (inception) through December 31, 2002 on its report dated May 29, 2003. The Company has also restated its financial statements for the year ended December 31, 2003. The Company has restated its financial statements to reverse the effect of a transaction during the period ended December 31, 2002. The transaction reflected the issuance of preferred stock shares in exchange for an intangible asset and the subsequent impairment of the asset acquired. The financial statements have been restated as the transaction was subsequently rescinded, as the preferred stock shares were not formally issued. For the year ended December 31, 2003 the Company had initially reflected the issuance of 1,455,000 shares of common stock to two of its founders as being issued for services provided. The Company has restated its financial statements to reflect the common stock as re-issuance of founders shares. These transactions resulted in a decrease in net loss applicable to common shares of $727,500 and $1,500,000 for the year ended December 31, 2003 and period July 19, 2002 (inception) through December 31, 2002 to a net loss of $203,659 and $508,508 as restated, and a decrease in the deficits accumulated during the development stage to $712,617 and $508,508, respectively.

NOTE 18-SUPPLEMENTAL DISCLOSURE NON-CASH ACTIVITY FROM CASH FLOW STATEMENT


                                                                          06/30/2008      06/30/2007    July 19, 2002
                                                                                                         (Inception)
                                                                                                         to 06/30/2008

Common stock issued for services                                         $13,194,734     $    26,000     $20,125,444

Common stock issued for services prior year included in prepaids         $ 1,290,750     $         0     $ 2,064,208

    Sub-total of Common stock issued for services including prepaids     $14,485,484     $    26,000     $22,189,652

Common stock issued for land                                                       0     $    45,000     $   125,800

Common stock issued as chartable contribution                            $    50,000

Common stock issued to covert accounts payable to equity                 $     1,807

Preferred stock issued for services                                      $   400,000     $   400,000

Common stock Warrants issued for services                                $    29,375     $    29,375

                PART II---INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13. Other Expenses of Issuance and Distribution.

          SEC Registration Fee                        $   210
          Legal and Accounting Fees and Expenses*     $40,000
          Transfer Agent and Registrar Fees*          $ 5,000
          Printing Expenses*                          $ 5,000
          Miscellaneous*                              $ 5,000
          Total                                       $55,210
          *Estimated


ITEM 14. Indemnification of Directors and Officers

         Global Resource Corporation's Articles of Incorporation, as amended, contain provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the Private Corporations Law of Nevada. These provisions may have the practical effect in certain cases of eliminating the ability of shareholders to collect monetary damages from directors. Global Resource Corporation believes that these provisions will assist Global Resource in attracting or retaining qualified individuals to serve as Directors.


ITEM 15. Recent Sales of Unregistered Securities


         Set forth below in chronological order is information regarding the numbers of shares of capital stock sold by the Company, the number of options and warrants issued by the Company, and the principal amount of debt instruments issued by the Company since September 15, 2005, the consideration received by the Company for such shares, options and debt instruments and information relating to the section of the Securities Act or rule of the Securities and Exchange Commission under which exemption from registration was claimed. None of these securities was registered under the Securities Act. Except as otherwise indicated, no sales of securities involved the use of an underwriters and no commissions were paid in connection with the sale of any securities.


         Each of such transactions was exempt from registration under the Securities Act by virtue of the provisions of Section 4(2) and/or Section 3(b) of the Securities Act. Each purchaser of the securities described below has represented that he/she/it understands that the securities acquired may not be sold or otherwise transferred absent registration under the Securities Act or the availability of an exemption from the registration requirements of the Securities Act, and each certificate evidencing the securities owned by each purchaser bears or will bear upon issuance a legend to that effect.

         The information below gives affect to all stock splits, reverse stock splits and stock dividends to date.


         On September 22, 2006 the Company acquired substantially all of the assets and certain liabilities of Carbon Recovery Corporation (the "CRC Acquisition") pursuant to a plan and agreement of reorganization dated July 27, 2006 (the "CRC Agreement") with Carbon Recovery Corporation ("CRC"). Under the CRC Agreement, on September 22, 2006 the Company issued to the Carbon Recovery Liquidating Trust for the benefit of the stockholders of CRC the following: (i) 48,688,996 shares of the Company's Common Stock (the "CRC Common Stock") for the assets of CRC, and (ii) 3,908,340 Class B Warrants, 1,397,000 Class D Warrants and 1,397,000 Class E Warrants (together the "CRC Warrants" and individually by their respective class names) to assume the liabilities of CRC to its warrant holders under similar classes of warrants of CRC.

         On September 22, 2006 the Company issued 25,000 shares of its Common Stock to Ms. Mary Radomsky as compensation for her services as former director and CEO of the Company from May to September 22, 2006.

         On September 26, 2006 the Company issued 2,560,974 shares of its Common Stock out of a total of 2,681,837 such shares to two holders of the Company's 8% convertible debenture in connection with the conversion of $102,345 principal amount of, and $18,337.68 in accrued interest, of the debentures. The remaining 120,863 shares issuable upon the conversion were subsequently issued as a result of certain ownership percentage limitations set forth in the convertible debenture.

         On September 22, 2006, Mobilestream Oil, Inc. loaned $650,000 to M J Advanced Communications Corporation ("MJACC") with the understanding that MJACC would advance money to CRCIC, LLC a limited liability company for the purpose of acquiring a shell corporation (Global Resources Corporation) for Carbon Recovery Corporation to perfect a reverse merger. Subsequent to the acquisition date, a dispute arose with respect to the agreement. A resolution was agreed upon where 400,000 shares of Global Resources Corporation stock owned by MJACC and CRCIC have been transferred to an attorney as escrow for satisfaction of the note payable to the Company and MJACC and CRCIC relinquished all rights. The stock held in escrow will be sold by the escrow agent to satisfy the loan amount. The note has been fully reserved due to market price volatility of the Company's Common Stock price.

         On December 29, 2006 the Company issued 14,123 shares of Common Stock to a consultant in partial payment for services.

         Between November 2005 and December 31, 2006 the Company issued 2,786,286 shares of its Common Stock for $2,810,877 cash.

         On December 31, 2006 the Company closed an acquisition for substantially all of the assets and certain liabilities of Mobilestream Oil, Inc. (the "Mobilestream Acquisition") pursuant to a plan and agreement of reorganization dated November 28, 2006 (the "Mobilestream Agreement") with

Mobilestream Oil, Inc. ("Mobilestream"). Under the Mobilestream Agreement, on January 3, 2007 the Company issued to the Mobilestream Oil Liquidating Trust for the benefit of the stockholders of Mobilestream the following: (i) 11,145,255 shares of the Company's Common Stock (the "Mobilestream Acquisition Common Stock") for all of the shares of Mobilestream common stock at the exchange rate of one share of the Company's Common Stock for each 7.143 shares of Mobilestream common stock; and (ii) 27,205,867 Common Stock purchase warrants having an exercise price of $4.75 per share and an expiration date of December 31, 2007 (the "Mobilestream Warrants") on the basis of one Mobilestream Warrant for each three shares of Mobilestream common stock or Mobilestream 2006 Series Convertible Preferred Stock. Although intended for the Mobilestream Liquidating Trust and for eventual distribution to Frank G. Pringle, the Company issued directly to Frank G. Pringle 35,236,188 shares of the Company's 2006 Series Convertible Preferred Stock (the "2006 Mobilestream Acquisition Preferred Stock") in exchange for 503,374,112 shares of Mobilestream 2006 Series Convertible Preferred Stock at the exchange rate of one share of the Company's 2006 Mobilestream Acquisition Preferred Stock for each 7.143 shares of Mobilestream 2006 Series Convertible Preferred Stock. In addition, the Company acquired 37,500,000 shares of its own Common Stock from Mobilestream as one of the assets in the Mobilestream Acquisition.

         On March 8, 2007 the Company issued 186,822 shares of its Common Stock to 25 non-US persons under a Regulation S offering for $201,342 actually received in 2006.

         On March 19, 2007 the Company issued 25,000 shares of its Common Stock to the Director of Microwave Processing and Engineering Center at Pennsylvania State University for consulting services valued at $15,000.

         On March 20, 2007 the Company issued 11,000 shares of its Common Stock to the Director of Microwave Processing and Engineering Center at Pennsylvania State University for consulting services valued at $11,000.

         In March 2007 the Company issued 17,500 shares of its Common Stock in exchange for $5250 in cash.

         On May 30, 2007 the Company issued 3,147 shares of its Common Stock to Coast to Coast Funding Consultants for consulting services valued at $3304.50.

         On July 9, 2007 the Company issued 4700 shares of its Common Stock to Kenneth Dicks for consulting services valued at $4700.

         During the three months ended June 30, 2007 the Company issued 499,564 shares of its Common Stock for $157,711 in cash in a Regulation S offering.

         On July 18, 2007 the Company issued 37,500 shares of its Common Stock to a consultant for engineering services valued at $30,000.

         On August 28, 2007 the Company issued 400,000 Common Stock Purchase Warrants to each of Black Diamond Fund, LLP and Nutmeg Mercury Fund, LLP in connection with the rescission of, and settlement of, a set of claims and counterclaims arising out of a private placement transaction.

         On August 30, 2007 the Company issued 30,041 shares of its Common Stock to Four Seasons Financial Group in exchange for consulting services valued at $20,728.

         On August 30, 2007 the Company issued 3,745 shares of its Common Stock to Coast to Coast Funding Consulting in exchange for consulting services valued at $8,500.

         On August 31, 2007, the Company issued 1,000 shares of its Common Stock to Jerry Sainsbury for services valued at $1000.

         On August 31, 2007, the Company issued 10,000 shares of its Common Stock to Todd Heinzl for consulting services valued at $34,100.

         On August 31, 2007, the Company issued 350,000 shares of its Common Stock to Daniel Katz for services valued at $1,193,500.

         On September 14, 2007, the Company issued 150,000 shares of its Common Stock to Joseph Bianco for services valued at $343,500.

         On October 2, 2007, the Company issued 350,000 shares of its Common Stock to C. Jones Consulting, Inc. for marketing and investor relations services valued at $864,500.

         On October 2, 2007, the Company issued 75,000 shares of its Common Stock to Leading Edge for consulting services valued at $180,000.

         On October 22, 2007, the Company issued 50,000 shares of its Common Stock to Patrick Hogan for services valued at $93,000.

         On October 25, 2007, the Company sold 2,500 shares of its Common Stock to Robert T. Leach for $5000.

         On October 29, 2007, the Company issued 150,000 shares of its Common Stock to Tommy Viewig and Brian Conway for consulting services valued at $337,500.

         On November 9, 2007, the Company issued 130,000 shares of its Common Stock to Tommy Viewig and Brian Conway for consulting services valued at $419,900.

         On November 19, 2007, the Company issued 50,000 shares of its Common Stock to Aero Financial, Inc. for services valued at $175,000.

         On November 26, 2007, the Company issued 30,000 shares of its Common Stock to Robert Sullivan for services valued at $90,300.

         On December 3, 2007 the Company issued 45,094 shares of its Common Stock to Todd Heinzl for services relating to a listing on the Frankfurt Stock Exchange valued at $90,000.

         On December 4, 2007 the Company issued 50,000 shares of its Common Stock to Worldwide Strategic Partners, Inc. for consulting services valued at $157,000.

         On December 11, 2007, the Company issued 200,000 shares of its Common Stock to Tommy Viewig and Brian Conway for consulting services valued at $500,000.

         On December 17, 2007 the Company issued a total of 400,000 shares of its Common Stock upon conversion of the MJACC Series Convertible Preferred Stock valued at $432,000.

         On December 17, 2007 the Company issued a total of 100,000 shares of its Common Stock to Starr Consulting/Thomas Pierson, in settlement of a pending litigation by them against the Company, valued at $250,000.

         On December 18, 2007 the Company issued a total of 50,000 shares of its Common Stock to Worldwide Strategic Partners, Inc. for consulting services valued at $151,000.

         On December 21, 2007 the Company (i) sold 1,000,000 shares of its Common Stock to Professional Opportunity Offshore Fund, Ltd. for $1,000,000,
(ii) issued an additional 650,000 shares of its Common Stock to be held in escrow in connection with the transaction, 250,000 of which are subject to purchase for $250,000 and the remaining 400,000 are subject to release from escrow for no consideration if the Company does not meet certain registration statement requirements or the price of its stock falls below $1.00 per share prior to June 30, 2008, and (iii) issued a warrant to purchase 625,000 shares of its Common Stock at an exercise price of $1.50 per share.

         On December 21, 2007 the Company issued 40,000 shares of its Common Stock to Robert Sullivan for consulting services valued at $120,000.

         On December 27, 2007 the Company issued a total of 50,000 shares of its Common Stock upon a partial cashless exercise of certain Common Stock purchase warrants issued in settlement of two claims arising from a dispute involving Nutmeg Mercury Fund, LLP and Black Diamond Fund, LLP, in the respective amounts of 31,250 and 18,750 shares, valued respectively at $96,875 and $58,125.

         On February 1, 2008 the Company issued a total of 100,000 shares of its Common Stock to Robert Sullivan for investor relation services valued at $295,000.

         On February 6, 2008, the Company issued a total of 150,000 shares of its Common Stock to Tomas Viewig and Brian Conway for investor relation services valued at $394,500.

         On February 13, 2008 the Company issued 12,500 shares of its Common Stock to Todd Heinzl for consulting services valued at $29,875.

         On February 15, 2008 the Company issued 20,000 shares of its Common Stock to Robert Sullivan and Associates and Steve Urbanski for consulting services valued at $48,400.

         On February 19, 2008 the Company issued 5,000 shares of its Common Stock to Kelly Meddick for $10,000.

         On February 19, 2008 the Company issued 12,000 shares of its Common Stock to Fred Mayers for $24,000.

         On February 28, 2008 the Company issued 25,000 shares of its Common Stock to Brian Conway for consulting services valued at $53,750.

         On February 29, 2008 the Company issued 175,000 shares of its Common Stock to Brian Conway for consulting services valued at $383,250.

         On March 5, 2008 the Company issued 31,057 shares of its Common Stock to David Barnes for $50,000.

         On March 14, 2008 the Company issued 5,000 shares of its Common Stock to Carl Everleigh for scientific consulting services valued at $10,500.

         On March 18, 2008 the Company issued 30,000 shares of its Common Stock to Carl Everleigh for scientific consulting services valued at $48,000.

         On March 18, 2008 the Company issued a total of 850,669 shares of its Common Stock (as a part of 850,669 Units) to a group of non-U.S. citizens for a total investment of $850,669.

         On March 18, 2008, as a part of the 850,669 Units sold to the group of non-U.S. citizens, the Company issued a total of 850,669 Common Stock Purchase Warrants, exercisable at $2.00 per share.

         On March 19, 2008 the Company issued 20,000 shares of its Common Stock to Robert Sullivan and Associates and Steve Urbans for consulting services valued at $32,000.

         On March 26, 2008 the Company issued a total of 1,138,500 shares of its Common Stock (as a part of 1,138,500 Units) to a group of non-U.S. citizens for a total investment of $1,138,500.

         On March 26, 2008 as a part of the 1,138,500 Units sold to the group of non-U.S. citizens, the Company issued a total of 1,138,500 Common Stock Purchase Warrants, exercisable at $2.00 per share.

         On March 31, 2008 the Company issued 350,000 shares of its Common Stock to Robert Sullivan & Associates for consulting services valued at $665,000.

         On April 1, 2008 the Company issued a total of 3,387,980 shares of its Common Stock (as a part of 3,387,980 Units) to a group of non-U.S. citizens for a total investment of $3,387,980.

         On April 1, 2008 the Company issued 70,000 shares of its Common Stock to Joseph Bianco for consulting services valued at $136,500.

         On April 1, 2008, as a part of the 3,387,980 Units sold to the group of non-U.S. citizens, the Company issued a total of 3,387,980 Common Stock Purchase Warrants, exercisable at $2.00 per share.

         On April 2, 2008 the Company issued a total of 108,478 shares of its Common Stock upon a partial cashless exercise of certain Common Stock purchase warrants issued in settlement of two claims arising from a dispute involving Nutmeg Mercury Fund, LLP and Black Diamond Fund, LLP, in the respective amounts of 89,728 and 18,750 shares, valued respectively at $165,099 and $34,500.

         On April 4, 2008, the Company issued 10,000 shares of its Common Stock to each of Robert Sullivan and Associates and Steve Urbanski for their respective consulting services valued at $38,000.

         On April 4, 2008, the Company issued 1,066,666 shares of its Common Stock to TJV Management Corp., for consulting services valued at $2,026,666.

         On April 11, 2008, the Company issued total of 1,929,775 shares of its Common Stock (as a part of 1,929,775 Units) to a group of non-U.S. citizens for a total investment of $1,929,775.

         On April 11, 2008, as a part of the 1,929,775 Units sold to the group of non-U.S. citizens, the Company issued a total of 1,929,775 Common Stock Purchase Warrants, exercisable at $2.00 per share.

         On April 14, 2008 the Company issued 150,000 shares of its Common Stock to Jane Auderied for consulting services valued at $457,500

         On April 25, 2008 the Company issued a total of 1,487,139 shares of its Common Stock (as a part of 1,487,139 Units) to a group of non-U.S. citizens for a total investment of $1,772,853.94.

         On April 25, 2008, as a part of the 1,487,139 Units sold to the group of non-U.S. citizens, the Company issued a total of 1,487,139 Common Stock Purchase Warrants, exercisable at $2.00 per share.

         On April 29, 2008 the Company issued a total of 833,333 shares of its Common Stock (350,000 and 533,333 shares, respectively) to Robert Sullivan and Associates and Steve Urbanski for consulting services valued at $892,500 and $1,359,999, respectively.

         On May 7, 2008 the Company issued 1,000,000 shares of its Common Stock to TJV Management Corp. for consulting services valued at $2,550,000.

         On May 12, 2008 the Company issued 20,000 shares of its Common Stock to Martin Canouse for consulting services valued at $53,000.

         On May 13, 2008 the Company issued 50,000 shares of its Common Stock to Robert Sullivan and Associates, Worldwide Strategic Partners, American International Finance, Ltd. and Steve Urbanski in the respective amounts of 7,500, 22,500, 12,500 and 7,500 for consulting services with a respective value of $20,925, $62,775, $34,875 and $20,925.

         On May 15, 2008 the Company issued 39,100 shares of its Common Stock to Adam Swainson for $42,930.

         On May 30, 2008 the Company issued 66,011 shares of its Common Stock to Nutmeg Mercury Fund, LLP upon a partial cashless exercise of certain Common Stock purchase warrants issued in settlement of its claims, valued at $145,224.

         On June 3, 2008 the Company issued 150,000 shares of its Common Stock to Robert Sullivan and Associates for consulting services valued at $315,000.

         On June 11, 2008 the Company issued 88,750 shares of its Common Stock to Todd Heinzl for consulting services valued at $199,687.50

         On June 12, 2008 the Company issued a total of 236,909 shares of its Common Stock (as a part of 236,909 Units) to a group of non-U.S. citizens for a total investment of $236,909.

         On June 12, 2008, as a part of the 236,909 Units sold to the group of non-U.S. citizens, the Company issued a total of 236,909 Common Stock Purchase Warrants, exercisable at $2.00 per share.

         On June 13, 2008 the Company issued a total of 125,000 shares of its Common Stock for consulting services in the following amounts to Robert Sullivan and Associates (5,000 shares), Brian Ettinger (57,500 shares), Steve Urbanski (5,000), Ron Russo (28,750, shares) and Harrymax Consultants, LLC (28,750 shares) for consulting services valued respectively at $11,250, $129,375, $11,250, $64,687.50 and $64,687.50.

         On June 23, 2008 the Company sold 250,000 shares of its Common Stock to Professional Offshore Opportunity Fund, Ltd. for $250,000.

         On June 30, 2008 the Company issued 650,000 shares of its Common Stock to Professional Offshore Opportunity Fund, Ltd. for no consideration pursuant to the terms and conditions of an escrow agreement between the Company and the Fund, valued at $1,358,500.

         On June 25, 2008 the Company issued 895,532 shares of its Common Stock to Frank G. Pringle upon his conversion of 1,791,064 shares of the Company's 2006 Series of Convertible Preferred Stock for no consideration pursuant to the terms of the 2006 Series of Convertible Preferred Stock.

         On July 1, 2008 the Company sold 391,730 shares of its Common Stock to a private investor for $391,730.

         On July 3, 2008 the Company issued 325,957 shares of its Common Stock to Professional Offshore Opportunity Fund, Ltd. as a cashless exercise of common stock purchase warrants owned by the Fund.

         On July 14, 2008 the Company issued 100,000 shares of its Common Stock to Alliance Advisors for investor relations services valued at $166,000.

         On July 14, 2008 the Company issued 100,000 shares of its Common Stock to Robert Sullivan and Associates for consulting services valued at $166,000.

         On July 21, 2008 the Company sold 73,480 shares of its Common Stock to a private investor for $73,480.

         On July 25, 2008 the Company issued 75,000 shares of its Common Stock to Private Capital Group for financial consulting services valued at $105,000.

         On August 8, 2008 the Company issued 75,000 shares of its Common Stock to Private Capital Group for financial consulting services valued at $77,250.

         On August 13, 2008 the Company issued 16,720,062 shares of its Common Stock to Frank G. Pringle upon his conversion of 33,440,124 shares of the Company's 2006 Series of Convertible Preferred Stock for $1,791.06, representing the par value of the shares surrendered.

         On August 21, 2008 the Company sold 10,000 shares of its Common Stock to Austin Whittaker for $10,000.

         On August 25, 2008 the Company sold 10,000 shares of its Common Stock to Fiona Lavery for $10,000.

         On September 4, 2008, the Company issued 13,867 shares of its Common Stock to individual investors for $14,397.80.

        On September 9, 2008 the Company issued 1,500,000 shares of its Common Stock to Paul Sweeney for consulting services under an investor relations agreement, valued at $1,440,000.

         On September 18, 2008 the Company issued 76,000 warrants to purchase shares of its Common Stock to New Millennium PR Communications for public relations services.

         On September 29, 2008, the Company issued 1,723,844 shares of its Common Stock to 15 individual investors for an aggregate cash consideration of $1,723,844.


ITEM 16. Exhibits and Financial Statement Schedules.

Exhibits required by Item 601 of Regulation S-K. The following exhibits are filed as a part of, or incorporated by reference into, this Registration
Statement:

Number   Description
------   -----------

3.1      Certificate of Incorporation of E-mail Mortgage.com, Inc., filed as
         Exhibit 3 to the Company Registration Statement on Form SB-2 SEC File Number 333-51058 filed on December 21, 2002 (the "2002 Registration Statement") and incorporated herein by reference

3.1.1 Certificate of Amendment of Articles of Incorporation, filed as Exhibit 3(i) to the Company's Registration Statement on Form 8-A, filed on September 17 2002 (the "2004 Registration Statement"), and incorporated herein by reference.

3.1.2 Certificate of Amendment to the Articles of Incorporation filed as Graphic to the Company's 2004 Registration Statement filed on September 17, 2004, and incorporated herein by reference.

3.1.3 Certificate of Designation of Series A Convertible Preferred Stock, filed as Exhibit 3.1 to the Company's Current Report on Form 8-K, dated September 17, 2004, filed on February 23, 2005, and incorporated herein by reference.


3.1.4 Amendment to Articles of Incorporation of the Company, previously filed.

3.1.7 Certificate of Designation for 2006 Series of Convertible Preferred Stock of the Company, previously filed.

3.1.8 Amendment to Certificate of Designation for 2006 Series of Convertible Preferred Stock of the Company, previously filed.

3.1.9    Composite of Articles of Incorporation of the Company, filed herewith.



3.2 Company Bylaws, filed as Exhibit 3 to the Company 2002 Registration Statement filed on December 21, 2002 (the "2002 Registration Statement") and incorporated herein by reference.

3.2(ii) Company Amended By-laws filed as Graphic to the Company Registration Statement on Form 8-A filed on September 17, 2004 (the "2004 Registration Statement"), and incorporated by reference.

3.2(iii) Company Amended By-laws, filed herewith.

4.1 Specimen Common Stock Certificate filed as Exhibit 4.1 to the Company's 2002 Registration Statement filed on December 21, 2002, and incorporated herein by reference.

4.2 $25,000 8% Convertible Debenture issued September 15, 2004 from the Company to Javelin Holdings, Inc. filed as Exhibit 4 to the Company's Current Report on Form 8-K filed on November 15, 2004, and incorporated herein by reference.

4.3 Form of 8% Convertible Debenture filed as Exhibit 4.1 to the Company's Current Report on Form 8-K, dated September 17, 2004, filed on February 23, 2005, and incorporated herein by reference.

4.4 2004 Stock Option Plan filed as Exhibit 4 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, filed on July 17, 2005, and incorporated herein by reference.

4.5 2007 Employee Compensation and Stock Option Plan filed as Exhibit 10.7 to the Company's Registration Statement on Form S-8, SEC File Number 333-141442, filed on March 20, 2007, and incorporated herein by reference.


4.6 Form of Carbon Recovery Acquisition Class B Warrant dated September 26, 2006, previously filed.

4.6.1 Form of Carbon Recovery Acquisition Class D Warrant dated September 26, 2006, previously filed.

4.6.2 Form of Carbon Recovery Acquisition Class E Warrant dated September 26, 2006, previously filed.

4.6.3 Form of Mobilestream Acquisition Warrant dated December 31, 2006, previously filed.

4.6.4    Black Diamond Fund, L.P. Warrant, previously filed.

4.6.5    Nutmeg/Mercury Fund, L.P. Warrant, previously filed.

4.6.6    Form of Augustine Warrant for George Birch, previously filed.

4.6.6.1  Form of Augustine Warrant for Jonathan Simon, previously filed.

4.6.7 Warrant dated December 21, 2007 for 625,000 shares of the Company's common stock issued to Professional Offshore Opportunity Fund, Ltd. ("POOF"), previously filed.

4.6.8    Terence Taylor Warrant, previously filed.

4.6.9    Form of 2008 private placement Warrant, previously filed.

4.6.10   Form of New Millenium PR Warrant, filed herewith.

4.6.11   Form of directors warrant, filed herewith.


4.7 2008 Employees Compensation Plan filed as Exhibit 10.7 to the Company's Registration Statement on Form S-8, SEC File Number 333-148916, filed January 29, 2008, and incorporated herein by reference.

5.1      Opinion of Sol V. Slotnik, P.C., previously filed.

10.1 Agreement and Plan of Reorganization dated as of October 29, 2003, 2001, by and between Advanced Healthcare Technologies, Inc. and Nutratek, Ltd., filed as Exhibit 99 to the Company's Current Report on Form 8-K filed on January 12, 2004, and incorporated herein by reference.

10.2 Stock Purchase Agreement dated as of June 30, 2004 by and among Advanced Healthcare Technologies, Inc., Richard Mangierelli and Johnny Sanchez filed as Exhibit 2.1 to the Company's Report on Form 8-K filed on June 30, 2004, and incorporated herein by reference.

10.3 Release and Indemnity Agreement dated as of June 30, 2004 by and among Advanced Healthcare Technologies, Inc., Richard Mangierelli and Johnny Sanchez filed as Exhibit 10.1 to the Company's Report on Form 8-K filed on June 30, 2004, and incorporated herein by reference.

10.4 Articles of Merger by and between E-mail Mortgage.com, Inc. and Mariner Health Care, Inc. dated as of July 29, 2002 filed as Exhibit pig3 to the Company 2004 Registration Statement, and incorporated herein by reference.

10.5 Operating Agreement dated as of January 11, 2005 by and between Global Resource Corporation and Well Renewal, LLC filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated September 17, 2004, filed on February 23, 2005, and incorporated herein by reference.

10.6 Agreement and Plan of Reorganization dated as of July 26, 2006 by and between Global Resource Corporation and Carbon Recovery Corporation, previously filed.

10.6.1 Carbon Recovery Corporation Liquidating Trust Agreement made this 22nd day of September 2006 between Carbon Recovery Corporation and Olde Monmouth Stock Transfer Co., Inc. as Trustee, previously filed.


10.7 Form of Indemnity Agreement between the Company and each of its directors and executive officers filed as Exhibit 10.4 to the Company's Current Report on Form 8-K for the period September 22, 2006, filed on September 26, 2006, and incorporated herein by reference.

10.8 Pledge Agreement dated November 18, 2005 by and between the Company and Transnix Global Corporation filed as Exhibit 10.1 to the Company's Report on Form 10-QSB for the period ended December 31, 2005, filed October 31, 2006, and incorporated herein by reference.

10.9 Settlement Agreement dated December 15, 2005 by and between the Company and Transnix Global Corporation filed as Exhibit 10.1 to the Company's Report on Form 10-QSB for the period ended December 31, 2005, filed October 31, 2006, and incorporated herein by reference.


10.10 Combined Technology Agreement dated November 28, 2006 by and among the Company, Carbon Recovery Corporation, Frank G. Pringle, Lois Augustine Pringle, and Mobilestream Oil Corporation, previously filed.

10.11 Plan and Agreement of Reorganization dated as of November 28, 2006 by and between the Company and Mobilestream Oil Corporation, previously filed.

10.11.1 Mobilestream Liquidating Trust Agreement made this 29th day of December 2006 between Mobilestream Oil, Inc. and Olde Monmouth Stock Transfer Co., Inc. as Trustee, previously filed.

10.12 Securities Purchase Agreement, dated as of December 21, 2007, by and between the Company and Professional Offshore Opportunity Fund, Ltd. ("POOF"), previously filed.

10.13 Registration Rights Agreement dated as of December 21, 2007, by and between the Company and POOF, previously filed.

10.14 Escrow Agreement dated as of December 21, 2007 by and among the Company, POOF and Sullivan & Worcester, LLP dated as of December 21, 2007, previously filed.

10.15    Form of Registration Rights Agreement, previously filed.

10.16 Consulting agreement dated as of January 1, 2008 by and between 888 Corporation and the Company, previously filed.


10.17 Settlement agreement dated as of January 15, 2008 by and among Global Resource Corporation, Terence Taylor, Tomahawk Trading Corp., and Frank G. Pringle, previously filed.


10.18 Employment agreement dated as of November 7, 2007 by and between Jeffrey T. Kimberly and the Company, previously filed.

10.19 Consultant agreement dated as of November 26, 2007 by and between the Company and Worldwide Strategic Partners, Inc., filed herewith.

10.20 Consultant agreement dated as of May 26, 2008 by and between the Company and Worldwide Strategic Partners, Inc., filed herewith.

10.21 Investor relations agreement dated as of September 8, 2008 by and between the Company and Paul J. Sweeney, filed herewith.

10.22 Stock redemption agreement dated as of August 13, 2008 by and between the Company and Frank G. Pringle, filed herewith.

10.23 Term sheet employment agreement dated September 23, 2008 by and between the Company and Wayne Koehl, filed herewith.

10.24 Term sheet employment agreement dated September 23, 2008 by and between the Company and Jeffrey T. Kimberly, filed herewith.

10.25 Term sheet employment agreement dated September 23, 2008 by and between the Company and Jeffrey A. Andrews, filed herewith.

10.26 Summary of terms of proposed employment agreement (undated) by and between the Company and Eric Swain, filed herewith.

23.1     Consent of Bagell, Josephs, Levine and Company, L.L.C., filed herewith.

23.3 Consent of Sol V. Slotnik, P.C. (included in Exhibit 5.1), previously filed.


ITEM 17. UNDERTAKINGS

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (a) The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

        A. Paragraphs (a)1(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

         B. Paragraphs (a)1(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a foirm of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         5. That, for purposes of determining liability under the Securities Act to any purchaser:

         (i) A. If the registrant is relying on Rule 430B:Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

         (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) As part of a registration statement relating to an offering, other than registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a timeof contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

         6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (iii) The portion of any free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         To determine any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Berlin, State of New Jersey, on October 13, 2008.

(Registrant)                               GLOBAL RESOURCE CORPORATION


By (Signature and Title)                   /a/ Eric Swain
                                           ------------------------------------
                                           Eric Swain, Chief Executive Officer


         In accordance with the requirements of the Securities Act of 1933, this Amendment No. 1 to Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates stated:


      Signature                                   Title                                                    Date


  /s/ Eric Swain
  ------------------------                 Chief Executive Officer                                 October 13, 2008
      Eric Swain                          (Principal Executive Officer)


 /s/ Jeffrey J. Andrews
 ------------------------                 Chief Financial Officer                                  October 13, 2008
     Jeffrey J. Andrews                   (Principal Financial and
                                          Accounting Officer)


-------------------------                 Chairman of the Board of Directors                       October   , 2008
Frank G. Pringle


/s/ Fred A. Clark                         Director                                                 October 22, 2008
------------------------
Frederick A. Clark


/s/ Kim Thorne O'Brien                    Director                                                 October 13, 2008
------------------------
Kim Thorne O'Brien


/s/ Lincoln Jones III                     Director                                                 October 13, 2008
------------------------
Lincoln Jones III


/s/ Jonathan L. Simon                     Director                                                 October 13, 2008
------------------------
Jonathan L. Simon


/s/ Paul J. Sweeney                       Director                                                 October 13, 2008
------------------------
Paul J. Sweeney


/s/ Peter A. Worthington                  Director                                                 October 13, 2008
------------------------
Peter A. Worthington